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                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                          1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                              Commission Only (as permitted by
[X] Definitive Proxy Statement                Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRI AUTOMATION, INC.
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               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

  (5) Total fee paid:

    -------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials:

 Fee of $33,384.75 paid with preliminary Proxy Statement filed on November 24,
                                   1997
  -----------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

  (1) Amount previously paid:
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  (2) Form, Schedule or Registration Statement no:
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  (3) Filing Party:
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  (4) Date Filed:
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


LOGO
                             PRI AUTOMATION, INC.
                            805 MIDDLESEX TURNPIKE
                      BILLERICA, MASSACHUSETTS 01821-3986
                                (978) 670-4270

                                                              December 17, 1997

Dear PRI Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of PRI Automation, Inc., a Massachusetts corporation ("PRI"), to be held at 10:00 a.m., local time, on Friday, January 16, 1998, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts.

  At the Special Meeting, you will be asked to approve the issuance of shares of PRI common stock, par value $.01 (the "PRI Common Stock"), in connection with PRI's acquisition of Equipe Technologies, Inc., a California corporation ("Equipe"), and two related corporations (collectively, the "Acquisition"). In the Acquisition, PRI expects to (i) issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock, (ii) issue 276,000 shares of PRI Common Stock to holders of outstanding stock of the related corporations,
(iii) assume outstanding options to purchase Equipe Common Stock, which will be converted into options to purchase an aggregate of 129,646 shares of PRI Common Stock, and (iv) grant certain officers and employees of Equipe and the related corporations new options to purchase an aggregate of 720,000 shares of PRI Common Stock. The acquisition of Equipe will take place in accordance with terms of the Agreement and Plan of Reorganization dated as of October 25, 1997 (the "Merger Agreement") by and among PRI, Equipe, a subsidiary of PRI and certain stockholders of Equipe. A copy of the Merger Agreement appears as Annex A to the accompanying Proxy Statement. The Merger Agreement has previously been approved and adopted by the stockholders of Equipe. If the requisite approval of the stockholders of PRI is received, the Acquisition is expected to be consummated on or about January 21, 1997.

  At the Special Meeting, you will also be asked to approve an increase in the total number of authorized shares of PRI Common Stock from 24,000,000 to 50,000,000 shares (the "Charter Proposal"). The additional authorized shares of PRI Common Stock will enable PRI to declare future stock splits and stock dividends, raise capital or acquire property through the sale of stock, acquire businesses through mergers or the exchange of stock, and attract and retain valuable employees through the grant of stock-based compensation awards.

  Pursuant to the Merger Agreement, a subsidiary of PRI will be merged with and into Equipe (the "Merger") and Equipe will become a wholly owned subsidiary of PRI. In the Merger, PRI will issue 0.760372 shares of PRI Common Stock for each outstanding share of Equipe Common Stock (the "Merger Ratio"); in the aggregate, PRI expects to issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock. Equipe stockholders will receive cash in lieu of any fractional shares that would otherwise be issued in the Merger. PRI will issue 276,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of the two related corporations, which will also become wholly owned subsidiaries of PRI.

  Each outstanding option to purchase Equipe Common Stock will be converted into an option to purchase a number of shares of PRI Common Stock determined by multiplying the number of shares subject to the option by the Merger Ratio, rounded up to the next largest whole number of shares, at an exercise price equal to the exercise price of such option at the time of the Merger divided by the Merger Ratio.

  The new options to purchase 720,000 shares of PRI Common Stock will have an exercise price equal to the last reported sale price per share of PRI Common Stock on the Nasdaq National Market on the closing date of the Acquisition.

  Based upon the number of shares of PRI Common Stock outstanding on October 31, 1997, the shares of PRI Common Stock to be issued or reserved for issuance upon the exercise of options to be assumed or newly granted by PRI in connection with the Acquisition would represent approximately 23.7% of the PRI Common Stock to be outstanding immediately following the Acquisition, assuming the exercise of all outstanding options to purchase PRI Common Stock. On December 15, 1997, the last reported sale price per share of PRI Common Stock on the Nasdaq National Market was $28.875.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the Acquisition and has received the opinion of Morgan Stanley & Co. Incorporated, PRI's financial advisor, rendered orally on October 25, 1997 and subsequently confirmed in writing on October 26, 1997, that the Consideration (as defined in the written opinion) to be paid by PRI pursuant to the Merger Agreement and the related company acquisition agreements is fair from a financial point of view to PRI. A copy of the written opinion of Morgan Stanley & Co. Incorporated is attached as Annex B to the accompanying Proxy Statement. THE BOARD OF DIRECTORS OF PRI HAS DETERMINED THAT THE ACQUISITION IS FAIR TO AND IN THE BEST INTEREST OF PRI STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF SHARES OF PRI COMMON STOCK IN CONNECTION WITH THE ACQUISITION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE ISSUANCE OF THOSE SHARES.

  You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement for details of the Acquisition and additional related information.

  A majority of the total votes cast in person or by proxy at the Special Meeting is necessary to approve the issuance of shares of PRI Common Stock in connection with the Acquisition. The Acquisition will also require the satisfaction or waiver of other conditions as described in the Proxy Statement.

  The affirmative vote of a majority of the outstanding shares of PRI Common Stock is necessary to approve the Charter Proposal. The approval of the Charter Proposal is not a condition to the consummation of the Acquisition. THE BOARD OF DIRECTORS OF PRI HAS UNANIMOUSLY APPROVED THE CHARTER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE CHARTER PROPOSAL.

  Whether or not you expect to attend the Special Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you may have previously returned your proxy card.

  Thank you and I look forward to seeing you at the Special Meeting.

                                          Sincerely,


                                          /s/ Mordechai Wiesler

                                          Mordechai Wiesler
                                          Chairman and Chief Executive Officer

                             PRI AUTOMATION, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 16, 1998

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of PRI Automation, Inc., a Massachusetts corporation ("PRI"), will be held at 10:00 a.m., local time, on Friday, January 16, 1998, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts.

  The meeting is called for the purpose of considering and voting upon:

    1. A proposal to approve the issuance of shares of PRI common stock, par value $.01 (the "PRI Common Stock"), in connection with PRI's acquisition of Equipe Technologies, Inc., a California corporation ("Equipe"), and two related corporations (collectively, the "Acquisition"). In the Acquisition, PRI expects to (i) issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock, (ii) issue 276,000 shares of PRI Common Stock to holders of outstanding stock of the related corporations, (iii) assume outstanding options to purchase Equipe Common Stock, which will be converted into options to purchase an aggregate of 129,646 shares of PRI Common Stock, and (iv) grant certain officers and employees of Equipe and the related corporations new options to purchase an aggregate of 720,000 shares of PRI Common Stock. The acquisition of Equipe will take place in accordance with terms of the Agreement and Plan of Reorganization dated as of October 25, 1997 (the "Merger Agreement") by and among PRI, E-Acquisition Corp., a California corporation and a wholly owned subsidiary of PRI, Equipe, and certain stockholders of Equipe. The proposed Acquisition and other related matters are more fully described in the Proxy Statement accompanying this Notice and the Annexes thereto. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement.

    2. A proposal to amend PRI's Amended and Restated Articles of
  Organization to increase the number of authorized shares of PRI Common Stock from 24,000,000 to 50,000,000 shares.

    3. Any matters incident to the conduct of the Special Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on December 9, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of PRI Common Stock on the record date are entitled to vote at the Special Meeting.

  If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a current brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares you wish to vote. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy issued in your name.

  You can ensure that your shares are voted at the Special Meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Clerk of PRI at PRI's headquarters, 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, by signing and returning a later dated proxy or by voting in person at the Special Meeting.

  WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors


                                          /s/ Mordechai Wiesler

                                          Mordechai Wiesler
                                          Clerk

Billerica, Massachusetts
December 17, 1997

                             PRI AUTOMATION, INC.

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement ("Proxy Statement") is being furnished to the stockholders of PRI Automation, Inc., a Massachusetts corporation ("PRI" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of PRI for use at a Special Meeting of Stockholders of PRI to be held at 10:00 a.m., local time, on Friday, January 16, 1998 at the offices of Foley, Hoag & Eliot llp, One Post Office Square, Boston, Massachusetts and at any and all adjournments or postponements thereof (the "Special Meeting").

  This Proxy Statement relates to a proposal to approve the issuance of shares of PRI common stock, par value $.01 (the "PRI Common Stock"), in connection with PRI's acquisition of Equipe Technologies, Inc., a California corporation ("Equipe"), and two related corporations (collectively, the "Acquisition"). This Proxy Statement also relates to a proposal to amend PRI's Amended and Restated Articles of Organization to increase the number of authorized shares of PRI Common Stock from 24,000,000 to 50,000,000 shares (the "Charter Proposal").

  In the Acquisition, PRI expects to (i) issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock, (ii) issue 276,000 shares of PRI Common Stock to holders of outstanding stock of the related corporations, (iii) assume outstanding options to purchase Equipe Common Stock, which will be converted into options to purchase an aggregate of 129,646 shares of PRI Common Stock, and (iv) grant certain officers and employees of Equipe and the related corporations new options to purchase an aggregate of 720,000 shares of PRI Common Stock. The acquisition of Equipe will be effected pursuant to the Agreement and Plan of Reorganization dated as of October 25, 1997 (the "Merger Agreement") by and among PRI, E-Acquisition Corp., a California corporation and a wholly owned subsidiary of PRI ("Acquisition Corp."), Equipe and certain stockholders of Equipe. Acquisition Corp. will be merged with and into Equipe (the "Merger") and Equipe will become a wholly owned subsidiary of PRI. PRI will issue shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of the two related corporations, which will also become wholly owned subsidiaries of PRI (the "Related Company Acquisitions").

  Based upon the number of shares of PRI Common Stock outstanding on October 31, 1997, the shares of PRI Common Stock to be issued or reserved for issuance upon the exercise of options to be assumed or newly granted by PRI in connection with the Acquisition would represent approximately 23.7% of the PRI Common Stock outstanding immediately following the Acquisition, assuming the exercise of all outstanding options to purchase PRI Common Stock.

  Consummation of the Acquisition is subject to various conditions, including the approval of the issuance of shares of PRI Common Stock in the Acquisition by a majority of the votes cast in person or by proxy at the Special Meeting. The Merger Agreement has previously been approved and adopted by the stockholders of Equipe. The approval of the Charter Proposal is not a condition to the consummation of the Acquisition.

  All information contained in this Proxy Statement about PRI and Acquisition Corp. has been provided by PRI. All information contained in this Proxy Statement about Equipe and its related corporations has been provided by Equipe.

  The PRI Common Stock is quoted on the Nasdaq National Market under the symbol "PRIA." On December 15, 1997, the last reported sale price per share of PRI Common Stock on the Nasdaq National Market was $28.875.

  This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of PRI on or about December 19, 1997. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Special Meeting--Record Date," "--Voting Rights; Proxies" and "--Revocation of Proxies."

                               ----------------

          The date of this Proxy Statement is December 17, 1997.

                          FORWARD-LOOKING STATEMENTS

  Certain statements in this Proxy Statement and in the documents incorporated by reference into this Proxy Statement constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For example, statements about the expected impact of the Acquisition on PRI's earnings per share are forward-looking statements. Further, any statements contained in or incorporated into this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar expressions are also intended to identify forward-looking statements. Such statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that could cause PRI's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of PRI. Many of such factors are beyond PRI's ability to control or predict. Readers are accordingly cautioned not to place undue reliance on forward-looking statements. PRI disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause PRI's actual results to differ from such forward-looking statements include, but are not limited to, the factors discussed below.

  PRI's future results are subject to substantial risks and uncertainties. PRI's business and results of operations depend in significant part upon capital expenditures by manufacturers of semiconductors, which in turn depend upon the current and anticipated market demand for semiconductors and products incorporating semiconductors. Historically, the semiconductor industry has been highly cyclical with recurring periods of over-supply, which often have had a severe effect on the semiconductor industry's demand for capital expenditures, including systems manufactured and marketed by PRI. PRI believes that the markets for newer generations of semiconductors will also be subject to similar fluctuations. Also, the recent high rate of technical innovation and resulting improvements in the performance and price of semiconductor devices, which have driven much of the demand for PRI's products, could slow, or encounter limits, in the future. In addition, any other factor adversely affecting the semiconductor industry or particular segments within the semiconductor industry may adversely affect PRI's business, financial condition, operating results and stock price.

  Additional risks and uncertainties include: competitive pressures on selling prices; inventory management, including suppliers' ability to meet PRI's needs in a timely manner; the timing and cancellation of customer orders; changes in product mix; PRI's ability to introduce new products and technologies on a timely basis; PRI's ability to increase its manufacturing capacity to meet increased demand while maintaining satisfactory levels of product quality, service levels, and timeliness of deliveries; rapid technological change and introduction of products and technologies by PRI's competitors; market acceptance of PRI's and its competitors' products; the level of orders received which can be shipped in a quarter; the timing of investments in engineering and development; and PRI's ability to absorb and manage acquisitions, including the Acquisition and the acquisition of Interval Logic Corporation. As a result of the foregoing and other factors, PRI may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price.

                             AVAILABLE INFORMATION

  PRI is subject to the informational requirements of the Exchange Act and files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,

Washington, D.C. 20549. PRI files certain documents with the Commission electronically and these documents may be inspected and copied at the Commission's Web site (http://www.sec.gov). Material filed by PRI can also be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  PRI hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act:

    1. PRI's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended;

    2. PRI's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996;

    3. PRI's Quarterly Report on Form 10-Q for the quarter ended March 30,
       1997;

    4. PRI's Quarterly Report on Form 10-Q for the quarter ended June 29,
       1997;

    5. PRI's Current Report on Form 8-K dated April 23, 1997;

    6. PRI's Current Report on Form 8-K dated November 10, 1997, as amended on December 12, 1997; and

    7. All other reports and other documents filed by PRI pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996.

  In addition, all reports and other documents filed by PRI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such reports and documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT PRI HAS FILED WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO: PRI AUTOMATION, INC., 805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS 01821-3986 (TELEPHONE
NO.: (978) 670-4270), ATTENTION: CLERK. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BEFORE JANUARY 9, 1998.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.................................................   i

AVAILABLE INFORMATION......................................................   i

INCORPORATION OF DOCUMENTS BY REFERENCE....................................  ii

SUMMARY....................................................................   1
  The Companies............................................................   1
  The Special Meeting......................................................   2
  The Acquisition..........................................................   3
  Opinion of PRI's Financial Advisor.......................................   5
  Certain United States Federal Income Tax Consequences....................   5
  Restriction on Resale of Securities Issued in the Acquisition............   5

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA..................   6

SELECTED HISTORICAL FINANCIAL DATA.........................................   7
  PRI......................................................................   7
  Equipe Combined Companies................................................   8

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.......................   9

COMPARATIVE PER SHARE DATA.................................................  10

THE SPECIAL MEETING........................................................  11
  Time, Place and Date.....................................................  11
  Purpose of the Special Meeting...........................................  11
  Record Date..............................................................  11
  Quorum...................................................................  11
  Required Votes...........................................................  12
  Voting Rights; Proxies...................................................  12
  Revocation of Proxies....................................................  12
  Tabulation of Votes......................................................  12
  Solicitation of Proxies..................................................  12
  Appraisal and Dissenters' Rights.........................................  13

THE ACQUISITION............................................................  14
  General..................................................................  14
  Effective Time...........................................................  14
  Background of the Acquisition............................................  14
  Recommendation of the Board of Directors of PRI; PRI's Reasons for the
   Acquisition.............................................................  16
  Equipe's Reasons for the Merger..........................................  18
  Opinion of PRI's Financial Advisor.......................................  19
  Interests of Certain Persons in the Acquisition..........................  22
  Certain Federal Income Tax Consequences..................................  23
  Anticipated Accounting Treatment.........................................  24
  Effect on Stock Options..................................................  24
  Certain Legal Matters....................................................  25
  Federal Securities Law Consequences; Registration Rights.................  25
  Dividends................................................................  26
  Fees and Expenses........................................................  26

THE MERGER AGREEMENT.......................................................  27
  Terms of the Merger......................................................  27
  Representations and Warranties of Equipe and Founders....................  28
  Representations and Warranties of PRI and Acquisition Corp...............  28
  Conduct of Business Pending the Merger...................................  29
  Additional Covenants.....................................................  30
  Conditions to the Merger.................................................  33
  Indemnification..........................................................  35
  Termination..............................................................  35
  Arbitration..............................................................  36
  Further Assurances.......................................................  36

OTHER AGREEMENTS...........................................................  37
  Related Company Acquisition Agreements...................................  37
  Registration Rights Agreement............................................  38
  Employment Agreements....................................................  39
  Irrevocable Proxies......................................................  41
  Affiliates' Agreements...................................................  41

CHANGES IN BUSINESS OF PRI.................................................  42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PRI......  43

BUSINESS OF EQUIPE.........................................................  45

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF EQUIPE......................................................  50

APPROVAL OF AMENDMENT TO PRI'S AMENDED AND RESTATED ARTICLES OF
 ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PRI COMMON
 STOCK.....................................................................  56

REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS.................................  58

STOCKHOLDER PROPOSALS......................................................  58

INDEX TO FINANCIAL STATEMENTS.............................................. F-1

Annexes:
  A. Agreement and Plan of Reorganization.................................. A-1
  B. Opinion of PRI's Financial Advisor, Morgan Stanley & Co.
   Incorporated............................................................ B-1
  C. Form of Registration Rights Agreement................................. C-1

INCORPORATION OF DOCUMENTS BY REFERENCE.................................... End

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Acquisition and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement. Stockholders of PRI should read this Proxy Statement carefully in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement. Unless otherwise indicated, all information in this Proxy Statement reflects a two-for-one split of the PRI Common Stock effective May 2, 1997.

                                 THE COMPANIES

PRI AUTOMATION, INC.

  PRI Automation, Inc. ("PRI" or the "Company") is a leading supplier of factory automation systems that serve the needs of large, mid-sized and specialty semiconductor manufacturers. The Company combines advanced robotics technology with material handling software to automate the complex processes of integrated circuit manufacturing. PRI's flexible factory automation systems-- which include overhead monorails, wafer stockers, reticle stockers, tool automation systems, material control software, factory simulation and other services, including project management and on-site support--are designed to maximize wafer yield and equipment utilization in a wide range of semiconductor manufacturing environments, while providing efficient work-in-process logistics to help optimize manufacturing throughput.

  The Company sells its systems and services to semiconductor manufacturers, as well as to OEM equipment suppliers which incorporate the Company's products into systems sold to semiconductor manufacturers. The Company markets its products in North America through a direct sales force operating out of its headquarters in Billerica, Massachusetts and sales offices in California, New Jersey and Texas, and through an independent manufacturer's representative organization covering specific accounts. Outside North America, the Company's products are sold by the Company's direct sales force with sales offices in England, South Korea, Taiwan, France and the Netherlands.

  The executive offices of PRI are located at 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, and its telephone number is (978) 670-4270. PRI was incorporated in Massachusetts in 1972 under another name and began its present business in 1982.

EQUIPE TECHNOLOGIES, INC.

  Equipe Technologies, Inc. ("Equipe") is a leading worldwide developer, manufacturer and supplier of atmospheric wafer and substrate handling robots, pre-aligners and controllers. Equipe's products are integrated into semiconductor and flat panel manufacturing equipment for automated handling of semiconductor wafers and flat panel display substrates in and about process and inspection equipment. Through the tight integration of electronics, mechanical components and software, Equipe manufactures products with the high levels of reliability and durability that provide the precision handling and placement necessary to meet the strict tolerance requirements of semiconductor and flat panel display manufacturing. In 1996, Equipe introduced a line of vacuum wafer handling systems, modules and cluster tool platforms for the semiconductor equipment industry.

  Equipe sells its wafer and substrate handling systems and modules primarily to OEM suppliers of semiconductor wafer and flat panel display process and inspection equipment. In the United States, Equipe markets and sells its products through a direct sales force operating out of its headquarters in Sunnyvale, California. Outside the United States, Equipe markets, sells and services its products in Japan through an affiliated company, Equipe Japan Corporation ("Equipe Japan"), and elsewhere through distributors and representatives. Equipe Japan will become a wholly owned subsidiary of PRI as a result of the Acquisition.

  The executive offices of Equipe are located at 733 North Pastoria Avenue, Sunnyvale, California 94086, and its telephone number is (408) 616-5000. Equipe was incorporated in California in 1990.

                              THE SPECIAL MEETING

TIME, PLACE AND DATE

  The Special Meeting of Stockholders of PRI (including any and all adjournments or postponements thereof, the "Special Meeting") will be held at 10:00 a.m., local time, on Friday, January 16, 1998, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.

PURPOSE OF THE MEETING

  At the Special Meeting, holders of PRI Common Stock will consider and vote upon a proposal to approve the issuance of PRI Common Stock in connection with the Acquisition (the "PRI Share Proposal"). PRI will issue 0.760372 shares of PRI Common Stock for each outstanding share of Equipe Common Stock (the "Merger Ratio"); in the aggregate, PRI expects to issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock. PRI will also issue an aggregate of 276,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of E-Machine, Inc. ("E-Machine") and Equipe Japan (the "Related Companies"). In addition, PRI will assume options to purchase Equipe Common Stock, which will be converted into options to purchase an aggregate of 129,646 shares of PRI Common Stock. PRI has also agreed to issue new options to purchase an aggregate of 720,000 shares of PRI Common Stock to officers and employees of Equipe and the Related Companies. Based upon the number of shares of PRI Common Stock outstanding as of October 31, 1997, the shares of PRI Common Stock to be issued or reserved for issuance upon the exercise of options to be assumed or newly granted by PRI in connection with the Acquisition would represent approximately 23.7% of the PRI Common Stock outstanding immediately following the Acquisition, assuming the exercise of all outstanding options to purchase PRI Common Stock.

  At the Special Meeting, holders of PRI Common Stock will also be asked to consider and vote upon a proposal to amend PRI's Amended and Restated Articles of Organization to increase the number of authorized shares of PRI Common Stock from 24,000,000 to 50,000,000 shares (the "Charter Proposal"). The approval of the Charter Proposal is not a condition to the consummation of the Acquisition.

  THE BOARD OF DIRECTORS OF PRI HAS UNANIMOUSLY APPROVED THE PRI SHARE PROPOSAL AND THE CHARTER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PRI VOTE FOR THE PRI SHARE PROPOSAL AND THE CHARTER PROPOSAL. See "The Acquisition--Background of the Acquisition" and "--Recommendation of the Board of Directors of PRI; PRI's Reasons for the Acquisition" and "Approval of Amendment to PRI's Amended and Restated Articles of Organization to Increase the Number of Authorized Shares of PRI Common Stock."

REQUIRED VOTES; RECORD DATE

  The PRI Share Proposal will require approval by a majority of the total votes cast in person or by proxy on the proposal. The Charter Proposal will require approval by the affirmative vote of a majority of the outstanding shares of PRI Common Stock. Holders of PRI Common Stock are entitled to one vote per share. Only holders of PRI Common Stock at the close of business on December 9, 1997 (the "Record Date") will be entitled to notice of and to vote at Special Meeting. See "The Special Meeting." As of the Record Date, 15,152,419 shares of PRI Common Stock were outstanding. On October 31, 1997, there were outstanding 15,117,997 shares of PRI Common Stock, and, as of that date, the directors and executive officers of PRI beneficially owned as a group approximately 13.2% of the outstanding shares of PRI Common Stock. See "Security Ownership of Certain Beneficial Owners And Management of PRI." These directors and executive officers have indicated that they intend to vote all of their shares in favor of the PRI Share Proposal and the Charter Proposal.

REVOCATION OF PROXIES

  A PRI stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the Special Meeting in three ways: (i) by giving written notice of revocation to the Clerk of PRI at PRI's headquarters, 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, (ii) by signing and returning a later dated proxy or (iii) by attending the Special Meeting and informing the Clerk of PRI in writing that he or she wishes to vote in person. However, mere attendance at the Special Meeting will not in and of itself have the effect of revoking the proxy. ACCORDINGLY, STOCKHOLDERS OF PRI WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE SPECIAL MEETING MAY CHANGE THEIR VOTES AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING. See "The Special Meeting--Revocation of Proxies."

                                THE ACQUISITION

  Pursuant to the Merger Agreement, Acquisition Corp. will be merged with and into Equipe and Equipe will become a wholly owned subsidiary of PRI. See "The Acquisition."

MERGER CONSIDERATION

  Pursuant to the Merger, each outstanding share of Equipe Common Stock will be converted into the right to receive 0.760372 shares of PRI Common Stock. Equipe stockholders will receive cash in lieu of any fractional shares of PRI Common Stock to which the Equipe stockholders would otherwise have been entitled. See "The Merger Agreement--Terms of the Merger."

RELATED COMPANY ACQUISITIONS

  PRI will issue an aggregate of 276,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of the Related Companies, which will also become wholly owned subsidiaries of PRI. The Related Company Acquisitions will occur if and only if the Merger is consummated. See "Other Agreements--Related Company Acquisition Agreements."

CONDITIONS TO THE MERGER; TERMINATION

  The Merger will become effective at the time when a copy of the Merger Agreement, certificates of the officers of Equipe and Acquisition Corp., and a certificate of satisfaction from the California Franchise Tax Board with respect to Acquisition Corp. have been filed with the Secretary of State of California. The time of the filing will be the "Effective Time" of the Merger, provided that the Secretary of State of California subsequently accepts the filings in due course, as PRI and Equipe expect.

  The consummation of the Merger (the "Closing") is subject to various conditions, including: (i) approval by the stockholders of PRI; (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) the absence of any legal restraints or prohibitions preventing the consummation of the Merger;
(iv) receipt of opinions of counsel as to the tax treatment of the Merger; (v) receipt of updated reports from the independent accountants for both PRI and Equipe with respect to the "pooling-of-interests" accounting treatment for the Merger; and (vi) satisfaction of all conditions to the Related Company Acquisitions. The Merger Agreement and the Merger have previously been approved and adopted by the stockholders of Equipe. The approval of the Charter Proposal is not a condition to the consummation of the Merger. See "The Merger Agreement--Conditions to the Merger."

  The Merger Agreement may be terminated prior to the Closing: (a) by mutual written consent of Equipe, the Founders and PRI; (b) by Equipe or any Founder if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of PRI or Acquisition Corp. and, if the breach is curable, the breach has not been cured within twenty days after written notice of the breach, or by PRI if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of Equipe or any Founder and, if the breach is curable, the breach has not been cured within twenty days after written notice of the breach; (c) by Equipe, any Founder or PRI if the stockholders of PRI shall have voted not to approve the Merger Agreement; (d) by Equipe, any Founder or PRI if the Closing shall not have occurred on or before May 31, 1998, but the right to terminate the Merger Agreement on this basis will not be available to any party whose failure to fulfill an obligation under the Merger Agreement has been the cause of the failure of the Merger to occur on or before that date; (e) by Equipe, any Founder or PRI if (i) there shall be a final nonappealable court order in effect preventing consummation of the transactions contemplated by the Merger Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by the Merger Agreement by any governmental entity which would make consummation of the transactions contemplated by the Merger Agreement illegal; and (f) by Equipe or PRI if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by the Merger Agreement by any governmental entity that would (i) prohibit PRI's or Equipe's ownership or operation of all or a material portion of the business or assets of Equipe or PRI, or compel PRI or Equipe to dispose of or hold separate all or a material portion of the business or assets of Equipe or PRI, as a result of the transactions contemplated by the Merger Agreement or (ii) render PRI, Equipe or any Founder unable to consummate the transactions contemplated by the Merger Agreement. See "The Merger Agreement--Termination--Basis for Termination."

DIVIDENDS

  Under the terms of the Merger Agreement, none of PRI, Equipe and the Related Companies is permitted to declare or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the Closing, except that Equipe and E-Machine may make distributions to their stockholders solely to enable the stockholders to meet their federal and state tax obligations with respect to the income of the two companies that is attributable to the stockholders for 1997. See "The Acquisition--Dividends."

APPRAISAL AND DISSENTERS' RIGHTS

  Under the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"), holders of PRI Common Stock are not entitled to dissent from the PRI Share Proposal or the Charter Proposal or to demand appraisal of their shares as a result of the approval of the PRI Share Proposal or the Charter Proposal. See "The Special Meeting--Appraisal and Dissenters' Rights."

GOVERNMENTAL APPROVALS REQUIRED

  The consummation of the Merger is subject to certain regulatory approvals, including compliance with applicable federal and state securities laws and the HSR Act. In December 1997, PRI and Equipe filed a Notification and Report Form, together with a request for early termination of the waiting period, under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). The waiting period under the HSR Act with respect to such filings is expected to expire in January 1998. See "The Acquisition--Certain Legal Matters."

ANTICIPATED ACCOUNTING TREATMENT

  It is a condition to the consummation of the Merger that the Acquisition qualify as a "pooling of interests," which means that PRI, Equipe and the Related Companies will be treated as if they had always been combined for accounting and financial reporting purposes. See "The Acquisition--Anticipated Accounting Treatment."

STOCK OPTIONS

  At the Effective Time, PRI will assume all outstanding options to purchase Equipe Common Stock. The options will be deemed to constitute options to acquire shares of PRI Common Stock at the Merger Ratio of

0.760372 shares of PRI Common Stock for every share of Equipe Common Stock. As of October 31, 1997, there were outstanding options to acquire 170,500 shares of Equipe Common Stock, which at the Effective Time will be converted into options to purchase 129,646 shares of PRI Common Stock. PRI has also agreed to issue new options to purchase 720,000 shares of PRI Common Stock to officers and employees of Equipe and the Related Companies. The options will be consistent in form and substance with nonqualified stock options granted by PRI to employees having similar responsibilities. See "The Acquisition--Effect on Stock Options" and "The Merger Agreement--Terms of the Merger--Effect of Merger on Equipe Options."

                       OPINION OF PRI'S FINANCIAL ADVISOR

  Morgan Stanley & Co. Incorporated, financial advisor to PRI ("Morgan Stanley"), rendered its oral opinion to the Board of Directors of PRI on October 25, 1997, subsequently confirmed in writing on October 26, 1997, that the Consideration (as defined in the written opinion) to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements was fair from a financial point of view to PRI.

  For information on the assumptions made, matters considered and limits of the review undertaken by Morgan Stanley, see "The Acquisition--Opinion of PRI's Financial Advisor." STOCKHOLDERS ARE URGED TO READ IN ITS ENTIRETY THE OPINION OF MORGAN STANLEY ATTACHED AS ANNEX B TO THIS PROXY STATEMENT.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  It is expected that the Merger and the Related Company Acquisitions will constitute reorganizations for federal income tax purposes and, accordingly, that no gain or loss will be recognized for United States federal income tax purposes by PRI, Equipe, E-Machine or Equipe Japan, or by the holders of Equipe Common Stock upon the conversion of Equipe Common Stock into PRI Common Stock in the Merger (except with respect to any cash received in lieu of a fractional share interest in PRI Common Stock) or by holders of E-Machine capital stock or Equipe Japan capital stock upon the exchange of that stock for shares of PRI Common Stock. Shareholders of Equipe Japan who are "U.S. Shareholders," as that term is defined herein, should consult their own tax advisors with respect to whether they must include in income a portion of Equipe Japan's earnings and profits. The obligations of the parties to the Merger Agreement to consummate the Merger are conditioned on the receipt by PRI and Equipe of opinions of Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, respectively, to the effect that the Merger and the Related Company Acquisitions will constitute reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Acquisition--Certain Federal Income Tax Consequences."

         RESTRICTION ON RESALE OF SECURITIES ISSUED IN THE ACQUISITION

  Shares of PRI Common Stock issued in the Acquisition will not be freely transferable but will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and, if held by an affiliate of PRI or Equipe, will also be subject to the restrictions on transfer agreed to by all such affiliates in connection with the pooling-of-interests requirements. See "The Acquisition--Federal Securities Law Consequences" and "Other Agreements--Affiliates' Agreements." PRI has agreed to provide the stockholders of Equipe and the Related Companies with certain registration rights with respect to the shares of PRI Common Stock issuable to them in the Acquisition. See "Other Agreements--Registration Rights Agreement."

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

  The following selected historical financial data of PRI and of Equipe, Equipe Japan and E-Machine (collectively, the "Equipe Combined Companies") have been derived from their respective historical audited and unaudited consolidated or combined financial statements. The selected historical financial information of PRI as of and for the fiscal years ended September 30, 1992, 1993, 1994, 1995 and 1996 and as of June 29, 1997 and for the nine months ended June 30, 1996 and June 29, 1997 has been derived from PRI's audited and unaudited consolidated financial statements. The selected historical financial information of the Equipe Combined Companies as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 has been derived from audited and unaudited combined financial statements of the Equipe Combined Companies. In the opinion of the managements of PRI and the Equipe Combined Companies, the unaudited financial information of PRI and the Equipe Combined Companies, respectively, reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the financial condition as of the specified date and the results of operations for the specified unaudited interim periods for PRI and the Equipe Combined Companies. The results of operations for interim periods are not necessarily indicative of the results to be expected for any other period.

  The share and per share information for PRI for the fiscal years ended September 30, 1992, 1993, 1994, 1995 and 1996 and the nine months ended June 30, 1996 has been restated to reflect the two-for-one stock split effective May 2, 1997. The selected historical financial data of PRI for all periods presented does not include the accounts of Interval Logic Corporation ("ILC"), a California corporation acquired by PRI on October 29, 1997 in a transaction accounted for as a purchase.

  The selected historical financial data of the Equipe Combined Companies for all periods presented include the accounts of the Related Companies, which will be acquired by PRI simultaneously with the Merger in transactions accounted for as poolings of interests.

  PRI has a fiscal year ending on September 30 and the Equipe Combined Companies have fiscal years ending December 31. If the Acquisition is consummated, the fiscal year of the Equipe Combined Companies will be conformed to that of PRI commencing with the fiscal year ending September 30, 1998. Accordingly, the unaudited pro forma combined statement of operations data combine PRI's historical results for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1996 and June 29, 1997 with the Equipe Combined Companies' historical results for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, respectively, giving effect to the Acquisition as if it had occurred on October 1, 1993. The unaudited pro forma combined balance sheet data combine PRI's consolidated balance sheet as of June 29, 1997 with the Equipe Combined Companies' combined balance sheet as of September 30, 1997, giving effect to the Acquisition as if it had occurred on June 29, 1997.

  The unaudited pro forma combined financial information does not purport to represent what PRI's results of operations or financial position would have actually been had the Acquisition occurred at the beginning of the earliest period presented or to project PRI's results of operations or financial position for any future date or period. The statement of operations data do not include nonrecurring Acquisition-related costs, currently estimated to be $6,000,000.

  The selected historical and unaudited pro forma combined financial data should be read in conjunction with PRI's and the Equipe Combined Companies' consolidated or combined financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of PRI and the Equipe Combined Companies included or incorporated by reference in this Proxy Statement, and the Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere herein.

                      SELECTED HISTORICAL FINANCIAL DATA

                             PRI AUTOMATION, INC.

                                  YEAR ENDED SEPTEMBER 30,            NINE MONTHS ENDED
                          ------------------------------------------- -----------------
                                                                      JUNE 30, JUNE 29,
                           1992     1993     1994     1995     1996     1996     1997
                          -------  -------  -------  ------- -------- -------- --------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Net revenue.............  $ 7,483  $19,215  $36,293  $64,042 $110,684 $76,677  $122,826
Cost of revenue.........    4,429   10,652   20,022   33,357   58,320  39,422    69,549
                          -------  -------  -------  ------- -------- -------  --------
Gross profit............    3,054    8,563   16,271   30,685   52,364  37,255    53,277
Operating expenses:
 Research and
  development...........    2,603    4,063    6,973   10,407   17,089  12,236    17,492
 Selling, general and
  administrative........    1,931    2,952    4,980   10,045   17,072  11,967    17,985
 Purchase of incomplete
  technology(1).........       --    3,739       --       --       --      --        --
                          -------  -------  -------  ------- -------- -------  --------
Operating profit
 (loss).................   (1,480)  (2,191)   4,318   10,233   18,203  13,052    17,800
Other income (expense),
 net....................       75      (18)    (286)   1,021    2,128   1,648       840
                          -------  -------  -------  ------- -------- -------  --------
Income (loss) before
 income tax provision...   (1,405)  (2,209)   4,032   11,254   20,331  14,700    18,640
Income tax provision
 (benefit)..............     (523)    (100)   1,210    3,695    6,600   4,686     6,338
                          -------  -------  -------  ------- -------- -------  --------
Net income (loss).......  $  (882) $(2,109) $ 2,822  $ 7,559 $ 13,731 $10,014  $ 12,302
                          =======  =======  =======  ======= ======== =======  ========
Net income (loss) per
 common share:
 Primary................  $ (0.14) $ (0.32) $  0.36  $  0.59 $   0.91 $  0.66  $   0.79
 Assuming full
  dilution..............    (0.14)   (0.32)    0.35     0.58     0.90    0.66      0.78
Weighted average number
 of common and common
 equivalent shares
 outstanding:
 Primary................    6,364    6,628    7,922   12,912   15,156  15,147    15,620
 Assuming full
  dilution..............    6,364    6,628    7,978   13,004   15,210  15,196    15,689

                                              SEPTEMBER 30,
                                  -------------------------------------
                                                                             JUNE 29,
                                   1992   1993   1994   1995     1996          1997
                                  ------ ------ ------ ------- --------      --------
                                                (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.......  $  197 $  534 $  667 $38,005 $ 28,487      $ 32,862
Working capital.................   4,482  5,810 11,116  73,191   80,846        98,452
Total assets....................   6,076 12,345 22,242  94,999  123,786       144,682
Total current liabilities.......   1,097  5,554  8,648  13,573   26,864        31,104
Long-term obligations...........     281    213  4,075      --       --            --
Series A redeemable convertible
 preferred stock................      --  3,998  4,063      --       --            --
Total stockholders' equity......   4,698  2,580  5,456  81,426   96,922       113,578

--------
(1) In the year ended September 30, 1993, PRI acquired the assets and liabilities of ProgramMation, Inc. The portion of the purchase price allocated to incomplete technology was charged to operations in the period of acquisition.

                         THE EQUIPE COMBINED COMPANIES

                                                                              NINE MONTHS
                                     YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                              -----------------------------------------  ----------------------
                               1992    1993    1994     1995     1996     1996        1997
                              ------  ------  -------  -------  -------  -------  -------------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
COMBINED STATEMENT OF INCOME
 DATA:
Net revenues................  $1,503  $2,766  $11,186  $28,590  $35,066  $28,165     $36,818
Cost of revenues............     782   1,388    6,927   13,482   16,482   13,174      19,084
                              ------  ------  -------  -------  -------  -------     -------
Gross profit................     721   1,378    4,259   15,108   18,584   14,991      17,734
Operating expenses:
 Research and development...     238     405    1,768    1,558    2,399    1,688       3,868
 Selling, general and ad-
  ministrative..............     350     502    2,043    2,120    3,651    2,682       5,847
                              ------  ------  -------  -------  -------  -------     -------
Operating income............     133     471      448   11,430   12,534   10,621       8,019
Other expense, net..........     (14)    (14)     (14)     (20)     (50)     (38)        (16)
                              ------  ------  -------  -------  -------  -------     -------
Income before provision for
 income taxes...............     119     457      434   11,410   12,484   10,583       8,003
Provision for income taxes..      19     197      197      180      200      115         101
                              ------  ------  -------  -------  -------  -------     -------
Net income..................  $  100  $  260  $   237  $11,230  $12,284  $10,468     $ 7,902
                              ======  ======  =======  =======  =======  =======     =======
Pro forma net income per
 common share(1):
 Primary....................  $ 0.02  $ 0.05  $  0.05  $  2.22  $  2.16  $  1.85     $  1.36
 Fully diluted..............  $ 0.02  $ 0.05  $  0.04  $  2.06  $  2.16  $  1.85     $  1.36
Shares used in computing pro
 forma net income per common
 share(1):
 Primary....................   5,281   5,219    5,010    5,067    5,694    5,650       5,820
 Fully diluted..............   5,657   5,596    5,386    5,443    5,694    5,650       5,820
                                          DECEMBER 31,
                              -----------------------------------------
                                                                                  SEPTEMBER 30,
                               1992    1993    1994     1995     1996                 1997
                              ------  ------  -------  -------  -------           -------------
                                             (IN THOUSANDS)
COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...  $   25  $   30  $    --  $    17  $   182              $   276
Working capital.............     156     402      567    1,140    2,228                6,943
Total assets................     401     874    2,679    8,485    7,757               15,566
Total current liabilities...     233     454    2,022    7,018    4,672                7,177
Long-term obligations.......      75      70       70      150       78                  204
Total stockholders' equity..      93     350      587    1,317    3,007                8,185

--------
(1) In 1995, Equipe and E-Machine elected to be treated as S corporations. As S corporations, Equipe and E-Machine have not been subject to federal and certain state income taxes. Pro forma net income per share amounts as reported in the Equipe Combined Companies' historical financial statements for the years ended December 31, 1995 and 1996 and for the nine-month periods ended September 30, 1996 and 1997 do not include any adjustments to net income for income taxes that would have been recorded in those periods if Equipe and E-Machine had been C corporations. The adjusted pro forma net income per share reflects the adjustment to historical net income for income taxes that would have been recorded had Equipe and E-Machine been C corporations during 1995, 1996 and 1997, assuming an effective tax rate of 39.5%. No other adjustments have been made to historical net income in determining the adjusted pro forma net income per share. Adjusted pro forma net income per share for the year ended December 31, 1994 is the same as the pro forma net income per share as reported in the Equipe Combined Companies' historical financial statements.

            SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA(1)

                                     YEAR ENDED SEPTEMBER 30,  NINE MONTHS ENDED
                                     ------------------------- -----------------
                                                               JUNE 30, JUNE 29,
                                      1994     1995     1996     1996     1997
                                     -------  ------- -------- -------- --------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF
 OPERATIONS DATA(2):
Net revenue........................  $47,479  $92,632 $145,750 $104,842 $159,644
Cost of revenue....................   26,949   46,839   74,802   52,596   88,633
                                     -------  ------- -------- -------- --------
Gross profit.......................   20,530   45,793   70,948   52,246   71,011
Operating expenses:
 Research and development..........    8,741   11,965   19,488   13,924   21,360
 Selling, general and
  administrative...................    7,023   12,165   20,723   14,649   23,832
                                     -------  ------- -------- -------- --------
Operating profit...................    4,766   21,663   30,737   23,673   25,819
Other income (expense), net........     (300)   1,001    2,078    1,610      824
                                     -------  ------- -------- -------- --------
Income before income tax
 provision.........................    4,466   22,664   32,815   25,283   26,643
Income tax provision...............    1,407    8,202   11,531    8,866    9,499
                                     -------  ------- -------- -------- --------
Net income.........................  $ 3,059  $14,462 $ 21,284 $ 16,417 $ 17,144
                                     =======  ======= ======== ======== ========
Net income per common share:
 Primary...........................  $  0.26  $  0.86 $   1.09 $   0.84 $   0.86
 Assuming full dilution............  $  0.25  $  0.84 $   1.09 $   0.84 $   0.85
Weighted average number of common
 and common equivalent shares
 outstanding:
 Primary...........................   11,731   16,765   19,486   19,443   20,045
 Assuming full dilution............   12,073   17,143   19,540   19,492   20,114

                                                                     JUNE 29,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash and cash equivalents........................................    $ 33,138
Working capital..................................................      98,135
Total assets.....................................................     160,248
Total current liabilities........................................      45,541
Long-term obligations............................................         204
Total stockholders' equity.......................................     114,503

--------
(1) See "Unaudited Pro Forma Combined Financial Statements."

(2) The statement of operations data do not include non-recurring Acquisition-related costs, currently estimated to be $6,000,000.

                          COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of PRI and the Equipe Combined Companies and combined per share data on an unaudited pro forma basis after giving effect to the Acquisition on a pooling-of-interests basis, assuming that 4,364,020 shares of PRI Common Stock were issued in exchange for all of the outstanding capital stock of the Equipe Combined Companies. This data should be read in conjunction with "Selected Historical and Pro Forma Combined Financial Data" and the historical audited and unaudited financial statements of PRI and the Equipe Combined Companies and the notes thereto that are included elsewhere in this Proxy Statement or incorporated herein by reference. The selected pro forma combined financial information of PRI and the Equipe Combined Companies is derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and Notes thereto included elsewhere in this Proxy Statement. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had PRI and the Equipe Combined Companies been a single entity during the periods presented. Neither PRI nor any of the Equipe Combined Companies paid any cash dividends for the periods presented, other than S corporation distributions by Equipe and E-Machine to their stockholders.


                                     YEAR ENDED SEPTEMBER 30, NINE MONTHS ENDED
                                     ------------------------ -----------------
                                                              JUNE 30, JUNE 29,
                                      1994    1995     1996     1996     1997
                                     ------------------------ -------- --------
PRI-HISTORICAL(1):
 Net income per share..............    $0.35   $0.58    $0.90  $0.66    $0.78
 Book value per share as of period
  end(2)...........................                     $6.65           $7.60
PRO FORMA COMBINED(1)(3):
 Net income per share..............    $0.25   $0.84    $1.09  $0.84    $0.85
 Book value per share as of period
  end(2)...........................                     $4.97           $5.93
                                                              NINE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                     -----------------------  -----------------
                                      1994    1995     1996     1996     1997
                                     ------------------------ -------- --------
EQUIPE COMBINED COMPANIES-
 HISTORICAL(5):
 Adjusted pro forma net income per
  share(4).........................    $0.04   $1.27    $1.33  $1.13    $0.83
 Book value per share as of period
  end(2)...........................                     $0.52           $1.43
EQUIPE EQUIVALENT PRO FORMA
 COMBINED(3)(5)(6):
 Pro forma net income per share....    $0.19   $0.64    $0.83  $0.64    $0.65
 Book value per share as of period
  end..............................                     $3.78           $4.51

--------
(1) The PRI historical and pro forma combined per share data for all periods presented exclude the accounts of ILC, which was acquired by PRI on October 29, 1997 in a transaction accounted for as a purchase. In addition, the share and per share data for PRI for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1996 has been restated to reflect the two-for-one split of the PRI Common Stock effective May 2, 1997.
(2) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma combined book value per share is computed by dividing pro forma stockholders' equity, including the effects of pro forma adjustments, by the pro forma number of shares of PRI Common Stock that would have been outstanding had the Acquisition been consummated at the end of each period.
(3) For purposes of the pro forma combined and equivalent pro forma combined net income per share and book value per share data, PRI's historical results for the nine months ended June 30, 1996 and June 29, 1997 and the fiscal years ended September 30, 1994, 1995 and 1996 have been combined with the Equipe Combined Companies' historical results for the nine months ended September 30, 1996 and 1997 and the years ended December 31, 1994, 1995 and 1996, respectively.The pro forma net income per share reflects adjustments to the net income of the Equipe Combined Companies for income taxes that would have been recorded had Equipe and E-Machine been C corporations during 1995, 1996 and 1997, assuming an effective tax rate of 39.5%.
(4) In 1995, Equipe and E-Machine elected to be treated as S corporations. As S corporations, Equipe and E-Machine have not been subject to federal and certain state income taxes. Pro forma net income per share amounts as reported in the Equipe Combined Companies' historical financial statements for the years ended December 31, 1995 and 1996 and for the nine-month periods ended September 30, 1996 and 1997 do not include any adjustments to net income for income taxes that would have been recorded in those periods if Equipe and E-Machine had been C corporations. The adjusted pro forma net income per share reflects the adjustment to historical net income for income taxes that would have been recorded had Equipe and E-Machine been C corporations during 1995, 1996 and 1997, assuming an effective tax rate of 39.5%. No other adjustments have been made to historical net income in determining the adjusted pro forma net income per share. Adjusted pro forma net income per share for the year ended December 31, 1994 is the same as the pro forma net income per share as reported in the Equipe Combined Companies' historical financial statements.
(5) The Equipe Combined Companies' adjusted pro forma and equivalent pro forma combined per share data include the results of operations of the Related Companies on a combined basis for each of the periods presented. Shares used in computing net income and book value per share for the Equipe Combined Companies reflect, on a pro forma basis, the conversion of E-Machine and Equipe Japan shares into equivalent shares of Equipe Common Stock based on the exchange ratios indicated in the acquisition agreements between PRI and each of Equipe, E-Machine, and Equipe Japan.
(6) The Equipe Combined Companies' equivalent pro forma combined per share amounts are computed by multiplying the pro forma combined per share amounts by the Merger Ratio of 0.760372 shares of PRI Common Stock for each equivalent share of Equipe Common Stock.

                              THE SPECIAL MEETING

TIME, PLACE AND DATE

  The Special Meeting of Stockholders of PRI (including any and all adjournments or postponements thereof, the "Special Meeting") will be held at 10:00 a.m., local time, on Friday, January 16, 1998, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, holders of PRI Common Stock will consider and vote upon a proposal to approve the issuance of PRI Common Stock in connection with the acquisition of Equipe and two related corporations (the "PRI Share Proposal"). PRI will issue 0.760372 shares of PRI Common Stock for each outstanding share of Equipe Common Stock (the "Merger Ratio"); in the aggregate, PRI expects to issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock. PRI will also issue an aggregate of 276,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of E-Machine and Equipe Japan (the "Related Companies"). In addition, PRI will assume options to purchase Equipe Common Stock, which will be converted into options to purchase an aggregate of 129,646 shares of PRI Common Stock. PRI has also agreed to issue new options to purchase an aggregate of 720,000 shares of PRI Common Stock to officers and employees of Equipe and the Related Companies. Based upon the number of shares of PRI Common Stock outstanding as of October 31, 1997, the shares of PRI Common Stock to be issued or reserved for issuance upon the exercise of options to be assumed or newly granted by PRI in connection with the Acquisition would represent approximately 23.7% of the PRI Common Stock outstanding immediately following the Acquisition, assuming the exercise of all outstanding options to purchase PRI Common Stock.

  Although Massachusetts law and the Amended and Restated Articles of Organization of PRI do not require PRI to obtain stockholder approval of the Acquisition, the rules of the Nasdaq National Market require PRI to obtain stockholder approval of the issuance of the 4,364,020 shares of PRI Common Stock expected to be issued by PRI in the Acquisition because those shares will represent more than 20% of the number of shares of PRI Common Stock outstanding immediately before the issuance of those shares.

  At the Special Meeting, holders of PRI Common Stock will also be asked to consider and vote upon a proposal to amend PRI's Amended and Restated Articles of Organization to increase the number of authorized shares of PRI Common Stock from 24,000,000 to 50,000,000 shares (the "Charter Proposal"). The approval of the Charter Proposal is not a condition to the consummation of the Acquisition.

  THE BOARD OF DIRECTORS OF PRI HAS UNANIMOUSLY APPROVED THE PRI SHARE PROPOSAL AND THE CHARTER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT PRI STOCKHOLDERS VOTE FOR THE PRI SHARE PROPOSAL AND THE CHARTER PROPOSAL. See
                  ---
"The Acquisition--Background of the Acquisition" and "--Recommendation of the Board of Directors of PRI; PRI's Reasons for the Acquisition"and "Approval of Amendment to PRI's Amended and Restated Articles of Organization to Increase the Number of Authorized Shares of PRI Common Stock."

RECORD DATE

  The PRI Board of Directors has fixed the close of business on December 9, 1997 as the record date for the Special Meeting. Only holders of record of PRI Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of PRI Common Stock is necessary to constitute a quorum at the Special Meeting.

REQUIRED VOTES

  The PRI Share Proposal requires the approval of a majority of the votes cast in person or by proxy on the proposal by holders of PRI Common Stock outstanding on the Record Date. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal. The Charter Proposal requires approval by the affirmative vote of a majority of the shares of PRI Common Stock outstanding on the Record Date. Abstentions and broker non-votes will have the effect of votes against this proposal. The approval of the Charter Proposal is not a condition to the consummation of the Acquisition.

  As of the Record Date, 15,152,419 shares of PRI Common Stock were outstanding. On October 31, 1997, there were outstanding 15,117,997 shares of PRI Common Stock, and, as of that date, the directors and executive officers of PRI beneficially owned as a group approximately 13.2% of the outstanding shares of PRI Common Stock. See "Security Ownership of Certain Beneficial Owners And Management of PRI." These directors and executive officers have indicated that they intend to vote all of their shares in favor of the PRI Share Proposal and the Charter Proposal.

VOTING RIGHTS; PROXIES

  Holders of PRI Common Stock are entitled to one vote per share and may vote in person or by written proxy. All shares of PRI Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated in those proxies, unless the proxies have been previously revoked. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES OF PRI COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE PRI SHARE
                                                         ---
PROPOSAL AND THE CHARTER PROPOSAL. PRI does not know of any matters other than those described in the accompanying PRI Notice of Special Meeting of Stockholders that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

REVOCATION OF PROXIES

  A PRI stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the Special Meeting in three ways: (i) by giving written notice of revocation to the Clerk of PRI at PRI's headquarters, 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, (ii) by signing and returning a later dated proxy or (iii) by attending the Special Meeting and informing the Clerk of PRI in writing that he or she wishes to vote in person. However, mere attendance at the Special Meeting will not in and of itself have the effect of revoking the proxy. ACCORDINGLY, STOCKHOLDERS OF PRI WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE SPECIAL MEETING MAY CHANGE THEIR VOTES AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING.

TABULATION OF VOTES

  Votes cast in person or by proxy at the Special Meeting will be tabulated by the election inspectors appointed for the Special Meeting. The election inspectors will also determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, those shares will be included for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to that proposal.

SOLICITATION OF PROXIES

  PRI will bear its own costs of solicitation of proxies. PRI will also reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names. Certain directors, officers and employees of PRI may solicit proxies, without additional remuneration, by telephone, facsimile, telegraph and in person. PRI expects that the expense of such special solicitation will be nominal.

  THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF PRI. ACCORDINGLY, PRI STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

APPRAISAL AND DISSENTERS' RIGHTS

  Under the MBCL, holders of PRI Common Stock are not entitled to dissent from the PRI Share Proposal or the Charter Proposal or to demand appraisal of their shares as a result of the approval of the PRI Share Proposal or the Charter Proposal.

                                THE ACQUISITION

  This section of the Proxy Statement and the next two sections of the Proxy Statement, entitled "The Merger Agreement" and "Other Agreements," describe certain aspects of the proposed Acquisition. To the extent that the following description relates to the Merger Agreement, the Registration Rights Agreement or the Related Company Acquisition Agreements described under "Other Agreements," it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Registration Rights Agreement, which are attached as Annexes A and C to this Proxy Statement and incorporated herein by reference, and to the Related Company Acquisition Agreements filed as Exhibits 10.20 and 10.21 to PRI's Current Report on Form 8-K filed on November 10, 1997, which are incorporated herein by reference. PRI urges all stockholders to read the Merger Agreement, the Registration Rights Agreement and the Related Company Acquisition Agreements in their entirety.

GENERAL

  The Merger Agreement provides that the Merger will be consummated if the required approval of the PRI stockholders is obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Acquisition Corp. will be merged with and into Equipe and Equipe will become a wholly owned subsidiary of PRI. Pursuant to the Merger, each outstanding share of Equipe Common Stock will be converted into the right to receive 0.760372 shares of PRI Common Stock; in the aggregate, PRI expects to issue 4,088,020 shares of PRI Common Stock to holders of outstanding Equipe Common Stock.

  In the Related Company Acquisitions, PRI will issue an aggregate of 276,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of the Related Companies, which will also become wholly owned subsidiaries of PRI. The Related Company Acquisitions will occur if and only if the Merger is consummated. See "Other Agreements--Related Company Acquisition Agreements."

  Based upon the number of shares of PRI Common Stock outstanding on October 31, 1997, the shares of PRI Common Stock to be issued or reserved for issuance in connection with the Acquisition would represent approximately 23.7% of the PRI Common Stock outstanding immediately following the Acquisition, assuming the exercise of all outstanding options to purchase PRI Common Stock. On October 24, 1997, the last trading day preceding the public announcement of the Acquisition, the high, low and closing sale prices of the PRI Common Stock were $42.125, $34.875 and $36.750, respectively.

EFFECTIVE TIME

  The Merger will become effective at the time when a copy of the Merger Agreement, certificates of the officers of Equipe and Acquisition Corp., and a certificate of satisfaction from the California Franchise Tax Board with respect to Acquisition Corp. (together, the "Merger Documents") have been filed with the Secretary of State of California. The time of the filing will be the "Effective Time" of the Merger, provided that the Secretary of State of California subsequently accepts the filings in due course, as PRI and Equipe expect. The filing of the Merger Documents will occur as soon as practicable after the satisfaction or waiver of all conditions to the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated, under certain circumstances, by either party if the Merger shall not have been consummated on or before May 31, 1998. The Merger Agreement may also be terminated under certain other circumstances. See "The Merger Agreement--Conditions to the Merger" and "--Termination."

BACKGROUND OF THE ACQUISITION

  On March 19, 1997, Mitchell Weiss, Vice President, Strategy/Technology of PRI, met with James Cameron, Chief Executive Officer of Equipe, and Paul Rogan, President and Chief Financial Officer of Equipe, at the offices of Equipe in Sunnyvale, California to discuss product and technology compatibility of PRI and Equipe products.

  On March 26, 1997, Mordechai Wiesler, Chairman and Chief Executive Officer of PRI, Mitchell G. Tyson, President and Chief Operating Officer of PRI, and Bob Klimm, Vice President of Operations and General Manager of Factory Automation Products of PRI, met with Messrs. Cameron and Rogan in Sunnyvale, California to discuss a potential business relationship between PRI and Equipe, including the potential merger of the two companies.

  On June 6, 1997, Messrs. Wiesler, Tyson, Weiss, Allison, Cameron and Rogan met at the headquarters of PRI in Billerica, Massachusetts to continue discussions regarding a potential business relationship between the two companies.

  On June 17, 1997, Messrs. Wiesler, Tyson, Cameron and Rogan met in Dallas, Texas to discuss a potential merger of the two companies and the basis for a valuation of Equipe. These discussions were continued in San Francisco, California on July 17, 1997 at Semicon West. Also on July 17, 1997, Mr. Wiesler met with Frantisek Pavlik, Lubomir Skrobak and Steven The, each of whom is a founder of Equipe, to discuss engineering matters.

  On June 27, 1997, Mr. Weiss and James J. Costa, Vice President, Tool Automation Systems Division of PRI, visited Equipe's facilities to review product design and manufacturing facilities.

  On August 5, 1997, at a meeting of the Board of Directors of PRI in Billerica, Massachusetts, Messrs. Wiesler and Tyson reported on the preliminary discussions with respect to a possible business combination with Equipe. The PRI Board authorized and instructed management to explore the possibility of a merger with Equipe and to continue discussions with representatives of Equipe.

  On August 7 and 8, 1997, Mr. Tyson, Stephen D. Allison, Chief Financial Officer of PRI, and Bob Postle, Vice President, Marketing and Sales of PRI, met with Messrs. Cameron and Rogan and other executive officers of Equipe, together with representatives of Morgan Stanley and BT Alex. Brown Incorporated ("BT Alex. Brown"), financial advisors to PRI and Equipe, respectively, at the offices of Equipe in Sunnyvale, California to discuss a potential transaction between the two companies and to perform business due diligence with respect to Equipe.

  On August 21, 1997, Messrs. Wiesler, Tyson, and Allison met with representatives of Morgan Stanley in Billerica, Massachusetts to continue discussions regarding a potential acquisition of Equipe and to discuss an initial offer price for Equipe. Messrs. Wiesler, Tyson and Allison and the representatives of Morgan Stanley conducted a conference call with representatives of BT Alex. Brown to convey interest in Equipe and to express a preliminary range of PRI's valuation of the business of Equipe.

  On September 5, 1997, representatives of Morgan Stanley and BT Alex. Brown met at the offices of Morgan Stanley in New York, New York to discuss the relative valuation of the two companies and subsequent steps to be taken with respect to the potential acquisition of Equipe by PRI.

  On September 18, 1997, Mr. Tyson met with Messrs. Pavlik, Skrobak and The in Billerica, Massachusetts to discuss a potential business plan for the combined companies.

  On September 19, 1997, Messrs. Tyson, Allison, Cameron and Rogan spoke by telephone and tentatively agreed that PRI would acquire Equipe, the Related Companies and Equipe's European distributor for an aggregate purchase price of
4.8 million shares of PRI Common Stock, including shares to be issued for the Related Companies and Equipe's European distributor and options to be assumed by PRI in connection with the acquisition of Equipe, the Related Companies and Equipe's European distributor. None of Equipe and the Related Companies shares common management or ownership with Equipe's European distributor.

  On September 24, 1997, Messrs. Tyson and Allison and William Boecke, Controller of PRI, met with Messrs. Cameron and Rogan at the offices of Brobeck, Phleger & Harrison LLP, counsel for Equipe, in Palo Alto, California, together with representatives of Morgan Stanley and BT Alex. Brown, representatives of Coopers & Lybrand L.L.P. and Ernst & Young L.L.P., independent accountants for PRI and Equipe, respectively, representatives of Foley, Hoag & Eliot LLP, counsel for PRI, and representatives of Brobeck, Phleger & Harrison

LLP, to continue discussions with respect to the terms of the acquisition relating to option grants, the treatment of affiliates and liquidity for the stockholders of Equipe and the Related Companies. At that meeting, PRI and Equipe executed a non-binding letter of intent with respect to the acquisition of Equipe, the Related Companies and Equipe's European distributor by PRI. The parties continued financial, accounting and legal due diligence with respect to Equipe.

  During the period from September 24, 1997 through the announcement of the execution of the Merger Agreement and the Related Company Acquisition Agreements on October 27, 1997, representatives of PRI and Equipe and their respective financial advisors and legal counsel were in frequent contact to negotiate the terms of the Merger Agreement, the Registration Rights Agreement, the Related Company Acquisition Agreements and the Employment Agreements. The principal areas of negotiations included the representations and warranties to be made by Equipe in the Merger Agreement; the business covenants to be made by Equipe in the Merger Agreement; the indemnification obligations of Equipe's stockholders; the conditions required for a termination of the Merger Agreement; and the terms of the acquisition of the Related Companies and Equipe's European distributor.

  Between October 6, 1997 and October 11, 1997, Messrs. Tyson and Cameron spoke repeatedly by telephone to discuss and resolve outstanding issues with respect to the acquisition of the Related Companies and Equipe's European distributor.

  On October 7, 1997, the Board of Directors of PRI met in Boston, Massachusetts to discuss the terms of the proposed acquisition of Equipe and the Related Companies as well as other pending business.

  On October 16 and 17, 1997, Messrs. Wiesler, Tyson and Allison met with Mr. Cameron, together with representatives of Morgan Stanley and BT Alex. Brown in Billerica, Massachusetts to continue discussions with respect to the combined business plan of PRI and Equipe and to perform business due diligence with respect to PRI.

  Between October 21 and 24, 1997, Messrs. Tyson and Allison negotiated by telephone with Messrs. Cameron and Rogan, together with representatives of Morgan Stanley, BT Alex. Brown, Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, to resolve outstanding issues with respect to the proposed acquisitions. The parties agreed that PRI would not acquire Equipe's European distributor.

  On October 25, 1997, the directors and the stockholders of Equipe each took action by written consent to approve the Merger Agreement and related documents.

  On October 25, 1997, the PRI Board held a meeting to consider the proposed Acquisition. A quorum was present and acting throughout. Members of PRI's senior management and representatives of Morgan Stanley and Foley, Hoag & Eliot LLP made presentations and reviewed the matters set forth under "-- Recommendation of the Board of Directors of PRI; Reasons for the Acquisition." The terms of the Merger Agreement, the Registration Rights Agreement, the Related Company Acquisition Agreements and the Employment Agreements were reviewed with the directors. Morgan Stanley rendered its oral opinion, confirmed by a subsequent written opinion dated October 26, 1997, that, as of October 25, 1997, the Consideration (as defined in the written opinion) to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements was fair from a financial point of view to PRI. After discussion and consideration, the directors present voted unanimously to approve the issuance of shares of PRI Common Stock in the Acquisition and to approve the Merger Agreement and related documents for the transaction.

  On October 25, 1997, the parties executed the Merger Agreement and the Related Company Acquisition Agreements. On October 27, 1997, the parties issued a joint press release announcing the execution of the Merger Agreement and the Related Company Acquisition Agreements.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF PRI; PRI'S REASONS FOR THE
ACQUISITION

  At its October 25, 1997 meeting, the Board of Directors of PRI determined that the consideration to be paid in the Acquisition was fair from a financial point of view to PRI and in the best interests of its stockholders. The

PRI Board unanimously approved the Merger Agreement, the Related Company Acquisition Agreements and the transactions contemplated thereby and unanimously recommends that PRI stockholders vote in favor of the issuance of shares of PRI Common Stock pursuant to the Merger Agreement and the Related Company Acquisition Agreements.

  The PRI Board believes that by combining the highly complementary product lines of the two companies, the combined companies will have the potential to realize superior operating and financial results and to further enhance their competitive position in the semiconductor factory automation segment of the semiconductor capital equipment industry. The PRI Board has identified the following potential benefits of the Acquisition:

  . Ability to Offer Seamless End-to-End Factory Automation Solutions. The combined companies will be able to offer their end-user and OEM customers a seamlessly integrated solution to their automation needs that improves the flow of wafers from chamber to chamber, bay to bay and throughout the customers' semiconductor fabrication facilities ("fabs"). By improving overall fab productivity, the combined companies will be able to help maximize customers' returns on capital investments.

  . Better Positioned to Meet Customer Needs. The combined companies will be better positioned to deliver one of the industry's most comprehensive wafer flow automation solutions to their semiconductor customers. The Acquisition will enable the customers of the combined companies to work with a single supplier to purchase a comprehensive solution for their semiconductor factory automation needs. This focus will allow the combined companies' tool manufacturer customers to focus on their core process technologies rather than on the development of front-end automation expertise.

  . Increased Sales Opportunities for the Combined Companies. Because of the combined companies' ability to deliver seamless semiconductor factory automation solutions, the Acquisition will provide an opportunity for increased sales to current PRI and Equipe customers and an opportunity to market the combined companies' broader and more integrated product line to new customers.

  . Growth Opportunities for Equipe. The PRI stockholders would have the opportunity to participate in any growth of Equipe's business. PRI believes that Equipe's business has attractive growth prospects as a result of (i) increasing customer demand for automation equipment as the semiconductor industry transitions from 200mm to 300mm wafer processing equipment; (ii) increased sales of its highly reliable atmospheric wafer handling robots to customers in Asia and Europe; and (iii) additional sales that may result from the introduction of its new line of vacuum wafer handling robots.

  . Experienced Management Team. The Equipe management team is a group of experienced professionals with an established track record of generating substantial growth, profits and customer satisfaction in the semiconductor factory automation segment by designing, manufacturing and marketing superior wafer handling robots.

  . Immediate Earnings Per Share Accretion. The Acquisition is expected to be immediately accretive to PRI's earnings per share. See "Selected Historical and Pro Forma Combined Financial Data" and the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto included elsewhere in this Proxy Statement.

  . Leverages Japanese Presence. By leveraging Equipe's existing infrastructure and presence in Japan, PRI believes that it will be able to reduce the time required to introduce its products in this sizable and strategically important semiconductor market.

  . Establishes A Strong West Coast Presence. Equipe's Sunnyvale, California location will establish a strong base in northern California from which PRI can support its customers and PRI's Billerica, Massachusetts location will provide Equipe with a base from which to support its customers in the eastern United States.

  In addition, the PRI Board considered the following material factors in its evaluation of the Acquisition: (i) the opinion of Morgan Stanley, rendered orally on October 25, 1997 and subsequently confirmed in writing on October 26, 1997, that the Consideration (as defined in the written opinion) to be paid by PRI pursuant to the

Merger Agreement and the Related Company Acquisition Agreements was fair from a financial point of view to PRI; (ii) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of PRI and Equipe; (iii) current industry, economic and market conditions; (iv) presentations by PRI's management with respect to the acquisition of Equipe and the Related Companies; (v) the terms of the Merger Agreement, the Registration Rights Agreement, the Related Company Acquisition Agreements and the Employment Agreements; and (vi) the expected accounting treatment of the transaction as a pooling of interests.

  The PRI Board also considered a number of potential risks relating to the Acquisition, including (i) the difficulty and management distraction inherent in integrating the combined companies, (ii) the substantial charges expected to be incurred in connection with the Acquisition, including costs of integrating the businesses and transaction expenses arising from the Acquisition, (iii) the risk that the trading price of PRI Common Stock might be adversely affected by the announcement of the Acquisition, (iv) the risk that the benefits sought in the Acquisition would not be fully achieved, (v) the risk that the Acquisition would not be consummated following their public announcement, (vi) the risks of Equipe suffering employee attrition and failing to attract key personnel due to uncertainties associated with the pending Acquisition, and (vii) the risks associated with Equipe's foreign operations.

  The foregoing discussion of the information and factors considered by the PRI Board is not intended to be exhaustive but is believed to include all material factors considered by the PRI Board. In view of the wide variety of information and factors, both positive and negative, considered, the PRI Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

EQUIPE'S REASONS FOR THE MERGER

  On October 25, 1997, the Board of Directors of Equipe (the "Equipe Board") unanimously approved the Merger Agreement and the transactions contemplated thereby. In addition to the anticipated joint benefits described above under "--Recommendation of the Board of Directors of PRI; PRI's Reasons for the Acquisition," the Equipe Board believes that the following are additional reasons the Merger will be beneficial to Equipe and its stockholders:

  . Complementary Product Lines. The Equipe Board believes that the Merger presents an opportunity for the combined companies to offer broader and stronger product lines than either company can offer on its own. The combined companies will be able to provide better solutions for semiconductor and flat panel display equipment manufacturers by providing integrated products which more efficiently address customer needs.

  . Pooled Resources. The Equipe Board expects that the combined technological and engineering resources of the combined companies will allow them to better utilize their research and development efforts to further innovate and enhance new and existing product offerings.

  . Liquidity. The Equipe Board also considered the increased liquidity that the Merger would provide to the stockholders of Equipe as well as the benefits to its stockholders from owning part of a larger and financially stronger enterprise.

  The Equipe Board reviewed a number of additional factors relevant to the Merger, including the strategic overview and prospects for Equipe, its products and its finances. The Equipe Board also considered, among other matters, (i) historical information concerning Equipe's and PRI's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for PRI with the SEC; (ii) Equipe's management's view as to the financial condition, results of operations and businesses of PRI and Equipe before and after giving effect to the Merger based on management's due diligence and publicly available financial information; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to the PRI Common Stock; (iv) the market value of the PRI Common Stock to be issued in exchange for each share of Equipe Common Stock; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) the Equipe Board's view as to the prospects of Equipe as an independent company; (vii) Equipe's management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Equipe; (viii) the impact of the Merger on Equipe's customers and employees; and (ix) reports from Equipe management, legal and financial advisors as to the results of their due diligence investigation of PRI. In addition, the Equipe Board noted that the Merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be created on the books of the combined companies as a result thereof.

  The Equipe Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to, (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possibility that the Merger would not be consummated and the effect of the public announcement of the Merger on (a) Equipe's sales and operating results, (b) Equipe's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects of Equipe; and (iii) the risk that despite the efforts of the combined companies, key technical and management personnel may not remain employed by the combined companies. The Equipe Board believed that these risks were outweighed by the potential benefits of the Merger.

OPINION OF PRI'S FINANCIAL ADVISOR

  In a letter agreement effective as of October 23, 1997 (the "Engagement Letter"), PRI engaged Morgan Stanley to provide a financial fairness opinion in connection with the Acquisition. The Board of Directors of PRI selected Morgan Stanley to act as PRI's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of PRI. At the telephonic meeting of PRI's Board on October 25, 1997, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing on October 26, 1997, that, based upon and subject to the various considerations set forth in the opinion, the Consideration (as defined in the written opinion) to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements was fair from a financial point of view to PRI.

  The full text of the written opinion of Morgan Stanley dated October 26, 1997, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this Proxy Statement and incorporated herein by reference. PRI stockholders are urged to, and should, read the opinion carefully and in its entirely. Morgan Stanley's opinion is directed to the PRI Board and addresses only the fairness of the Consideration (as defined therein) to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of PRI Common Stock as to how to vote at the Special Meeting. The following summary of the opinion of Morgan Stanley is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this Proxy Statement.

  In rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of PRI;
(ii) reviewed certain internal financial statements and other financial and operating data concerning the Equipe Combined Companies; (iii) analyzed certain financial projections prepared by the management of the Equipe Combined Companies; (iv) discussed the past and current operations and financial condition and the prospects of the Equipe Combined Companies with senior executives of Equipe; (v) discussed certain internal financial statements and other financial operating data concerning PRI prepared by the management of PRI; (vi) discussed certain financial projections prepared by the management of PRI; (vii) discussed the past and current operations and financial conditions and the prospects of PRI with senior executives of PRI, and analyzed the pro forma impact of the Acquisition on PRI's earnings per share; (viii) compared the financial performance of the Equipe Combined Companies with that of certain other comparable publicly traded companies;
(ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (x) reviewed and discussed with the senior managements of PRI and Equipe the strategic rationale for the Merger and certain alternatives to the Acquisition; (xi) participated in discussions and negotiations among representatives of PRI and the Equipe Combined Companies and their financial and legal advisors; (xii) reviewed the Merger Agreement, the Related Company Acquisition Agreements and certain related documents; and (xiii) considered such other factors as it deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of PRI and the Equipe Combined Companies. Morgan Stanley relied upon the assessment by the managements of the Equipe Combined Companies and PRI of their ability to retain key employees of both the Equipe Combined Companies and PRI. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of the Equipe Combined Companies and PRI of the Equipe Combined Companies' and PRI's technologies and products, the timing and risks associated with the integration of the Equipe Combined Companies with PRI, and the validity of, and risks associated with, the Equipe Combined Companies' and PRI's existing and future products and technologies. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or technology of the Equipe Combined Companies or PRI, respectively, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley assumed that the Acquisition will be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles and will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Morgan Stanley assumed that the Acquisition will be consummated in accordance with the terms set forth in the Merger Agreement and the Related Company Acquisition Agreements. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

  The following is a brief summary of the analysis performed by Morgan Stanley in preparation of its opinion letter dated October 26, 1997.

 Relative Contribution Analysis

  Morgan Stanley analyzed the pro forma contribution of each of the Equipe Combined Companies and PRI to the combined company assuming consummation of the Merger and based on earnings estimates for PRI as published by Morgan Stanley Equity Research on June 3, 1997 and estimates for the Equipe Combined Companies based upon discussions with the management of the Equipe Combined Companies. This analysis, among other things, showed that in terms of revenue, the Equipe Combined Companies would contribute 22.2% in the fiscal year ended September 30, 1997 and a range of 24.1% to 26.7% in the fiscal year ending September 30, 1998, and in terms of net income, the Equipe Combined Companies would contribute 31.7% in the fiscal year ended September 30, 1997 and a range of 27.0% to 33.4% in the fiscal ending September 30, 1998. These figures, adjusted to reflect each company's capital structure, were compared to the pro forma ownership of the combined company by PRI stockholders of 76.8% on a fully converted basis based on the Consideration to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements.

 Discounted Equity Value

  Morgan Stanley performed an analysis of the present value of the Equipe Combined Companies' theoretical future trading value based on a range of estimated earnings for the Equipe Combined Companies for calendar years 1999 and 2001, illustrative multiples of estimated 1999 and 2001 earnings per share ranging from 20.0 times to 24.0 times next calendar year's earnings per share and calculated a present value based on discount rates ranging from 16.0% to 20.0% based on illustrative estimates of the theoretical return required by stockholders to hold shares of the Equipe Combined Companies. Based on this analysis, Morgan Stanley calculated a present value of the potential theoretical future trading price value ranging from $230 million to $400 million for the Equipe Combined Companies.

 Peer Group Comparison

  Morgan Stanley compared certain financial information of the Equipe Combined Companies with that of a group of semiconductor automation companies, including PRI, Brooks Automation and Asyst Technologies. Such financial information included, among other things, market valuation, stock price as a multiple of earnings per share, and the ratio of calendar year 1998 price-earnings multiple to projected growth rate. In particular, such analysis showed that as of October 24, 1997, based on the median earnings per share and five-year projected earnings per share growth rate projections as published by the Institutional Brokers Estimates Service as of October 24, 1997, PRI traded at a multiple of 30.9 times forecasted earnings per share for the calendar year 1997 and a multiple of 23.1 times forecasted earnings per share for the calendar year 1998 (representing a multiple of 0.71 times its forecasted growth rate), compared to multiples for Asyst Technologies of 24.3 times and
18.4 times (representing a multiple of 0.61 times its forecasted growth rate) and a multiple for Brooks Automation of 19.8 times forecasted earnings per share for the calendar year 1998 (representing a multiple of 0.72 times its forecasted growth rate). Such analysis also showed growth rate projections of 32.5% for PRI, 30.0% for Asyst Technologies and 27.5% for Brooks Automation. No company used in the peer group comparison is identical to the Equipe Combined Companies.

 Analysis of Selected Precedent Transactions

  As part of its analysis, Morgan Stanley reviewed seven large semiconductor capital equipment transactions: Fusion Systems/Eaton, OnTrak Systems/Lam Research, Tencor Instruments/KLA Instruments, Opal/Applied Materials, Orbot Instruments/Applied Materials, Electrotech Group/Plasma and Materials, and Megatest/Teradyne (collectively, the "Acquisition Transactions"). Morgan Stanley compared certain statistics for the Acquisition Transactions to the relevant financial statistics for the Equipe Combined Companies. The analysis of the Acquisition Transactions showed multiples of revenue ranging from 2.0 times to 3.0 times latest twelve months revenues, multiples of earnings of
14.5 times to 45.6 times latest twelve months earnings and multiples of earnings ranging from 17.6 times to 39.9 times one year forward projected earnings. These compared to multiples for the Equipe Combined Companies of 3.9 times latest twelve months revenues, 23.2 times latest twelve months earnings and a range of 13.2 times to 18.0 times one year forward earnings. No transaction used in the analysis of selected precedent transactions is identical to the Transactions.

 Pro Forma Analysis of the Acquisition

  Morgan Stanley analyzed the pro forma impact of the Acquisition on PRI's estimated earnings per share for the fiscal year ending September 30, 1998. Such analysis was based on earnings estimates for PRI as published by Morgan Stanley Equity Research on June 3, 1997 for the corresponding periods. Morgan Stanley observed that, assuming that the Acquisition were treated as a pooling of interests for accounting purposes and before taking into account any one-time restructuring charges or any synergies resulting from the combination, the Acquisition would result in modest earnings per share accretion for PRI stockholders for the fiscal year ending September 30, 1998, based on the Consideration to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements.

  In connection with the review of the Acquisition by the PRI Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Equipe Combined Companies. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PRI or the Equipe Combined Companies. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Consideration to be paid by PRI pursuant to the Merger Agreement and the Related Company Acquisition Agreements from a financial point of view to PRI and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which PRI or the Equipe Combined Companies might actually be sold. Morgan Stanley did not recommend the Consideration to be paid by PRI or that any consideration to be paid by PRI constituted the only appropriate consideration for the Acquisition.

  In addition, as described in the Proxy Statement under the heading "Recommendation of the Board of Directors of PRI; PRI's Reasons for the Acquisition," Morgan Stanley's opinion and presentation to the PRI Board was one of many factors taken into consideration by the PRI Board in making its determination to recommend approval of the issuance of PRI Common Stock in the Acquisition. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the PRI Board or the view of the management of PRI with respect to the Consideration paid for the Equipe Combined Companies. The Consideration to be paid by PRI pursuant to the Acquisition was determined through arm's-length negotiations between PRI and the Equipe Combined Companies and was approved by the PRI Board. Morgan Stanley provided advice to PRI during the course of such negotiations; however, the decision to enter into the Merger Agreement and the Related Company Acquisition Agreements and to pay the Consideration for the Equipe Combined Companies was solely that of the PRI Board.

  Pursuant to the Engagement Letter, PRI engaged Morgan Stanley to act as financial adviser in connection with a potential acquisition of or business combination with the Equipe Combined Companies. Pursuant to the terms of the Engagement Letter, PRI agreed to pay Morgan Stanley an advisory fee or transaction fee depending on whether a transaction is consummated. The advisory fee, payable if a transaction is not consummated, is expected to be between $25,000 and $100,000. If the Acquisition is consummated, Morgan Stanley will be entitled to receive a transaction fee of approximately $2.4 million against which any advisory fee paid will be credited. PRI has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to Morgan Stanley's engagement.

  Morgan Stanley is an internationally recognized investment bank and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations, for estate, corporate or other purposes. Morgan Stanley is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking, financing and financial advisory services. In the course of its trading, brokerage and financing activities, Morgan Stanley may, at any time, hold long or short positions in, and may trade or otherwise effect transactions for its own account or the accounts of customers in, debt or equity securities of PRI.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

  Under the articles of incorporation and bylaws of Equipe, the directors, officers, employees and agents of Equipe have certain rights of indemnification, including with respect to the approval of the Merger Agreement and the Merger. PRI has agreed that Equipe's indemnification obligations under its articles of incorporation and bylaws at the date of the Merger Agreement will survive the Merger and will not be amended, repealed or otherwise modified for six years after the Effective Time in any manner that would adversely affect the indemnification rights of the directors, officers, employees and agents of Equipe. PRI also agreed to take all action necessary to cause the Surviving Corporation to comply with this obligation and to fulfill its obligations under its articles of incorporation and bylaws.

  In connection with the Acquisition, certain executive officers of Equipe will enter into employment and retention agreements with PRI, pursuant to which they will be entitled to specified salaries, benefits and other compensation, including certain severance payments upon termination and upon a change in control of PRI. See "Other Agreements--Employment Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the anticipated material United States federal income tax consequences of the Acquisition that are generally applicable to PRI, Equipe, the Related Companies and the stockholders of Equipe and the Related Companies under the United States Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not deal with all federal income tax considerations that may be relevant to particular stockholders of Equipe and the Related Companies in light of their particular circumstances, such as stockholders owning, directly or indirectly, five percent of more of either the total voting power or the total value of PRI Common Stock following the Acquisition; stockholders who are dealers in securities; stockholders who are subject to the alternative minimum tax provisions of the Code; and stockholders who are foreign persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, or who otherwise hold convertible securities, warrants or options. In addition, the following discussion does not address the tax consequences of transactions effectuated before or after the Acquisition (whether or not such transactions are or were undertaken in connection with the Acquisition), including transactions in which shares of Equipe Common Stock or stock of the Related Companies were or are acquired or transactions in which shares of PRI Common Stock are disposed of. Furthermore, no foreign, state or local tax considerations are addressed in this discussion.

  STOCKHOLDERS OF EQUIPE AND THE RELATED COMPANIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS OF THE ACQUISITION, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE ACQUISITION.

  The following discussion is based on the Code, applicable United States Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this Proxy Statement. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth in this discussion. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Acquisition to PRI, Equipe, the Related Companies and the stockholders of Equipe and the Related Companies. At the Closing, as a condition to the obligations of PRI and Equipe to consummate the Merger, PRI and Equipe will receive opinions from their respective legal counsel, Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, to the effect that for federal income tax purposes, the Merger and the Related Company Acquisitions will constitute "reorganizations" within the meaning of
Section 368 of the Code.

  The Merger and the acquisition of E-Machine will generally result in no gain or loss being recognized by holders of Equipe Common Stock and holders of stock of E-Machine upon their receipt in the Merger and the acquisition of E-Machine of PRI Common Stock solely in exchange for Equipe Common Stock and stock of E-Machine. In addition, shareholders of Equipe Japan who are not "U.S. Shareholders" (as defined in the following paragraph), will recognize no gain or loss upon the exchange of their Equipe Japan stock for PRI Common Stock in the acquisition of Equipe Japan.

  Individual citizens or residents of the United States for U.S. federal income tax purposes, corporations or partnerships created in the United States or under the laws of the United States or of any state, or estates or trusts, other than foreign estates or trusts, who own ten percent or more of the voting power of Equipe Japan (a "U.S. Shareholder") will not be required to recognize gain upon the exchange of Equipe Japan stock for PRI Common Stock in the acquisition of Equipe Japan. Under Treasury Department temporary regulations promulgated in 1977, however, upon the exchange of their Equipe Japan stock for PRI Common Stock, a U.S. Shareholder must include in his income his allocable share of Equipe Japan's earnings and profits attributable to the period during which he held his Equipe Japan stock while Equipe Japan was a controlled foreign corporation, to the extent of the difference between the fair market value of the PRI Common Stock the U.S. Shareholder receives and the U.S. Shareholder's adjusted basis in the Equipe Japan stock the U.S. Shareholder surrenders. Temporary regulations, however, are ineffective if not finalized after three years. Proposed regulations, which are not currently effective, would not require a U.S. Shareholder to include any amount in income upon the exchange of Equipe Japan stock for PRI Common Stock. U.S. Shareholders of Equipe Japan should consult their own tax advisors regarding the potential application of either the temporary or proposed regulations.

  Finally, none of PRI, Acquisition Corp., Equipe and the Related Companies will recognize material amounts of gain or loss solely as a result of the Merger and the Related Company Acquisitions.

  The parties have not requested and will not request a ruling from the IRS in connection with the Acquisition. The opinions of legal counsel referred to in this discussion neither bind the IRS nor preclude the IRS from adopting a contrary position. The opinions are subject to certain assumptions and qualifications and the accuracy of certain representations made by PRI, Acquisition Corp., Equipe, the Related Companies, and the stockholders of Equipe and the Related Companies, including representations in certificates to be delivered to counsel by the respective managements of PRI, Acquisition Corp. and Equipe and by stockholders of Equipe and the Related Companies.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger and the Related Company Acquisitions are expected to qualify as "poolings of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of PRI, Equipe and the Related Companies will be carried forward to the combined company at their recorded amounts, subject to any adjustments required to conform the accounting policies of the four companies; income of the combined company will include income of PRI, Equipe and the Related Companies for the entire fiscal year of PRI in which the Merger and the Related Company Acquisitions occur; and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company.

  Simultaneous with the execution of the Merger Agreement and the Related Company Acquisition Agreements, the independent public accountants of PRI and Equipe delivered written reports concurring with PRI's and the Equipe Combined Companies' managements as to the availability of pooling-of-interests accounting treatment for the Merger and the Related Company Acquisitions. The Merger Agreement provides that a condition to the consummation of the Merger is the receipt from the independent public accountants of both PRI and Equipe of updated reports concurring with PRI's and the Equipe Combined Companies' managements as to the availability of pooling-of-interests accounting treatment for the Merger and the Related Company Acquisitions.

  To provide assurances that certain requirements for pooling-of-interests accounting treatment will be met, each affiliate of PRI and Equipe has executed a written agreement to the effect that, during the period beginning on the date of the mailing of this Proxy Statement and ending on the day PRI announces financial results covering at least 30 days of combined operations of PRI and Equipe, he or she will not sell, exchange, transfer, pledge, distribute or otherwise dispose of, or in any other way reduce his or her risk relative to, any shares of PRI Common Stock or Equipe Common Stock owned by him or her.

EFFECT ON STOCK OPTIONS

  At the Effective Time, PRI will assume Equipe's obligations under Equipe's outstanding stock options (the "Equipe Options"). After the Effective Time, each Equipe Option will entitle its holder to purchase a number of shares of PRI Common Stock equal to product of the number of shares of Equipe Common Stock issuable upon exercise of the Equipe Option immediately prior to the Effective Time (without regard to vesting) multiplied by the Merger Ratio, rounded up to the nearest whole number of shares of PRI Common Stock. After the Effective Time, the per share exercise price of each Equipe Option will be equal to the quotient of the exercise price per share of Equipe Common Stock at which the Equipe Option was exercisable immediately prior to the Effective Time divided by the Merger Ratio, rounded down to the nearest whole cent. Each Equipe Option will otherwise have the same terms and conditions as provided in the option agreement governing the Equipe Option immediately prior to the Effective Time.

  As of October 31, 1997, there were outstanding options to acquire 170,500 shares of Equipe Common Stock, which at the Effective Time will be converted into options to purchase 129,646 shares of PRI Common Stock. PRI has also agreed to issue new options to purchase 720,000 shares of PRI Common Stock to officers and employees of Equipe and the Related Companies to help ensure retention of those employees. The new options will have an exercise price equal to the last reported sale price per share of PRI Common Stock on the Nasdaq National Market on the closing date of the Acquisition. The options will be consistent in form and substance with nonqualified stock options granted by PRI to employees having comparable responsibilities.

  In the Merger Agreement, PRI agreed to file a Registration Statement on Form S-8 with respect to the shares of PRI Common Stock issuable upon exercise of the Equipe Options no later than January 4, 1998 or, if later, five business days after the consummation of the Merger. PRI also agreed to use its best efforts to maintain the effectiveness of the Registration Statement for as long as any of the Equipe Options remains outstanding.

CERTAIN LEGAL MATTERS

  Pursuant to the requirements of the HSR Act, PRI and Equipe each filed in December 1997 a Notification and Report Form with the FTC and the Antitrust Division for review under the HSR Act. The waiting period under the HSR Act with respect to these filings is expected to expire in January 1998.

  PRI and Equipe believe that no additional governmental filings in the United States are required with respect to the Acquisition, other than the filing of the Merger Documents with the California Secretary of State. The FTC or the Antitrust Division could take certain actions under the antitrust laws that it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of PRI or Equipe if the Acquisition is consummated. Consummation of the Merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES; REGISTRATION RIGHTS

  The shares of PRI Common Stock to be issued in the Acquisition have not been registered under the Securities Act and therefore will be "restricted securities" which cannot be resold in the United States unless they are registered under the Securities Act or unless an exemption from registration is available. The certificates that will represent the shares of PRI Common Stock to be issued in the Acquisition will bear legends stating that the shares have not been registered under the Securities Act and referring to the restrictions on the transfer and sale of the shares.

  In general, restricted securities may be sold in the public market only if registered under the Securities Act or sold in compliance with Rule 144. Under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of those securities that does not exceed the greater of 1% of the then-outstanding shares of the issuer in the same class or the average weekly trading volume in the public market during the four calendar weeks preceding the filing of the seller's Form 144, provided that certain requirements concerning the availability of public information concerning the issuer, the manner of sale and the filing of the seller's Form 144 are satisfied. A person who is not an affiliate, has not been an affiliate within three months prior to the sale and has beneficially owned restricted securities for at least two years is entitled to sell those securities under Rule 144(k) without regard to any of the other limitations described above. Rule 144 also provides that affiliates who are selling shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities with the exception of the holding period requirement. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate of the issuer and may include the holding period of a prior owner who is not an affiliate of the issuer.

  PRI has agreed to grant the stockholders of Equipe and the Related Companies certain registration rights with respect to the shares of PRI Common Stock to be issued in connection with the Acquisition pursuant to a Registration Rights Agreement between PRI and those stockholders. The Registration Rights Agreement, which is attached to this Proxy Statement as Annex C, will be executed at the Closing. See "Other Agreements--Registration Rights Agreement."

DIVIDENDS

  Under the terms of the Merger Agreement, none of PRI, Equipe and the Related Companies is permitted to declare or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the Closing, except that Equipe and E-Machine may make distributions to their stockholders solely to enable the stockholders to meet their federal and state tax obligations with respect to the income of the two companies that is attributable to the stockholders for 1997.

FEES AND EXPENSES

  The Merger Agreement provides that if the Merger is not consummated each party will be responsible for its costs and expenses, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants. If the Merger Agreement is terminated and the termination results from a material and intentionally fraudulent misrepresentation made by any party in the Merger Agreement or an intentional breach by any party of its material agreements in the Merger Agreement, the other parties will be entitled to recover from that party all fees and expenses incurred by them in connection with the Acquisition.

  PRI will pay all of the fees and expenses, including fees and disbursements of counsel and accountants, incurred in connection with the preparation, printing and filing of this Proxy Statement, including any preliminary proxy materials and any amendments or supplements to this Proxy Statement.

                             THE MERGER AGREEMENT

  The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement attached as Annex A to this Proxy Statement, which is incorporated herein by reference. PRI urges all stockholders to read the Merger Agreement in its entirety.

TERMS OF THE MERGER

  The Merger. At the Effective Time, the separate existence of Acquisition Corp. will cease and Acquisition Corp. will be merged with and into Equipe. Equipe will remain as the surviving corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of PRI.

  The Effective Time. The Merger will become effective at the time (the "Effective Time") and on the date (the "Effective Date") that the following documents are filed with the Secretary of State of California (provided that they are subsequently accepted by the Secretary of State of California in due course): (i) a certificate of satisfaction of the California Franchise Tax Board relating to Acquisition Corp., (ii) a copy of the Merger Agreement (or a merger agreement as contemplated by Section 1101 of the California General Corporation Law), and (iii) executed original certificates of the officers of Equipe and Acquisition Corp. prepared in accordance with Section 1103 of the California General Corporation Law.

  Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of Acquisition Corp. will be the articles of incorporation and bylaws of the Surviving Corporation, except that the articles of incorporation will be amended to provide that the name of the Surviving Corporation is Equipe Technologies, Inc.

  Directors and Officers. The directors and officers of Acquisition Corp. will be the directors and officers of the Surviving Corporation.

  Effect on Capital Stock of Equipe. At the Effective Time, each holder of record of Equipe Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Holder") will receive a number of shares of PRI Common Stock equal to the product of the number of shares of Equipe Common Stock held of record by the Holder immediately prior to the Effective Time multiplied by 0.760372 (the "Merger Ratio"). If, between the date of the Merger Agreement and the Effective Time, the outstanding shares of PRI Common Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, the Merger Ratio will be adjusted accordingly.

  Effect of Merger on Equipe Options. At the Effective Time, PRI will assume each outstanding Equipe Option. After the Effective Time, each Equipe Option will entitle its holder to receive upon exercise (if and when vested) the number of shares of PRI Common Stock equal to the product of the number of shares of Equipe Common Stock issuable upon exercise of the option immediately prior to the Effective Time (without regard to vesting) multiplied by the Merger Ratio, rounded up to the nearest whole number of shares of PRI Common Stock. After the Effective Time, the per share exercise price for the PRI Common Stock issuable upon exercise of each Equipe Option will be equal to the quotient, rounded down to the nearest whole cent, of the per share exercise price of the option immediately prior to the Effective Time divided by the Merger Ratio. Each Equipe Option will otherwise continue to have the same terms and conditions as before the Effective Time.

  Effect on Capital Stock of Acquisition Corp. At the Effective Time, all of the issued and outstanding shares of common stock of Acquisition Corp. will be converted into 1,000 shares of common stock of the Surviving Corporation, all of which will be held of record and beneficially by PRI.

  No Fractional Shares. PRI will not issue fractional shares of PRI Common Stock in connection with the Merger. Instead, PRI will pay each Holder otherwise entitled to a fractional share of PRI Common Stock an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the fraction and (ii) the average of the last reported sale price of the PRI Common Stock on the Nasdaq National Market on each of the twenty consecutive trading days immediately preceding the Effective Time.

  Exchange of Equipe Certificates. PRI has appointed an exchange agent (the "Exchange Agent") in connection with the Merger to facilitate the surrender of certificates representing outstanding shares of Equipe Common Stock and the issuance of certificates representing the shares of PRI Common Stock to be issued in the Merger. At the Closing, the Holders will surrender to the Exchange Agent the certificates representing all of the outstanding shares of Equipe Common Stock, all of which will be canceled. The Exchange Agent will deliver to each Holder certificates representing the shares of PRI Common Stock issuable to the Holder and cash in lieu of fractional shares.

  PRI STOCKHOLDERS SHOULD RETAIN THEIR STOCK CERTIFICATES AND SHOULD NOT RETURN ANY OF THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

  Accounting and Tax Treatment. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes and as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

REPRESENTATIONS AND WARRANTIES OF EQUIPE AND FOUNDERS

  In the Merger Agreement, Equipe and the Founders made various customary representations and warranties to PRI and Acquisition Corp. regarding certain factual information about Equipe and the Related Companies, including, among other things, the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) force and effect of articles of incorporation and bylaws and completeness of corporate records;
(iii) the capital structure of each company; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement, the Employment Agreements and the Equipe Officers' Certificate (collectively, the "Equipe Corollary Agreements"); (v) the absence of any material violation of charter documents, agreements or laws as a result of the execution, delivery and performance of the Merger Agreement or the Equipe Corollary Agreements; (vi) consents or authorizations necessary to permit the Merger to proceed; (vii) Equipe's investments in or ownership of other persons or entities and other business relationships established outside the ordinary course of business;
(viii) the fair presentation of the financial statements in accordance with generally accepted accounting principles and the absence of undisclosed liabilities; (ix) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits material to the conduct of business; (x) absence of undisclosed litigation; (xi) ownership and leasing of real property; (xii) disclosure of, and absence of breaches and defaults under, certain material agreements; (xiii) payment of taxes and certain other tax matters; (xiv) employee benefit matters; (xv) absence of certain changes or events; (xvi) disclosure of information with respect to directors, officers and key employees; (xvii) potential conflicts of interest; (xviii) absence of any obligation to pay finder's fees; (xix) environmental matters; (xx) insurance policies and coverage; (xxi) employee relations; (xxii) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; (xxiii) disclosure of customers, suppliers, sales agents and distributors; and (xxiv) absence of agreements or obligations restricting the business activities of Equipe.

  In addition, each of the Founders made various customary representations and warranties to PRI and Acquisition Corp. regarding that Founder, including, among other things: (i) ownership of and title to Equipe Common Stock; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement, the Registration Rights Agreement, the Founder's Irrevocable Proxy and other documents executed by that Founder; (iii) the Founder's status as an accredited investor for purposes of the federal securities laws and the Founder's investment intent with respect to his acquisition of PRI Common Stock; (iv) absence of consents or authorizations necessary to permit the Merger to proceed; and (v) absence of any obligation to pay finder's fees.

REPRESENTATIONS OF PRI AND ACQUISITION CORP.

  PRI and Acquisition Corp. made various customary representations and warranties to Equipe regarding certain factual information about PRI and Acquisition Corp., including, among other things, the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) the capital structure of each company; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the Registration Rights Agreement and the Employment Agreements; (iv) reports and other documents filed with the Commission and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles; (v) the absence of certain events and undisclosed liabilities; (vi) the absence of pending or threatened litigation; (vii) compliance with applicable law; (viii) payment of taxes and certain other tax matters; (ix) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; and (x) absence of any obligation to pay finder's fees.

CONDUCT OF BUSINESS PENDING THE MERGER

  Conduct of Business by Equipe. In the Merger Agreement, Equipe and the Founders agreed that Equipe will comply with certain restrictions on the conduct of its business until the Closing contemplated by the Merger Agreement. Equipe may avoid the restrictions with PRI's written consent. Specifically, Equipe and the Founders agreed that, until the Closing, Equipe will (i) carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by Equipe in substantially the same manner as before the execution of the Merger Agreement;
(ii) materially comply with applicable laws, ordinances and regulations and applicable orders, judgments, injunctions, awards and decrees of governmental entities; and (iii) maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with its past business practice. Equipe and the Founders also agreed that, until the Closing, Equipe will not:

    (a) amend its charter or bylaws;

    (b) declare or pay any dividend or other distribution in respect of Equipe Common Stock; issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate Equipe to issue, deliver or sell additional shares of Equipe Common Stock or to grant, extend or enter into any such option, warrant, call, right or agreement; split, combine or reclassify any of the Equipe Common Stock; or purchase, redeem or otherwise acquire any shares of Equipe Common Stock, except that Equipe and E-Machine may make distributions to their stockholders solely to enable the stockholders to meet their federal and state tax obligations with respect to the income of the two companies that is attributable to the stockholders for 1997;

    (c) acquire any equity interest or investment exceeding five percent of the equity capital of any person; acquire any person by merger, consolidation, purchase of assets or otherwise; acquire or license any assets that are material to Equipe, except in the ordinary course of business consistent with prior practice; or enter into any partnership, joint venture, voluntary association, cooperative or business trust agreement or arrangement, other than in the ordinary course of business consistent with prior practice;

    (d) incur any indebtedness (as defined in the Merger Agreement) for borrowed money; incur any other indebtedness except in the ordinary course of business; guarantee any indebtedness of others; or pay, discharge or satisfy, in an amount in excess of $50,000 (in the aggregate), any claims, liabilities or obligations reflected or reserved against pursuant to the Merger Agreement, except in the ordinary course of business consistent with past practice;

    (e) commence any litigation; take any significant actions, including entering into any settlement, with respect to pending proceedings without the prior approval of PRI; or fail to cooperate and consult with PRI with respect to pending proceedings;

    (f) lease or otherwise dispose of any of its property except in the ordinary course of business consistent with prior practice;

    (g) enter into any contract or engage in any transaction not in the ordinary course of business consistent with past practice; amend or otherwise modify any contract pursuant to which any other party is granted marketing, distribution or similar rights with respect to any products of Equipe; amend or otherwise modify any contract except in the ordinary course of business consistent with past practice; or take or fail to take any action, or permit any action or omission to act, if the action or omission will result in a violation of any material provision of any material contract;

    (h) make or change any material election in respect of taxes; adopt or change any accounting method in respect of taxes; enter into any closing agreement, settle any claim or assessment in respect of taxes; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

    (i) adopt or materially amend any benefit plan;

    (j) adopt any collective bargaining agreement; grant any severance or termination pay to any director, officer or other employee of Equipe; grant any general or uniform increase in the rates of pay of employees of Equipe or in the benefits under any bonus plan or other compensation arrangements; or increase the compensation payable or to become payable to any officer or key salaried employee; or

    (k) transfer to any person any rights to proprietary rights, except in the ordinary course of business consistent with past practice.

  Equipe and the Founders also agreed that they would not take, propose to take, or agree to take any of these actions or any other action that would prevent Equipe or any Founder from performing, or that would cause Equipe or any Founder not to perform, its covenants and other obligations under the Merger Agreement.

  Conduct of Business by PRI. In the Merger Agreement, PRI also agreed that it will comply with certain restrictions on the conduct of its business until the Closing contemplated by the Merger Agreement. PRI may avoid the restrictions with Equipe's written consent. Specifically, PRI agreed to (i) carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by it in substantially the same manner as before the execution of the Merger Agreement, and (ii) materially comply with applicable laws, ordinances and regulations and applicable orders, judgments, injunctions, awards and decrees of governmental entities. PRI also agreed that, until the Closing, PRI will not:

    (a) amend its articles of organization or its bylaws, except to increase the number of shares of PRI Common Stock that PRI is authorized to issue;

    (b) declare or pay any dividend or other distribution in respect of PRI Common Stock; issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate PRI to issue, deliver or sell additional shares of PRI Common Stock, or to grant, extend or enter into any such option, warrant, call, right or agreement, other than in the ordinary course of PRI's business pursuant to its 1984 Incentive Stock Option Plan, 1994 Incentive and Nonqualified Stock Option Plan and 1994 Employee Stock Purchase Plan; split, combine or reclassify any of the PRI Common Stock; or purchase, redeem or otherwise acquire any shares of PRI Common Stock; or

    (c) except as contemplated by the Merger Agreement, engage in any acquisition of the equity capital or assets of any person or entity in a transaction requiring the approval of the stockholders of PRI.

  PRI also agreed that it will not take, propose to take, or agree to take any of these actions or any other action that would prevent it from performing, or cause it not to perform, its covenants and other obligations under the Merger Agreement.

ADDITIONAL COVENANTS

  Proxy Statement. PRI agreed to prepare and file this Proxy Statement with the Securities and Exchange Commission as soon as reasonably practicable after the execution of the Merger Agreement.

  PRI Stockholders' Meeting. PRI agreed to take all action necessary in accordance with the MBCL, its articles of organization and its bylaws to convene the Special Meeting to be held as soon as reasonably practicable after the execution of the Merger Agreement to approve the Merger Agreement and the Merger.

  Related Company Acquisitions. PRI, Equipe and the Founders agreed to take any and all actions reasonably necessary to validly effect the Related Company Acquisitions.

  Access to Information. PRI and Equipe agreed to afford each other, and to cause their independent accountants to afford to the other party and its accountants, counsel and other representatives, reasonable access during normal business hours to all of the other party's properties, books, contracts, commitments and records until the Closing. Each party agreed to use reasonable efforts to furnish promptly to the other party any information concerning its business, properties and personnel that the other party may reasonably request.

  Confidentiality. Equipe and the Founders, as one party, and PRI and Acquisition Corp., as another party, agreed to treat as confidential, and to cause their respective accountants, counsel and other representatives to treat as confidential, all documents and information concerning the other party furnished by the other party to it in connection with the Merger Agreement. This confidentiality obligation generally does not apply to any information or document that (a) at the time of disclosure is already known or available to the receiving party, but only if the receiving party is not subject to similar restrictions of confidentiality with a third party with respect to that information or document; (b) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its directors, officers, employees, agents or representatives; (c) is or becomes known or available to the receiving party without similar restrictions of confidentiality from a source other than the disclosing party, but only if the recipient, after reasonable inquiry, does not know that the source is bound by an obligation of secrecy to the disclosing party that would prohibit disclosure to the receiving party; (d) is independently generated by the receiving party and not derived from confidential information; or (e) is required to be disclosed by the receiving party by law, regulation, court order or other legal process. The parties agreed not to release or disclose confidential information or documents to any person other than their representatives in connection with the Merger Agreement and not to use confidential information for purposes other than as contemplated by the Merger Agreement. Each party agreed in the event of the termination of the Merger Agreement to return or destroy, or cause to be returned or destroyed, all confidential information of the other party.

  The parties also agreed that, except as contemplated by the Merger Agreement, no party would disclose any information regarding the transactions contemplated by the Merger Agreement. The Founders agreed that, before the public announcement of the Merger Agreement, they would not buy, sell or otherwise trade in any shares of PRI Common Stock or advise any other person as to any trading of PRI Common Stock.

  The agreements regarding confidentiality will survive any termination of the Merger Agreement for a period of five years.

  Public Disclosure. The parties agreed that PRI will develop all press releases and other public disclosures of information regarding the transactions contemplated by the Merger Agreement, subject to the reasonable approval of Equipe or, if disclosure is required for PRI to comply with applicable law, reasonable consultation with Equipe.

  Exclusivity. Equipe, on behalf of itself and its representatives and affiliates, and the Founders agreed not to (a) solicit, initiate or participate in discussions or negotiations or otherwise cooperate with, or provide any information to, any person or group concerning any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction or (b) enter into any agreement to effect, or effect, any of those transactions (other than the transactions contemplated by the Merger Agreement). Equipe and each Founder agreed to notify PRI in writing of any of these transactions, including a summary of the material terms of any offer made or proposed in connection with any transaction.

  Securities Laws. PRI agreed to take the necessary steps to comply with the securities laws of the United States and the securities and Blue Sky laws of all other jurisdictions that are applicable in connection with the Merger. Equipe agreed to use its best efforts to assist PRI to comply with these laws.

  Option Assumption; S-8 Registration Statement. PRI agreed to take the actions necessary to assume the Equipe Options in accordance with the Merger Agreement. PRI agreed to file a registration statement on Form S-8 covering the shares of PRI Common Stock issuable upon exercise of the assumed Equipe Options no later than January 4, 1998 or, if later, five business days after the Closing. PRI also agreed to use its best efforts to cause the registration statement to become and remain effective for as long as any of the Equipe Options remains outstanding.

  State Statutes. Each party agreed that if any state takeover law becomes applicable to the transactions contemplated by the Merger Agreement, it and its board of directors will use their best efforts to obtain the necessary approvals and take the necessary actions to enable the transactions contemplated by the Merger Agreement to be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and to minimize the effects of that state takeover law on those transactions.

  Pooling Accounting. The Merger Agreement provides that no party will knowingly take any action that would cause the Merger to fail to qualify as a pooling of interests, including taking any action that would alter the equity interests of Equipe in a way that would prohibit pooling of interests treatment for the Merger.

  Expenses. If the Merger is not consummated, each party will be responsible for its costs and expenses, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants, in connection with the acquisition of Equipe by PRI.

  Consents; Further Assurances. The parties agreed to use all commercially reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity or other third party, required to be obtained or made by that party in connection with any action to be taken under the Merger Agreement. Each party agreed not to take any action that would, or is reasonably likely to, cause any of its representations and warranties in the Merger Agreement to be untrue or prevent any of the conditions to the Merger from being satisfied. The parties agreed to cooperate with each other to execute and deliver the documents, instruments, transfers, assignments, files, books and records, and to take the actions that are reasonably required to carry out the transactions contemplated by the Merger Agreement.

  Nomination of Director. PRI agreed that, at each meeting of its stockholders called to elect directors, it will include as one of the nominees for whose election proxies are solicited on behalf of PRI one person (the "Equipe Nominee") designated in writing by stockholders that hold a majority of the shares of PRI Common Stock issued pursuant to the Merger Agreement. PRI agreed to use its best efforts to solicit proxies for the election of the Equipe Nominee, consistent with applicable law and the efforts customarily employed by PRI in soliciting proxies for the election of management's nominees for director, and otherwise to cause the election of the Equipe Nominee as a director. If an Equipe Nominee is nominated for election to a term of at least one year at PRI's annual meeting of stockholders following the end of each of its 1997, 1998 and 1999 fiscal years, PRI will not be required to nominate any Equipe Nominee (a) for election to a term that will end after PRI's annual meeting of stockholders following the end of its 1999 fiscal year or (b) for election at any meeting if an Equipe Nominee is already serving as a director and will remain in office following that meeting.

  Indemnification of Equipe Officers and Directors. PRI agreed that the indemnification obligations in Equipe's charter and bylaws at the date of the Merger Agreement will survive the Merger and will not be amended, repealed or otherwise modified for six years after the Effective Time in any manner that would adversely affect the indemnification rights of the directors, officers, employees and agents of Equipe. PRI agreed to take all action necessary to cause the Surviving Corporation to comply with this obligation and to fulfill its obligations under its articles of incorporation and bylaws.

  Employee Matters. PRI agreed that, to the maximum extent permitted under the terms of PRI's benefit plans, all Equipe employees will be eligible to participate in the various benefit plans and programs maintained for PRI employees or in substantially similar programs. Equipe employees will be given credit, for purposes of any service requirements for participation, for their service with Equipe prior to the Effective Time, and, with respect to any PRI plans or programs which have co-payment, deductible or other co-insurance features, the Equipe employees will receive credit for any co-payments, deductibles or co-insurance they have already paid in the plan year of the Merger under comparable programs maintained by Equipe prior to the Effective Time.

Also, no Equipe employee who participates in any of Equipe's medical or health plans at the Effective Time will be denied coverage under PRI's medical and health plans by reason of any pre-existing condition exclusions. PRI also agreed that the officers of Equipe will be entitled to the perquisites and other special benefits generally made available to PRI officers of equivalent responsibility.

  Obligations of Acquisition Corp. PRI agreed to take all action necessary to cause Acquisition Corp. to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement.

  Affiliates' Agreements. PRI and Equipe agreed to use their best efforts to cause the persons who are or may be their respective "affiliates" to agree in writing that, during the period beginning on the date of the mailing of this Proxy Statement and ending on the day PRI announces financial results covering at least 30 days of combined operations of PRI and Equipe, they will not sell, exchange, transfer, pledge, distribute or otherwise dispose of, or in any other way reduce their risk relative to, any shares of PRI Common Stock or Equipe Common Stock owned by them.

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligations. In order for each party to the Merger Agreement to be obligated to complete the Merger and the other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by that party:

    (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or early termination of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by the Merger Agreement, including under applicable federal and state securities laws, and including the waiting period required by the HSR Act, shall have been filed, occurred or been obtained.

    (b) Stockholder Approval. The Merger Agreement shall have been approved and adopted by the stockholders of PRI.

    (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by the Merger Agreement shall have been issued by any court and remain in effect. No litigation brought by any governmental entity seeking the issuance of an order or injunction of this kind shall be pending which, in the good faith judgment of Equipe's or PRI's board of directors, has a reasonable probability of resulting in the order or injunction or damages. If any order or injunction is issued, each party has agreed to use its reasonable efforts to have the injunction lifted.

    (d) Statutes. No statute, rule or regulation shall have been enacted by any governmental entity that (i) makes the consummation of the transactions contemplated by the Merger Agreement illegal, (ii) prohibits PRI's ownership or operation of all or a material portion of the business or assets of Equipe, or compels PRI to dispose of or hold separate all or a material portion of the business or assets of Equipe, as a result of the transactions contemplated by the Merger Agreement, or (iii) renders PRI or Equipe unable to consummate the transactions contemplated by the Merger Agreement, except for any waiting period provisions.

    (e) Tax Opinions. PRI and Equipe shall have received written opinions of Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, respectively, to the effect that the Merger and the Related Company Acquisitions constitute reorganizations within the meaning of Section 368 of the Code.

    (f) Pooling Letters. Each of PRI and Equipe shall have received updates of letters from Coopers & Lybrand L.L.P. and Ernst & Young LLP regarding the appropriateness of pooling-of-interests accounting for the Merger and the Related Company Acquisitions under Accounting Principles Board Opinion No. 16.

  Conditions to the Obligations of PRI and Acquisition Corp. In order for PRI and Acquisition Corp. to be obligated to complete the Merger and the other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by PRI:

    (a) Representations, Warranties and Performance of Equipe and
  Founders. With certain exceptions, the representations and warranties of Equipe and each of the Founders in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on the Closing Date. Equipe and each Founder shall have materially performed the obligations that the Merger Agreement requires them to perform prior to the Closing Date. Since June 30, 1997, there shall have been no changes that have had or could reasonably be expected to have a material adverse effect on Equipe. The Closing shall not cause any default under any material contract to which Equipe is a party that would have a material adverse effect on Equipe. PRI shall have received a certificate signed by the chief executive officer and chief financial officer of Equipe and by each Founder confirming these matters.

    (b) Officers' Certificate. Authorized officers of Equipe shall have executed a certificate setting forth certain factual matters regarding Equipe.

    (c) Other Agreements. The affiliates of Equipe shall have entered into affiliate agreements in a form specified by PRI. Equipe and each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The shall have entered into employment agreements in a form specified in the Merger Agreement. Each of the Holders, the stockholders of each of the Related Companies and the Stockholders' Representatives shall have entered into the Registration Rights Agreement. Certain stockholders of Equipe shall have executed instruments of adherence agreeing to be bound by the indemnification provisions and certain other provisions of the Merger Agreement.

    (d) Irrevocable Proxies. Each Founder shall have delivered to PRI his or her irrevocable proxy with respect to approval of the Merger by the stockholders of Equipe and Equipe shall have used its best efforts to cause certain other stockholders of Equipe to deliver their respective irrevocable proxies to PRI as soon as practicable after the execution of the Merger Agreement.

    (e) Opinion of Counsel for Equipe and Founders. PRI shall have received an opinion dated as of the Closing Date of Brobeck, Phleger & Harrison LLP, counsel for Equipe and the Founders, in the form specified in the Merger Agreement.

    (f) Resignations. Equipe shall have received letters from each officer and director of Equipe and each Related Company resigning from their positions as officers and directors.

    (g) FIRPTA Compliance. PRI shall have received evidence, satisfying the requirements of Section 1445 of the Code, that Equipe and the Related Companies are not and have not been U.S. real property holding corporations.

    (h) Effectiveness of Related Company Acquisitions. All conditions to the consummation of the Related Company Acquisitions, other than the consummation of the Merger, shall have been satisfied.

  Conditions to the Obligations of Equipe and Founders. In order for Equipe and the Founders to be obligated to complete the Merger and the other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by the Founders:

    (a) Representations, Warranties and Performance of PRI. With certain exceptions, the representations and warranties of PRI and Acquisition Corp. in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on the Closing Date. PRI and Acquisition Corp. shall have materially performed the obligations that the Merger Agreement requires them to perform prior to the Closing Date. Since June 29, 1997, there shall have been no changes that have had or could reasonably be expected to have a material adverse effect on PRI. The Closing shall not cause any default under any material contract to which PRI or Acquisition Corp. is a party that would have a material adverse effect on PRI. Equipe shall have received a certificate signed by the chief executive officer and chief financial officer of PRI and Acquisition Corp. confirming these matters.

    (b) Officers' Certificate. Authorized officers of Acquisition Corp. shall have executed a certificate setting forth certain factual matters regarding Acquisition Corp.

    (c) Other Agreements. PRI and Acquisition Corp. shall have entered into the Registration Rights Agreement and the Employment Agreements as necessary.

    (d) Opinion of PRI's Counsel. The Founders shall have received an opinion dated as of the Closing Date of Foley, Hoag & Eliot LLP, counsel to PRI and Acquisition Corp., in the form specified in the Merger Agreement.

    (e) PRI Options. As of the Effective Time, PRI shall have issued to certain Equipe employees specified in the Merger Agreement certain nonqualified stock options to purchase PRI Common Stock at an exercise price equal to the last sale price reported by the Nasdaq National Market on the Effective Date. The options shall be consistent in form and substance with the nonqualified stock options granted by PRI to employees having comparable responsibilities.

INDEMNIFICATION

  Agreement to Indemnify. The Holders agreed to indemnify PRI and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) against claims, costs, losses, expenses, liabilities or other damages by reason of or otherwise arising out of a breach by Equipe or any Founder of a representation, warranty or covenant contained in the Merger Agreement. The Holders will not have any right of contribution from or indemnification by Equipe or any Related Company for any of these claims. The indemnity extends only to the net amount of damages sustained by the indemnified person after deducting any amount recovered as proceeds of insurance, net of any cost of collection, deductible, retroactive premium adjustment, reimbursement obligation or other cost directly related to that claim.

  Appointment of Stockholders' Representative. In the Merger Agreement, each Holder will be deemed at the Effective Time to have irrevocably appointed James Cameron and Paul Rogan as his or her representatives and attorneys-in-fact. The stockholders' representatives will have the authority to execute and deliver the Registration Rights Agreement and the Instruments of Adherence on behalf of the Holders and to receive the Holders' stock certificates at the Closing. The power of attorney will terminate if the Closing has not taken place by February 22, 1998.

  Survival of Representations, Warranties and Covenants. Subject to certain limitations, the representations and warranties of Equipe and the Founders in the Merger Agreement will survive the Closing until one year after the Closing Date or, if sooner, until the publication of audited financial statements of PRI for its first fiscal year ending after the Effective Time (the "Survival Period"). The representations and warranties of PRI and Acquisition Corp. will terminate at the Effective Time. The parties' respective covenants will survive in accordance with their terms.

  Certain Limitations. The Holders' indemnification obligations are subject to certain limitations. No indemnification will be required with regard to individual claims for $10,000 or less. Further, no indemnification will be required unless the aggregate amount of claims greater than $10,000 exceeds $2,500,000, in which case indemnification will be provided to the full extent of those claims. No claims for indemnity may be made after the expiration of the Survival Period. Finally, any Holder's individual indemnification obligations may not exceed the value of ten percent of the shares of PRI Common Stock received by such Holder in connection with the acquisition of Equipe and the Related Companies.

TERMINATION

  Basis for Termination. The Merger Agreement may be terminated prior to the
Closing:

    (a) by mutual written consent of Equipe, the Founders and PRI;

    (b) by Equipe or any Founder if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of PRI or Acquisition Corp. and, if the breach is curable, the breach has not been cured within twenty days after written notice of the breach, or by PRI if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of Equipe or any Founder and, if the breach is curable, the breach has not been cured within twenty days after written notice of the breach;

    (c) by Equipe, any Founder or PRI if the stockholders of Equipe or PRI shall have voted not to approve the Merger Agreement;

    (d) by Equipe, any Founder or PRI if the Closing shall not have occurred on or before May 31, 1998, but the right to terminate the Merger Agreement on this basis will not be available to any party whose failure to fulfill an obligation under the Merger Agreement has been the cause of the failure of the Merger to occur on or before that date;

    (e) by Equipe, any Founder or PRI if (i) there shall be a final nonappealable court order in effect preventing consummation of the transactions contemplated by the Merger Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by the Merger Agreement by any governmental entity which would make consummation of the transactions contemplated by the Merger Agreement illegal; and

    (f) by Equipe or PRI if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by the Merger Agreement by any governmental entity that would (i) prohibit PRI's or Equipe's ownership or operation of all or a material portion of the business or assets of Equipe or PRI, or compel PRI or Equipe to dispose of or hold separate all or a material portion of the business or assets of Equipe or PRI, as a result of the transactions contemplated by the Merger Agreement or (ii) render PRI, Equipe or any Founder unable to consummate the transactions contemplated by the Merger Agreement.

  Effect of Termination. If the Merger Agreement is terminated in accordance with its terms, it will become void and there will be no liability or obligation on the part of PRI or Equipe or their officers or directors or any Founder. However, if the termination results from any material and intentionally fraudulent misrepresentation by a party in the Merger Agreement or an intentional breach by any party of its material agreements in the Merger Agreement, the other parties will be entitled to recover from that party all fees and expenses incurred by them incident to their investigation, preparation and carrying out of the transactions contemplated by the Merger Agreement.

ARBITRATION

  The parties agreed to settle by arbitration any dispute, controversy or claim arising in connection with the Merger Agreement, including any claim for indemnification pursuant to the Merger Agreement but excluding any claim relating to the confidentiality provisions of the Merger Agreement. Any arbitration will be held in New York, New York and will be conducted on an expedited basis in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as provided in the Merger Agreement. The expense of the arbitration and related expenses of the parties (including reasonable attorneys' fees and fees of experts) will be borne by the party not prevailing in the arbitration. Judgment upon the award rendered by the arbitrators may be entered in the U.S. District Court for the Southern District of New York.

FURTHER ASSURANCES

  Each party agreed to cooperate fully with the other parties and to execute any instruments, documents and agreements and to give any further written assurances that any other party may reasonably request to effect the transactions contemplated by the Merger Agreement.

                               OTHER AGREEMENTS

  The following descriptions of the Related Company Acquisition Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Related Company Acquisition Agreements filed as Exhibits 10.20 and 10.21 to PRI's Current Report on Form 8-K filed on November 10, 1997 and to the copy of the Registration Rights Agreement attached as Annex C to this Proxy Statement, all of which are incorporated herein by reference. PRI urges all stockholders to read these agreements in their entirety.

RELATED COMPANY ACQUISITION AGREEMENTS

  General. Simultaneous with the execution of the Merger Agreement, PRI executed Stock Purchase Agreements with the stockholders (the "Selling Stockholders") of each of Equipe Japan and E-Machine (the "Related Company Acquisition Agreements"). In the Related Company Acquisition Agreements, PRI agreed to issue 240,000 and 36,000 shares of PRI Common Stock in exchange for all of the issued and outstanding capital stock of Equipe Japan and E-Machine, respectively. PRI also agreed to issue options to purchase an aggregate of 100,000 and an aggregate of 20,000 shares of PRI Common Stock to specified employees of Equipe Japan and E-Machine, respectively. Each Selling Stockholder agreed to be bound by the indemnification provisions and certain other provisions of the Merger Agreement as if the Selling Stockholder were a party thereto.

  Closing; Conditions to Closing. The closing of each Related Company Acquisition is scheduled to occur immediately after the consummation of the Merger. Each party's obligation to consummate a Related Company Acquisition is conditioned upon the consummation of the Merger. The obligations of the Selling Stockholders to consummate each Related Company Acquisition are also conditioned upon: (i) the truth and correctness of the representations and warranties of PRI in the relevant Related Company Acquisition Agreement; (ii) PRI's compliance with its covenants and agreements in the relevant Related Company Acquisition Agreement; (iii) PRI's execution and delivery of the Registration Rights Agreement; and (iv) PRI's issuance of certain options to purchase PRI Common Stock to specified employees of the relevant Related Company. The obligation of PRI to consummate each Related Company Acquisition is also conditioned upon: (i) the truth and correctness of the representations and warranties of the Selling Stockholders in the relevant Related Company Acquisition Agreement and (ii) the Selling Stockholders' compliance with their covenants and agreements in the relevant Related Company Acquisition Agreement.

  Representations and Warranties. In the Related Company Acquisition Agreements, each of the Selling Stockholders made various customary representations and warranties to PRI regarding certain factual information about such Selling Stockholder, including the following matters: (i) the authorization and enforceability of the relevant Related Company Acquisition Agreement and the Registration Rights Agreement; (ii) ownership of and title to shares of the relevant Related Company; and (iii) investment intent with respect to the acquisition of shares of PRI Common Stock. PRI made various customary representations and warranties to the Selling Stockholders of each Related Company regarding certain factual information about PRI, including the following matters: (i) corporate organization, standing, qualification and similar matters; (ii) authorization, execution, delivery and enforceability of the relevant Related Company Acquisition Agreement; (iii) investment intent with respect to the acquisition of shares of the relevant Related Company;
(iv) capitalization of PRI and the due authorization, valid issuance and nonassessability of the PRI Common Stock to be issued to the relevant Selling Stockholders.

  Termination. Each Related Company Acquisition Agreement may be terminated at any time prior to the closing of the Related Company Acquisition: (i) by mutual written consent of PRI, the Related Company and the relevant Selling Stockholders; (ii) by PRI, the Related Company or the relevant Selling Stockholders if any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Related Company Acquisition Agreement and the order, decree, ruling or action shall have become final and nonappealable; or (iii) by PRI, the

Related Company or the relevant Selling Stockholders if the Merger Agreement shall have terminated pursuant to its terms.

REGISTRATION RIGHTS AGREEMENT

  At the closing of the transactions contemplated by the Merger Agreement, PRI, the founders of Equipe (the "Founders") and the other stockholders of Equipe and the Related Companies (together with the Founders, the "Holders") will execute and deliver the Registration Rights Agreement attached as Annex C to this Proxy Statement (the "Registration Rights Agreement"). Under the Registration Rights Agreement, until the second anniversary of the closing of the Merger, the Holders will have certain piggyback, demand and shelf registration rights with respect to the shares of PRI Common Stock to be issued to the Holders in the Acquisition (the "Registrable Securities"). (Each Founder shares certain of his rights under the Registration Rights Agreement with his transferees and, accordingly, for purposes of this description, the term "Founder" generally includes those transferees.)

  Piggyback Registration Rights. The Registration Rights Agreement provides that, if PRI proposes to register shares of PRI Common Stock for an underwritten public offering, PRI will use all reasonable efforts to register any Registrable Securities that the Holders may request to be included in the registration and to include those Registrable Securities in the underwritten offering. During the first year following the closing of the Merger, PRI will not be required to register on behalf of any Founder more than 25% of the Registrable Securities to be issued to the Founder in the Acquisition.

  Demand Registration Rights. In general, after the first anniversary of the Merger, Founders holding a majority of the shares then held by all Founders will have the right to require PRI promptly to file a registration statement on Form S-3 (or another appropriate form) for a firm commitment underwritten public offering of Registrable Securities having a market value of at least $5,000,000 (a "Demand Registration"). PRI will have the right to select the underwriters for any such offering. If PRI shall have previously filed a registration statement that includes any Registrable Securities, the Founders will not be entitled to any Demand Registration during the 180-day period following the effective date of that registration statement.

  Shelf Registration Rights. If PRI shall not have filed a registration statement for an underwritten public offering within 90 days following the closing of the Merger, or if that registration statement shall not have been declared effective within certain specified periods thereafter, then PRI will file a registration statement for a public offering to be made on a delayed or continuous basis under Rule 415 under the Securities Act (a "Shelf Registration Statement"). Alternatively, if PRI shall have filed a registration statement for an underwritten public offering and that registration statement shall have been declared effective but (together with other registration statements filed prior to the first anniversary of the closing of the Merger) shall cover less than 25% of the total number of Registrable Securities initially issued to the Holders (the "Initial Amount of Registrable Securities"), PRI will also be obligated to file a Shelf Registration Statement. Any Shelf Registration Statement will cover up to 25% of the Initial Amount of Registrable Securities, less any Registrable Securities that shall have been previously registered by PRI and sold by the Holders. PRI will be obligated to use its best efforts to cause the Shelf Registration Statement to become and remain effective until the earlier of the first anniversary of the closing of the Merger and the sale of all of the securities registered thereunder.

  Termination of Registration Rights. Registrable Securities will cease to be Registrable Securities, and therefore will no longer be entitled to the benefits of the Registration Rights Agreement, when (i) they are effectively registered under the Securities Act and subsequently disposed of under that registration; (ii) they are sold pursuant to Rule 144 under the Securities Act; or (iii) they have been otherwise transferred and PRI has received an opinion of counsel that any subsequent disposition will not require registration under the Securities Act. Moreover, in the case of the Founders, if, before the later of the first anniversary of the closing of the Merger and the first Demand Registration, a Founder sells or otherwise disposes of more than 25% of the Initial Amount of Registrable Securities issued to him, his Registrable Securities will cease to be Registrable Securities. A Founder's Registrable Securities will cease to be Registrable Securities if, after the first Demand Registration, the Founder ceases to own at least 75% of the Initial Amount of Registrable Securities issued to him, less the percentage of such Initial Amount of Registrable Securities included in any Demand Registration (other than a Shelf Registration). A Founder's Registrable Securities will also cease to be Registrable Securities if the Founder ever ceases to own at least 50% of the Initial Amount of Registrable Securities issued to him.

  Deferral; Expenses. The Registration Rights Agreement provides that PRI may, not more than twice in any 365-day period, defer the filing of any registration statement or any amendment or supplement thereto for not more than 45 days if PRI shall have certified to the Holders that the Board of Directors of PRI has determined in good faith that the filing would require the disclosure of non-public information that PRI would not otherwise be required to disclose and that the disclosure would be significantly disadvantageous to PRI and its stockholders. PRI will pay all expenses incident to its performance under the Registration Rights Agreement, other than (i) fees and commissions of brokers, dealers and underwriters incurred by the Holders; (ii) transfer taxes; and (iii) fees and expenses of consultants, advisors, counsel and other professionals acting on behalf of the Holders.

  Indemnification. The Registration Rights Agreement contains provisions with respect to the indemnification of, and contribution toward the liability of, PRI, the Holders and any underwriters with respect to specified information contained in or omitted from any registration statement filed pursuant to the Registration Rights Agreement. Each Holder's indemnification obligations will be limited to the net proceeds received by the Holder for the Registrable Securities sold by the Holder in the registration.

  Other Provisions. In the Registration Rights Agreement, PRI will agree to certain customary covenants, including covenants with respect to: the provision of copies of the registration statement and prospectus; registration and qualification of the Registrable Securities under applicable "Blue Sky" and securities laws; the obtaining of necessary government approvals; the amendment or supplementation of the registration statement and prospectus; the execution of customary underwriting agreements and other documents; the inspection of PRI's financial records and other documents and properties; the obtaining of comfort letters and legal opinions; publication of an earnings statement; listing of the Registrable Securities on the Nasdaq National Market; and the currency of public information regarding PRI under Rule 144. The Holders will agree to execute upon request of the managing underwriter of an offering "lock-up" agreements comparable to those that certain directors and officers of PRI shall execute and will agree that the underwriters may, in order to effect an orderly public distribution of, and to maintain a stable market for, the PRI Common Stock, limit the number of Registrable Securities to be included in any offering made pursuant to the Registration Rights Agreement.

EMPLOYMENT AGREEMENTS

  It is a condition to PRI's obligation to consummate the Merger that each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The shall have entered into employment agreements with PRI and Equipe in a form specified in the Merger Agreement (the "Employment Agreement").

  Salary and Benefits. Under the Employment Agreement, the employee is entitled to a specified base salary and is eligible to participate in PRI's annual incentive compensation program for key executives. The employee's base salary and incentive compensation will be reviewed annually by Equipe. The employee is also entitled to vacation and holiday time, sick leave, insurance and the other benefits and perquisites that PRI provides to officers of comparable responsibility.

  Noncompetition; Nonsolicitation. In the Employment Agreement, the employee agrees that, for a period of five years or, if longer, until one year after the termination of the employee's employment with Equipe (the "Restricted Period"), the employee will not compete in the business of designing, developing, manufacturing, selling, buying, acquiring, licensing, leasing, furnishing or maintaining semiconductor manufacturing automation equipment and related software and services in the United States or in any other country where Equipe, its affiliates, resellers, distributors or the like engages in that business at the time of the execution of the Employment Agreement. The employee also agrees that, during the Restricted Period, the employee will not hire or recruit any other employee of Equipe or its affiliates or solicit, encourage or otherwise induce any other employee of Equipe or its affiliates to terminate his or her employment with Equipe or its affiliates.

  Nondisclosure of Proprietary Information; Assignment of Inventions. The Employment Agreement prohibits the employee from disclosing or using any trade secrets or other proprietary information of Equipe other than in connection with the employee's employment by Equipe and for the purposes of its business. The employee agrees to disclose promptly to Equipe, and to assign to Equipe all rights to, any inventions or other intellectual property made, conceived, discovered or reduced to practice by the employee during his employment with Equipe.

  Term and Termination; Severance. The Employment Agreement has a term of two years. Equipe's obligation to make any payments under the Employment Agreement (other than earned but unpaid salary, incentive compensation, commissions, vacation or sick pay or other vested benefits) terminates upon (i) the employee's death or disability, (ii) the voluntary termination of employment by the employee other than for "good reason" (as defined) and (iii) termination of the employee's employment by Equipe for "cause" (as defined). Equipe may terminate the employee's employment at any time without "cause" and the employee may terminate his employment for "good reason"; in either such event, the employee will be entitled to receive his base salary for one year following termination, as well as continued health care coverage and a pro rata portion of his incentive compensation. Generally, the base salary amount payable to the employee during this one-year period will be reduced by the amount of any compensation earned by the employee as an employee or independent contractor of another person. "Good reason" is generally defined as (x) breach by Equipe of its material obligations under the Employment Agreement or (y) termination of employment within six months of (i) a material diminution by Equipe in the employee's duties and responsibilities, (ii) a reduction in base salary, target bonus and benefits of more than 10%, or (iii) a relocation of the employee's principal place of employment by more than 35 miles from Sunnyvale, California. The employee's obligations with respect to noncompetition, nonsolicitation, nondisclosure of proprietary information and assignment of inventions survive both termination of employment and expiration of the Employment Agreement.

  Severance Compensation upon a Change of Control. In the Employment Agreement, PRI agrees to execute a retention agreement with the employee (the "Retention Agreement") pursuant to which PRI will provide certain severance compensation following a change of control of PRI. A "change of control" generally occurs if (i) any person becomes the beneficial owner of 50% or more of the total voting power of PRI, (ii) the composition of the Board of Directors of PRI changes such that fewer than a majority of the directors are incumbent directors, (iii) PRI merges or consolidates with any corporation, unless the voting securities of PRI outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting power of the corporation surviving the merger or consolidation, or (iv) PRI is liquidated or PRI sells or disposes of substantially all of its assets.

  Under the terms of the Retention Agreement, if, within 18 months following a change of control, PRI terminates the employee's employment (other than for "cause" or "disability," each as defined in the Retention Agreement) or the employee resigns "involuntarily" (as defined in the Retention Agreement), and if the employee was an officer of PRI immediately before the change of control, then PRI will pay the employee an amount equal to the sum of (a) the employee's annual base compensation, (b) the employee's most recent annual bonus and (c) a pro rata portion of the employee's target annual bonus for the then-current fiscal year. In addition, in such circumstances, the vesting of any options or restricted stock held by the employee will generally accelerate to the extent of 50% of the unvested portion of the options or restricted stock. In general, the employee's resignation is "involuntary" if it occurs after (i) a material reduction by PRI in the employee's base salary and/or bonus, (ii) a significant reduction in the employee's overall benefits package, or (iii) the relocation of the employee to a location more than 50 miles from the employee's present location without the employee's consent.

  In general, any severance payments by PRI under these change-of-control provisions are limited to amounts deductible by PRI in accordance with Section 280G of the Code.

IRREVOCABLE PROXIES

  Patrick Allen, James Cameron, Ralph Cameron, Ruth Cameron, John Hoctor, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The (collectively, the "Principal Equipe Stockholders") have executed Irrevocable Proxies granting Mordechai Wiesler, Mitchell G. Tyson and Stephen D. Allison, each of whom is an executive officer of PRI, irrevocable limited proxies to vote all of the shares of Equipe Common Stock held of record and beneficially by the Principal Equipe Stockholders (the "Equipe Subject Securities") in favor of the approval of the Merger Agreement and the Merger.

  On October 25, 1997, the Founders executed a written consent of stockholders pursuant to which they consented to and adopted a resolution which approved the Merger Agreement. Because the Founders held of record and beneficially shares of Equipe Common Stock in excess of the minimum number of votes that would have been necessary to approve the Merger Agreement at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, the Merger Agreement and the Merger were approved.

AFFILIATES' AGREEMENTS

  The affiliates of PRI and Equipe have agreed in writing that, during the period beginning on the date of the mailing of this Proxy Statement and ending on the day PRI announces financial results covering at least 30 days of combined operations of PRI and Equipe, they will not sell, exchange, transfer, pledge, distribute or otherwise dispose of, or in any other way reduce their risk relative to, any shares of PRI Common Stock or Equipe Common Stock owned by them.

                          CHANGES IN BUSINESS OF PRI

RECENT ACQUISITION

  On October 29, 1997, PRI acquired Interval Logic Corporation, a California corporation ("ILC"), for aggregate consideration of 111,258 shares of PRI Common Stock pursuant to an Agreement and Plan of Merger dated as of October 13, 1997 among PRI, ILC, a wholly owned subsidiary of PRI and certain stockholders of ILC. In addition, PRI issued or assumed options to purchase an aggregate of 199,170 shares of PRI Common Stock. ILC is not a significant subsidiary of PRI.

  ILC was formed in 1995 to develop advanced, high-performance planning and scheduling software solutions for the semiconductor industry. Based in Sunnyvale, California, ILC has eight employees and has been developing the Leverage family of software solutions, including Leverage for Planning and Leverage for Scheduling. PRI plans to incorporate the technology used in the ILC Leverage products into PRI's software products. As a result, PRI expects to be able to provide to its customers fast planning and scheduling capabilities that will enable them to reschedule their manufacturing processes in a shorter timeframe. This capability to adjust process schedules in real time, which PRI believes is not currently available from any other vendor, will enable PRI's customers to improve throughput, increase utilization of expensive process equipment and react more rapidly to unscheduled maintenance and other unexpected events that might jeopardize committed shipment dates. PRI expects to invest significantly in further development of the ILC technology in order to integrate it with PRI's proprietary software and to develop products that can meet PRI's customers' requirements and that can be commercialized successfully. PRI is currently assessing the value of the technology acquired and expects to record a significant charge to earnings in the quarter ending December 31, 1997 for the portion of the purchase price which is allocated to in-process technology.

  This acquisition furthers PRI's goal of providing semiconductor manufacturers with tightly integrated solutions to seamlessly manage wafer flow, and strengthens PRI's position in the 300mm arena. Leverage for Planning and Leverage for Scheduling will work in a tightly integrated manner with PRI's TransNet Material Control Software to instruct automation equipment what to do next.

RECENT RESULTS OF OPERATIONS

  PRI recently announced its revenue and net income for the three months ended September 30, 1997 and the year ended September 30, 1997. Revenue for the three months ended September 30, 1997 increased 37% to $46.6 million from $34.0 million in the three months ended September 30, 1996 and net income increased 28% to $4.8 million from $3.7 million in the three months ended September 30, 1996. Net income for the three months ended September 30, 1997 was $0.30 per share on 16.0 million shares outstanding, up from $0.24 per share on 15.3 million shares outstanding for the same period in fiscal 1996. Revenue for the year ended September 30, 1997 increased 53% to $169.5 million from $110.7 million in the year ended September 30, 1996 and net income increased 24% to $17.1 million from $13.7 million in the year ended September 30, 1996. Net income for the fiscal year ended September 30, 1997 was $1.08 per share on 15.8 million shares outstanding, up from $0.90 per share on 15.2 million shares outstanding for fiscal 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF PRI

  The following table sets forth certain information with respect to the beneficial ownership of the PRI Common Stock as of October 31, 1997 by (i) each person or entity known to PRI to own beneficially five percent or more of the PRI Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer of PRI and each of PRI's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of PRI's last fiscal year and (iv) by all executive officers and directors of PRI as a group.

                                                        SHARES BENEFICIALLY
                                                            OWNED(1)(2)
                                                        -----------------------
NAME                                                      NUMBER     PERCENT
----                                                    ------------ ----------
Mordechai Wiesler(3)(4)................................    1,035,416      6.8%
Gardner Lewis Asset Management, L.P.(5)................      913,800      6.0
 285 Wilmington-West Chester Pike
 Chadds Ford, PA 19317
Granahan Investment Management, Inc.(6)................      776,000      5.1
 275 Wyman Street, Suite 270
 Waltham, MA 02154
Dr. Amram Rasiel(3)(7).................................      561,710      3.7
Mitchell G. Tyson(3)(8)................................      255,151      1.7
Boruch B. Frusztajer(3)(9).............................       92,512        *
Alexander V. d'Arbeloff(3)(10).........................       73,784        *
Robert G. Postle(11)...................................        8,297        *
Robert Klimm(12).......................................        6,110        *
Stephen Allison(13)....................................        3,130        *
All directors and executive officers as a group (8
 people)(14)...........................................    2,036,110     13.2%

--------
  *Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Commission. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Shares of PRI Common Stock subject to options currently exercisable or exercisable within 60 days following the date of this table are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (2) The number of shares of Common Stock deemed outstanding as of the date of this table is 15,117,997.
 (3) Address is in care of PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986.
 (4) Includes 90,096 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table. Excludes 51,600 shares held in trusts for the benefit of Mr. Wiesler's children. Mr. Wiesler disclaims beneficial ownership of these shares.
 (5) The number of shares beneficially owned by Gardner Lewis Asset Management, L.P. ("Gardner Lewis") is based on information contained in a
     Schedule 13G filed by Gardner Lewis with the Commission on February 14, 1997. Gardner Lewis, a registered investment advisor, has sole voting power with respect to 401,100 shares of the Company's Common Stock, shared voting power with respect to 3,200 shares of the Company's Common Stock and sole dispositive power with respect to 456,900 shares of the Company's Common Stock.
 (6) The number of shares beneficially owned by Granahan Investment Management, Inc. ("Granahan") is based on the information contained in a
     Schedule 13G filed by Granahan with the Commission on February 13, 1997. Granahan, a registered investment advisor, has sole voting power with respect to 3,000 shares of the Company's Common Stock and sole dispositive power with respect to 388,000 shares of the Company's Common Stock.

 (7) Includes 12,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.
 (8) Includes 165,490 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table and 2,100 shares held by Mr. Tyson's minor children.
 (9) Includes 12,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table and 29,381 shares held by members of Mr. Frusztajer's family.
(10) Includes 12,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.
(11) Includes 8,035 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.
(12) Includes 4,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.
(13) Includes 3,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of the date of this table.
(14) See notes (4) and (7) to (13).

                              BUSINESS OF EQUIPE

  Equipe is a leading worldwide developer, manufacturer and supplier of atmospheric wafer and substrate handling robots, pre-aligners and controllers. Equipe's products have evolved from an atmospheric robot which transfers wafers in advanced production equipment to fully integrated handling system solutions that increase throughput and utilization of semiconductor and flat panel display process and inspection equipment. Equipe was founded in 1990. E-Machine was formed in 1995 to produce certain component materials for sale primarily to Equipe. In 1996, Equipe Japan was established to market, sell and service Equipe's products in Japan. The majority stockholders of Equipe control the management of E-Machine and Equipe Japan.

PRODUCTS

  Equipe produces a full array of semiconductor wafer and flat panel display substrate handlers, pre-aligners and controllers. Equipe's products are integrated into semiconductor and flat panel manufacturing equipment for automated handling of semiconductor wafers and flat panel display substrates in and about process and inspection equipment. Equipe primarily produces atmospheric handling products. In 1996, Equipe began marketing a line of vacuum wafer handling systems, modules and cluster tool platforms for the semiconductor equipment industry.

  Equipe's wafer and substrate handlers are robots that consist of motors and extenders that move wafers vertically and laterally over short distances. Its pre-aligners orient wafers for exact placement in semiconductor process and inspection equipment. Equipe's controllers combine electronics and software to control the motions of pre-aligners and handlers. Equipe's controllers are programmable to meet the varying specifications and requirements of semiconductor and flat panel equipment manufacturers.

  Equipe's products are designed to achieve the highest level of reliability and durability. They provide precision handling and placement that meet the strict tolerance requirements of semiconductor and flat panel display manufacturing. Equipe achieves these results through tight integration of electronics, mechanical components and software.

  Equipe currently manufactures products for the semiconductor and flat panel display markets. The following table lists Equipe's product offerings within each of the markets it serves:

               MARKET                                 PRODUCTS
               ------                                 --------
 Semiconductor Atmospheric
  Handling Products...............
                                    . ATM 100, 200, 300, 400 and 500 Series
                                      Wafer Handling Atmospheric Robots
                                    . 200mm and 300mm Wafer Robot Tracks
                                    . PRE 200 and 300 Series Wafer Pre-Aligners
                                    . DBM 2000 Series Dual Arm Robot
                                    . WET 400 and 500 Series Wafer Handling Wet
                                      Environment Robots
 Semiconductor Vacuum Handling
  Products........................  . VAC 400 Series Robots
                                    . VXR Series Vacuum Cassette Indexer
                                    . VPR Series In-Vacuum Pre-Aligner
                                    . Equipe Vacuum Cluster Tool Transport
                                      Chambers and Load Locks
 Flat Panel Display Products......  . FPD 400 Series Flat Panel Display Robots
 General..........................  . ESC 200 and 300 Series Controller
                                    . Cassette Mapping
                                    . TTR 100 Hand Held Teach Terminal
                                    . EQT for Windows Maintenance Software
                                    . Time Optimized Trajectory Software

CUSTOMERS

  Equipe's customers are primarily OEM suppliers of process and inspection equipment for semiconductor wafers and flat panel display substrates. Equipe's current customers are located primarily in the United States, Israel, Japan, South Korea, Germany and the United Kingdom. Equipe intends to market its developing family of vacuum handling equipment to certain divisions of its existing customers and new customers that manufacture vacuum-based process equipment. The following is a representative list of Equipe's customers:

            AG Associates      Lumonics Corporation
            Applied Materials  Micrion
            IPEC               Rudolph Technologies
            KLA-Tencor         Semiconductor Systems/FSI
            LAM Research       Therma-Wave

  KLA-Tencor is the surviving corporation of the merger of KLA Instruments Corporation and Tencor Instruments in 1997. Giving effect to this merger as if it had occurred on January 1, 1994, KLA-Tencor accounted for 1%, 4%, 12% and 20% of the Equipe Combined Companies' net revenues during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. On the same basis, sales to the Equipe Combined Companies' top ten customers accounted for approximately 86%, 78%, 63% and 65% of net revenues in the same periods, respectively. A reduction or delay in orders from KLA-Tencor or other significant customers could have a material adverse effect on Equipe's business, financial condition and results of operations.

MARKETING, SALES AND CUSTOMER SUPPORT

  Equipe markets, sells and services its products in the United States through its direct sales and marketing organization, consisting of 31 persons as of September 30, 1997. The selling process for Equipe's products involves teams comprised of individuals from sales, marketing, engineering, operations and senior management. Each significant customer is assigned a team that engages the customer at different organizational levels to provide planning and product customization and to assure open communication and support.

  Sales outside the United States represented approximately 17%, 8%, 11% and 16% of the Equipe Combined Companies' net revenues during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. Substantially all sales outside the United States are made in Japan, Germany, the United Kingdom, Israel and South Korea. Equipe expects sales outside the United States to continue to represent a significant portion of future sales. Equipe markets, sells and services its products in Japan through Equipe Japan, which has offices in Iwakura City and Yokohama City. Chiptronix GmbH ("Chiptronix") has been appointed as the exclusive distributor to market, sell and service Equipe's products in Europe. Chiptronix has offices in Lindau, Germany and St. Margrethen, Switzerland. Equipe also employs Daekhon International Inc. as a distributor in South Korea. In addition, Equipe has engaged Lahat, an Israeli company, as its manufacturer's representative in Israel.

  Equipe's marketing activities also include participation in trade shows, publication of articles in trade journals, placement of advertisements in major industry journals, participation in industry forums and distribution of sales literature.

  Equipe provides support to its customers with training, manuals, telephone assistance and field support. Equipe maintains spare parts inventories at its facilities in Sunnyvale, California, Equipe Japan's facilities in Iwakura City, Japan and Chiptronix's facilities in St. Margrethen, Switzerland, to enable its personnel and the personnel of its affiliates and distributors to serve Equipe's customers and repair their equipment more efficiently.

COMPETITION

  The semiconductor and flat panel display process equipment manufacturing industries are highly competitive and characterized by continual change and improvements in technology. Equipe competes with other independent companies, including Genmark Automation, Brooks Automation and Hine Design in the United

States and Rorze and Mecs in Japan, that supply atmospheric and vacuum wafer and flat panel display substrate handling automation systems to OEMs. Brooks Automation is a leading supplier of vacuum wafer handling systems and in 1997 began to offer products for the atmospheric segment. Equipe also faces competition from the larger, integrated semiconductor and flat panel display OEMs, such as Applied Materials, that manufacture their own wafer and substrate handling equipment. These OEMs comprise the majority of Equipe's current and potential customers. Although Equipe believes that these OEMs will continue to purchase atmospheric semiconductor wafer and flat panel display substrate handling systems from independent suppliers, there can be no assurance that the OEMs will not increase in-house manufacturing of these systems and cease to purchase them from suppliers such as Equipe. Many of Equipe's competitors have significantly greater research and development, clean room manufacturing, marketing and financial resources than Equipe.

  Equipe believes that the primary bases of competition are product performance as measured by throughput, reliability, contamination control and accuracy, and price. Equipe believes that it competes favorably with OEMs and other independent suppliers with respect to all of these factors. Equipe also considers customer support an essential aspect of competition in the industry and believes that it provides superior customer support. However, there can be no assurance that Equipe will be successful in selling its products to OEMs that currently satisfy their wafer and substrate handling needs in-house or through other independent suppliers, regardless of the performance or the price of Equipe's products.

  Increased sales of Equipe's products for the flat panel display process equipment market will be heavily dependent upon Equipe's ability to penetrate the Japanese and Korean markets. Equipe is also seeking to expand its presence in the Japanese semiconductor process equipment market. In addressing the Japanese and Korean markets, Equipe may be at a competitive disadvantage to Japanese and Korean suppliers, respectively.

RESEARCH AND DEVELOPMENT

  Equipe's research and development efforts are focused on developing new products for the semiconductor and flat panel display process equipment industries and further enhancing the functionality, reliability and performance of existing products. Equipe's engineering, marketing, operations and management personnel have developed collaborative relationships with many of their customer counterparts and have used these relationships to identify market demands and target Equipe's research and development to meet those demands. During 1994, 1995, 1996 and the nine months ended September 30, 1997, the Equipe Combined Companies' research and development expenses were approximately $1.8 million, $1.6 million, $2.4 million and $3.9 million, respectively, representing 16%, 5%, 7% and 11% of net revenues, respectively.

MANUFACTURING

  Equipe's manufacturing operations consist primarily of product assembly, integration and testing. Equipe has adopted stringent quality assurance procedures that include standard design practices, component selection procedures, vendor control procedures and comprehensive reliability testing and analysis to assure the performance of its products. E-Machine produces many of the mechanical components of Equipe's wafer handling systems which are used in the final product assembly at Equipe. Equipe is E-Machine's only significant customer. While Equipe often uses single-source suppliers for certain key components and common assemblies to achieve quality control and the benefits of economies of scale, Equipe believes that in general these parts and materials are readily available from other sources. Certain critical precision mechanical components are only available from limited supply sources and developing alternative sources might prove time consuming and have an adverse effect on Equipe's ability to manufacture certain wafer and substrate handlers.

INTELLECTUAL PROPERTY

  Equipe's success depends in large part on the technical innovation of its products. Although Equipe attempts to protect its intellectual property rights through non-disclosure agreements, copyrights, trademarks and a patent, it believes that its success will depend to a greater degree upon innovation, technological expertise and its ability to adapt its products to new technology. There can be no assurance that Equipe will be able to protect its technology or that competitors will not be able to develop similar technology independently. In addition, the laws of certain foreign countries may not protect Equipe's intellectual property to the same extent as do the laws of the United States. Equipe currently has one patent in the United States, which expires in January 2010. No assurance can be given that Equipe's patent will be sufficiently broad to protect Equipe's technology, that any existing or future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide meaningful competitive advantages to Equipe.

  Although Equipe does not believe that its products infringe any patents or proprietary rights of others, there can be no assurance that such infringements do not exist or will not occur in the future. Litigation may be necessary in the future to enforce patents issued to Equipe, to protect trade secrets or know-how owned by Equipe, to defend Equipe against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of effort by Equipe, which could have a material adverse effect on Equipe's business, financial condition and results of operations. Moreover, adverse determinations in such litigation could result in Equipe's loss of proprietary rights, subject Equipe to significant liabilities to third parties, require Equipe to seek licenses from third parties or prevent Equipe from manufacturing or selling its products.

EMPLOYEES

  As of September 30, 1997, Equipe had approximately 152 employees. Of these, 45 were involved in engineering, 31 in sales, marketing and customer support, 63 in manufacturing operations and 13 in general and administrative. In addition, Equipe regularly uses temporary and contract employees. As of September 30, 1997, Equipe Japan had approximately 10 employees, 7 of whom were involved in sales, marketing and customer support and 3 of whom held administrative positions. As of September 30, 1997, E-Machine had approximately 18 employees, 16 of whom were involved in manufacturing and 2 of whom held administrative positions. Equipe believes its future success will depend in large part on its ability to attract and retain highly skilled employees, particularly skilled technical personnel. Equipe faces significant competition for qualified technical personnel and many other employers may be able to offer more attractive compensation to potential employees. There can be no assurance that Equipe will be able to recruit the personnel necessary to sustain its business. None of the employees of Equipe, Equipe Japan or E-Machine is covered by a collective bargaining agreement. Each of Equipe, Equipe Japan and E-Machine considers its relationships with its employees to be good.

PROPERTIES

  Equipe leases approximately 34,000 square feet in three buildings in Sunnyvale, California pursuant to three leases, two of which expire on July 31, 1998 and together cover approximately 23,500 square feet, and one of which expires on June 30, 2000 and covers approximately 10,500 square feet. Equipe Japan leases offices in Iwakura City, Japan and Yokohama City, Japan. E-Machine leases approximately 3,900 square feet in a building in Sunnyvale, California. Each of Equipe, Equipe Japan and E-Machine believes that its facilities are adequate for its current needs and that additional space will be available as needed.

COMMON EQUITY OF EQUIPE, EQUIPE JAPAN AND E-MACHINE

  There is no established public trading market for Equipe Common Stock, E-Machine common stock or Equipe Japan shares. As of October 25, 1997, there were nine holders of Equipe Common Stock, six holders of E-Machine common stock and nine holders of Equipe Japan shares.

  Effective as of January 1, 1995, Equipe elected to be treated as an S corporation under the Code for federal and certain state tax purposes. E-Machine has also elected to be treated as an S corporation. As S corporations, all tax liabilities associated with the income of Equipe and E-Machine, other than a 1.5% California state franchise tax, are passed through to and recognized by the stockholders of Equipe and E-Machine, rather than by Equipe and E-Machine. In 1995, 1996 and the nine months ended September 30, 1997, Equipe declared cash dividends to its stockholders in the amount of $10,600,000, $11,050,000, and $2,688,000, respectively. During the same periods, Equipe distributed cash dividends in the amount of $5,800,000, $12,789,000 and $5,749,000, respectively. In 1996 and the nine months ended September 30, 1997, E-Machine declared and paid cash dividends to its stockholders in the amount of $80,000 and $36,000, respectively. Equipe and E-Machine expect to distribute or accrue additional cash dividends of approximately $0.75 and $0.20 per share, respectively, to their stockholders prior to the Effective Date of the Merger to enable them to pay their tax liabilities associated with the anticipated income of Equipe and E-Machine. As a result of the Acquisition, Equipe's and E-Machine's income tax statuses will convert from S corporations to C corporations and their incomes will be taxable at the corporate level.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF EQUIPE

  The following discussion and analysis should be read in conjunction with "Selected Historical Financial Data--Equipe Combined Companies" and the Equipe Combined Companies' Combined Financial Statements and Notes thereto included elsewhere in this Proxy Statement.

OVERVIEW

  Equipe was founded in October 1990 to design and manufacture atmospheric robots for use in semiconductor and flat panel display manufacturing equipment. Since its inception, it has become a leading worldwide developer, manufacturer and supplier of advanced atmospheric wafer handling robots, pre-aligners and controllers. In 1996, Equipe began manufacturing and supplying vacuum wafer handling systems, modules and cluster tool platforms for the semiconductor equipment industry. The majority of the Equipe Combined Companies' net revenues are currently derived from the sale of atmospheric wafer handling systems and related servicing and spare parts, with the remaining net revenues derived from sales of flat panel display substrate handling systems and vacuum wafer handling systems, modules and cluster tool platforms.

  In May 1995, E-Machine was incorporated under the laws of the State of California to produce certain component materials for sale primarily to Equipe. In June 1996, Equipe Japan was formed under the laws of Japan to market, sell and service Equipe's products in Japan. The majority stockholders of Equipe control the management of E-Machine and Equipe Japan. Agreements have been entered into pursuant to which PRI will acquire each of the Equipe Combined Companies in transactions to be accounted for as poolings of interests. As a result of the common management of the Equipe Combined Companies and the conditional nature of the acquisitions on each other, the financial statements of the Equipe Combined Companies have been combined, and all significant intercompany balances and transactions have been eliminated.

  Effective as of January 1, 1995, Equipe elected to be treated as an S corporation rather than a C corporation under the Code. E-Machine has also elected to be treated as an S corporation. The net income of an S corporation is taxable for federal and certain state tax purposes directly to the corporation's stockholders and included in their personal taxable income. Accordingly, the provision for income taxes for the Equipe Combined Companies includes only a California state franchise tax of 1.5%. Upon the closing of the Acquisitions, Equipe and E-Machine will no longer be eligible for treatment as S corporations and, accordingly, will be required to pay federal corporate income taxes and additional state corporate income taxes. Following the Acquisitions, the Equipe Combined Companies expect that the net income of the Equipe Combined Companies will be taxed at an effective rate of approximately 39.5%. Equipe Japan is treated as a KK corporation under Japanese law.

  After electing to be treated as an S corporation in 1995, Equipe reduced the salaries of its five principal stockholders and adopted a policy of distributing S corporation dividends in place of paying higher salaries. One effect of this policy was a reduction in the Equipe Combined Companies' cost of revenues, research and development expenses, and selling, general and administrative expenses for periods after 1994, as the amount of the stockholders' salaries allocable to these line items was reduced. Following the Acquisition and the resulting termination of Equipe's S corporation status, the base salaries and incentive compensation of the five principal stockholders of Equipe will be adjusted to competitive levels for Equipe's industry.

  In 1994, 1995, 1996 and the nine months ended September 30, 1997, sales outside the United States represented approximately 17%, 8%, 11% and 16% of the Equipe Combined Companies' net revenues, respectively. The Equipe Combined Companies' export sales are currently denominated in United States dollars. To the extent that the Equipe Combined Companies expand their international operations or change their pricing practices to denominate their prices in foreign currencies, the Equipe Combined Companies will be exposed to increased risk of foreign currency fluctuations and the additional risks normally associated with international operations. Sales to the Equipe Combined Companies' top ten customers accounted for approximately 86%, 78%, 63% and 65% of net revenues during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. A reduction or delay in orders from any significant customer could have a material adverse effect on the business, financial condition and results of operations of the Equipe Combined Companies.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, certain income and expense items as a percentage of net revenues:

                                                           NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                -------------------------  ------------------
                                 1994     1995     1996      1996      1997
                                -------  -------  -------  --------  --------
COMBINED STATEMENTS OF INCOME
 DATA:
Net revenues...................   100.0%   100.0%   100.0%    100.0%    100.0%
Cost of revenues...............    61.9     47.2     47.0      46.8      51.8
Gross profit...................    38.1     52.8     53.0      53.2      48.2
Operating expenses:
  Research and development.....    15.8      5.4      6.8       6.0      10.5
  Selling, general and
   administrative..............    18.3      7.4     10.5       9.5      15.9
Operating income...............     4.0     40.0     35.7      37.7      21.8
Other income (expense), net....    (0.1)    (0.1)    (0.1)     (0.1)       --
Income before provision for
 income taxes..................     3.9     39.9     35.6      37.6      21.8
Provision for income taxes.....     1.8      0.6      0.6       0.4       0.3
Net income.....................     2.1%    39.3%    35.0%     37.2%     21.5%

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

  Net revenues: Net revenues of the Equipe Combined Companies for the nine months ended September 30, 1997 increased 31% to $36,818,000 from $28,165,000 in the comparable prior year period. This increase in net revenues reflects continued unit shipment growth. The utilization of the Equipe Combined Companies' products in next generation tools and upgraded tools offered by the larger semiconductor equipment OEMs more than offset the impact of a broad decline in capital spending by the semiconductor equipment market during the first six months of 1997. Unit sales increased significantly between the two periods, with the largest gains coming from newly developed, advanced 200mm atmospheric products and automation systems. Unit sales of vacuum components and systems also increased over comparable 1996 levels, but remained insignificant in dollar terms and as a percentage of net revenues. Unaffiliated export sales totaled $4,901,000 compared with $3,200,000 in the comparable 1996 period. Equipe Japan, which was founded in May 1996, had net revenues of $879,000 for the nine months ended September 30, 1997, as compared to $6,000 in the comparable 1996 period.

  Gross profit: The Equipe Combined Companies' gross profit margin declined to 48.2% in the nine months ended September 30, 1997 from 53.2% for the same period in 1996. The decrease is primarily attributable to the added application, compliance and service costs associated with supplying the semiconductor equipment industry's largest OEMs. These added costs, and to a lesser extent, volume pricing pressure, more than offset the continued improvement in capacity utilization and the gradual decline in component costs gained by increased unit shipments. Lower gross margins from both unaffiliated export sales and Equipe Japan's operations also contributed to the decline in the overall gross margin due to the added expense associated with certain customer support programs. The Equipe Combined Companies expect these factors to continue to impact operating income and net income in the foreseeable future.

  Research and development: Research and development expenses increased to $3,868,000 or 10.5% of net revenues for the nine months ended September 30, 1997 as compared to $1,688,000 or 6.0% of net revenues for the same period in 1996. The increase in research and development expenses reflects the Equipe Combined Companies' investment in personnel, systems, materials and equipment required to address the more demanding industry requirements resulting from the transition to 300mm wafer processing. To meet these more exacting requirements, the Equipe Combined Companies have begun to focus on providing complete tool automation solutions which require a higher degree of software, hardware and control content for both atmospheric, front-end and vacuum handling applications. The Equipe Combined Companies believe that this higher level of research and development expenditures reported for the first nine months of 1997 are essential for maintaining its competitive position in the tool automation business as the industry moves from 200mm to 300mm wafer processing equipment.

  Selling, general and administrative: Selling, general and administrative expenses increased to $5,847,000 or 15.9% of net revenues for the nine months ended September 30, 1997, as compared to $2,682,000 or 9.5% of net revenues for the same period in 1996. This increase in selling, general and administrative expenditures is directly related to additions to the Equipe Combined Companies' sales and technical support staff necessary to service the larger OEMs. The Equipe Combined Companies' further expansion into the Asian and European markets and the inclusion of the selling, general and administrative expenses of Equipe Japan for the entire nine-month period in 1997 also contributed to the increase in selling, general and administrative expenses of the Equipe Combined Companies. The current level of selling, general and administrative expenses as a percentage of net revenues is expected to remain at or above current levels as the Equipe Combined Companies focus on becoming a world-class supplier of semiconductor automation equipment capable of effectively servicing a global market.

  Other expense, net: Other expense, net totaled $(16,000) or 0.0% of net revenues for the nine months ended September 30, 1997, as compared to $(38,000) or (0.1)% of net revenues for the same period in 1996. The reduction in other expenses for the nine months ended September 30, 1997 primarily reflects the timing of and expenses associated with borrowings against Equipe's line of credit, as well as other miscellaneous charges.

  Income tax provision: Equipe and E-Machine operate as S corporations for tax reporting purposes. With the exception of a 1.5% California state franchise tax, all tax liabilities flowed through to the stockholders of Equipe and E-Machine at the appropriate individual federal and state rates in the nine months ended September 30, 1997 and 1996. As a result, the income tax provision of the Equipe Combined Companies for the 1997 period totaled $101,000 as compared to $115,000 in 1996, representing effective tax rates of 1.3% and 1.1%, respectively. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto for a pro forma presentation of the results of operations of the Equipe Combined Companies as if they had been required to pay federal and additional state corporate income taxes.

COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND 1995

  Net revenues: Net revenues of the Equipe Combined Companies for 1996 increased 23% to $35,066,000 from $28,590,000 in 1995. This increase resulted from both an expanded customer base and greater penetration within product lines of the semiconductor equipment industry's largest OEMs. This broadened acceptance of the Equipe Combined Companies' products more than offset a general decline in semiconductor capital equipment spending during the second half of 1996. Unit sales increased significantly, primarily due to increased shipments of the Equipe Combined Companies' core 200mm atmospheric product line. Unaffiliated export sales totaled $3,894,000 in 1996 as compared to $2,249,000 in 1995, with growth during 1996 coming primarily from the European market. Equipe Japan, which was founded in May 1996, had net revenues of $135,000 in the year ended December 31, 1996.

  Gross profit: The Equipe Combined Companies' gross profit margin increased to 53.0% in 1996 from 52.8% in 1995. The relatively consistent gross margin percentage reflected stable average selling prices during 1995 and 1996, with annual increases in standard pricing offsetting added discounts negotiated by the largest volume customers.

  Research and development: Research and development expenses increased to $2,399,000 or 6.8% of net revenues for 1996 as compared to $1,558,000 or 5.4% of net revenues for the prior year. The increase in research and development expenses reflected the Equipe Combined Companies' ongoing development of a family of vacuum products and systems, as well as products designed to automate 300mm atmospheric applications.

  Selling, general and administrative: Selling, general and administrative expenses increased to $3,651,000 or 10.5% of net revenues for 1996 as compared to $2,120,000 or 7.4% of net revenues for the prior year. The increase in dollar amount primarily reflects the costs of adding a level of sales and support personnel required to effectively service the largest semiconductor equipment OEMs and to support anticipated revenue growth. The Equipe Combined Companies' expansion into international markets and the formation of Equipe Japan also contributed to the increase in selling, general and administrative expenditures in 1996.

  Other expense, net: Other expense, net totaled $(50,000) or (0.1)% of net revenues for 1996 as compared to $(20,000) or (0.1)% of net revenues for the prior year. This year's net amount and change from the previous year's amount is due to the level of interest expense associated with borrowings against Equipe's line of credit and other miscellaneous charges.

  Income tax provision: With the exception of a 1.5% California state franchise tax, all tax liabilities flowed through to the stockholders of Equipe and E-Machine in 1996 and 1995. As a result, the income tax provision of the Equipe Combined Companies for 1996 totaled $200,000 as compared to $180,000 in 1995, representing effective tax rates of 1.6%.

COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND 1994

  Change in tax status: As of January 1, 1995, Equipe converted to an S corporation from a C corporation for tax reporting purposes and concurrently initiated payments of S corporation dividends in place of reduced salaries and wages of the active stockholders. As a result, a portion of stockholder wage and salary compensation of the Equipe Combined Companies allocated in 1994 to cost of sales, research and development, and selling, general and administrative expenses was reduced and included as distributions to stockholders subsequent to 1994.

  Net revenues: Net revenues of the Equipe Combined Companies for 1995 increased 156% to $28,590,000 from $11,186,000 in 1994. This increase is attributable to increased unit sales, in part as a result of an expanding semiconductor equipment cycle. Previously achieved 200mm design wins for the Equipe Combined Companies' main atmospheric product line translated into production orders and shipments in 1995. Sales of atmospheric wafer handling products comprised over 95% of the increase in net revenues with the remaining increase coming from shipments of the Equipe Combined Companies' flat panel display products. Export sales in 1995 totaled $2,249,000 as compared to $1,889,000 in 1994, with growth in unit sales of wafer handling products offsetting a reduction in international shipments of flat panel display products.

  Gross profit: Gross margins improved to 52.8% in 1995 from 38.1% in 1994. The reduction in stockholder compensation allocated to costs of sales in 1995 as a result of the change in tax status noted above was approximately $281,000. As a result, approximately one-third of the improvement in gross margins is attributable to the change in tax status of Equipe. The remaining improvement is primarily the result of lower component costs associated with the revenue ramp and greater capacity utilization.

  Research and development: Research and development expenses of the Equipe Combined Companies decreased to $1,558,000 in 1995 from $1,768,000 in 1994, and fell as a percent of net revenues to 5.4% from 15.8%. The decrease in research and development expenses in 1995 from 1994 is attributable to the change in tax status of Equipe, which had the effect of reducing the amount of stockholder compensation allocated to research and development expenses of the Equipe Combined Companies in 1995 by approximately $1,160,000. This decrease was offset by increased expenditures related to the Equipe Combined Companies' continued expansion of the atmospheric wafer handling product line as well as the initial development of a new line of vacuum products and systems.

  Selling, general and administrative: Selling, general and administrative expenses increased to $2,120,000 or 7.4% of net revenues for 1995 as compared to $2,043,000 or 18.3% of net revenues for the prior year. The relatively static dollar expenditure is a result of increased selling, service and support costs associated with the higher revenue levels, offset by the reduction in allocated stockholder compensation charged to selling, general and administrative expenses as a result of the change in tax status. The offset, as a result of the reduction in allocated stockholder compensation, was approximately $735,000.

  Other expense, net: Other expense, net totaled $(20,000) or (0.1)% of net revenues in 1995 compared to $(14,000) or (0.1)% of net revenues for the prior year. The amounts represent interest expense associated with borrowings against Equipe's line of credit and other miscellaneous charges.

  Income tax provision: Equipe converted to an S corporation from a C corporation for tax reporting purposes as of January 1, 1995. With the exception of a 1.5% California state franchise tax, all tax liabilities flowed through to the stockholders of Equipe in 1995. As a result, the income tax provision of the Equipe Combined Companies for 1995 totaled $180,000 as compared to $197,000 in 1994, representing effective tax rates of 1.6% and 45.4%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

  During the two years ended December 31, 1996 and the nine months ended September 30, 1997, the Equipe Combined Companies have generally funded operating and capital requirements through cash generated by operations of the Equipe Combined Companies.

  The Equipe Combined Companies used cash in operating activities of approximately $1,054,000 in 1994, and generated cash from operating activities of approximately $6,609,000, $13,528,000, and $4,671,000 in 1995, 1996 and the
nine months ended September 30, 1997, respectively. Net cash used in operating activities in 1994 consisted primarily of increased accounts receivable and inventories. Net cash generated by operating activities in 1995, 1996 and the nine months ended September 30, 1997 was primarily attributable to net income of approximately $11,230,000, $12,284,000, and $7,902,000 in the respective periods. In 1995 and the nine months ended September 30, 1997, cash generated from operating activities was augmented by increased accounts payable and accrued expenses, but offset to a greater extent by increased accounts receivable and inventories. In 1996, net cash generated from operating activities was augmented by a decrease in accounts receivable and inventories, offset partially by reduced accounts payable.

  Net cash used by the Equipe Combined Companies in investing activities consists primarily of the purchase of computer, manufacturing and testing equipment, and totaled approximately $89,000, $123,000, $522,000, and $509,000 in 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively.

  In 1994, net cash generated by the Equipe Combined Companies from financing activities was $1,113,000, which represented borrowings against Equipe's line of credit. In 1995, 1996 and the nine months ended September 30, 1997, net cash used in financing activities was approximately $6,469,000, $12,841,000 and $4,068,000, respectively. Of these amounts, approximately $5,800,000, $12,869,000 and $5,785,000 represented distributions to stockholders, which were partially offset by cash generated from the issuance of capital stock in connection with the formation of E-Machine and Equipe Japan in 1995 and 1996, respectively. Repayment of borrowings against the line of credit were approximately $749,000 and $365,000 in 1995 and 1996, respectively. In the nine months ended September 30, 1997, the Equipe Combined Companies generated $1,769,000 through borrowings against Equipe's line of credit.

  As of September 30, 1997, the Equipe Combined Companies had borrowings of $1,769,000 outstanding under a line of credit agreement with Comerica Bank-California. This line of credit enables Equipe to borrow up to the lesser of $3,000,000 or 75% of eligible accounts receivable, with outstanding balances under the line of credit bearing interest at Comerica Bank-California's prime interest rate plus 1.0%. Certain assets of Equipe, including its receivables, inventory and negotiable collateral, secure this line of credit. The ability of Equipe to effect borrowings under this line of credit is conditioned upon, among other things, Equipe meeting certain financial covenants, including covenants requiring the maintenance of certain levels of working capital and tangible net worth. At September 30, 1997, Equipe was not in compliance with certain of the required covenants, but has subsequently obtained a waiver from Comerica Bank-California through September 30, 1997.

  The Equipe Combined Companies believe that cash generated from operating activities and funds available under Equipe's line of credit will be sufficient to meet its anticipated cash requirements during the twelve months ended September 30, 1998, during which the Equipe Combined Companies expect to make capital expenditures of approximately $1,000,000 to $2,000,000.

              APPROVAL OF AMENDMENT TO PRI'S AMENDED AND RESTATED
                ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER
                   OF AUTHORIZED SHARES OF PRI COMMON STOCK

  The Amended and Restated Articles of Organization of PRI (the "PRI Articles") presently provide that PRI is authorized to issue 24,000,000 shares of PRI Common Stock and 400,000 shares of preferred stock, par value $0.01 (the "PRI Preferred Stock"). As of October 31, 1997, there were (i) 15,117,997 shares of PRI Common Stock outstanding, (ii) 1,656,558 shares of PRI Common Stock reserved for issuance upon the exercise of outstanding options and (iii) no shares of PRI Preferred Stock outstanding. Based upon the number of shares of PRI Common Stock outstanding on October 31, 1997 (and assuming no exercise of options outstanding on that date), upon the consummation of the Acquisition there will be 19,482,017 shares of PRI Common Stock outstanding and 2,506,204 shares of PRI Common Stock reserved for issuance upon the exercise of options.

  On November 18, 1997, the PRI Board voted to recommend to the stockholders that the PRI Articles be amended to increase the number of authorized shares of PRI Common Stock from 24,000,000 shares to 50,000,000 shares (the "Charter Proposal"). If the Charter Proposal is approved, there will be 28,011,779 shares of PRI Common Stock authorized that have not been issued or reserved for issuance upon the exercise of outstanding options. The additional authorized shares of PRI Common Stock will be used for such corporate purposes as the PRI Board may determine to be necessary or desirable, including having sufficient authorized shares to accommodate future stock splits and stock dividends, raising capital or acquiring property through the sale of stock, acquiring businesses through mergers or the exchange of stock, attracting or retaining valuable employees through the grant of stock-based compensation awards, and for any other purpose for which shares of common stock may be issued under the laws of The Commonwealth of Massachusetts. Except for the issuance and reservation for issuance of shares of PRI Common Stock in connection with outstanding options and the Acquisition, PRI presently has no commitments, agreements or undertakings to issue any additional shares of PRI Common Stock; however, the PRI Board considers the authorization of additional shares of PRI Common Stock advisable to ensure prompt availability of shares for these purposes should the occasion arise.

  Under Massachusetts law, the PRI Board generally may issue authorized but unissued shares of PRI Common Stock without stockholder approval. The PRI Board does not currently intend to seek stockholder approval for any future issuance of additional shares of PRI Common Stock, unless stockholder approval is required in a specific case by the PRI Articles, PRI's by-laws, applicable law or the rules of any stock exchange or other system on which the PRI Common Stock may be listed or traded. Frequently, opportunities arise that require prompt action, and PRI believes that the delay necessitated for stockholder approval of a specific issuance could be detrimental to PRI and its stockholders.

  If authorized, the additional shares of PRI Common Stock would have the same rights and privileges as the currently outstanding shares of PRI Common Stock. The increase in authorized shares will not affect the terms, or the rights of the holders, of outstanding shares of PRI Common Stock. All outstanding shares would continue to be fully paid and nonassessable and would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors. Shares of PRI Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

  The authorization of additional shares of PRI Common Stock could make more difficult, and thereby discourage attempts, to acquire control of PRI. For example, the additional shares could be used to dilute the stock ownership of parties seeking to obtain control of PRI, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if those actions would generally be beneficial to PRI's stockholders. The PRI Board has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. If the Charter Proposal is approved by the stockholders, PRI intends to use the additional shares for the purposes described above, and has no present intention to use them to deter any takeover attempt.

  The affirmative vote of a majority of the shares of PRI Common Stock outstanding on the Record Date is required to approve the Charter Proposal. Votes cast in person or by proxy at the Special Meeting will be tabulated by the election inspectors appointed for the Special Meeting. Because the Charter Proposal must receive the affirmative vote of a majority of the outstanding PRI Common Stock, abstentions and broker non-votes will have the effect of votes against the Charter Proposal. All shares of PRI Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated in those proxies, unless the proxies have been previously revoked. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES OF PRI COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE CHARTER
                                                         ---
PROPOSAL.

  The approval of the Charter Proposal is not a condition to the consummation of the Acquisition.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                                                                       ---
CHARTER PROPOSAL.

                  REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS

  Representatives of Coopers & Lybrand L.L.P. expect to be present at the Special Meeting. Although the representatives have stated that they do not plan to make a statement at the meeting, they will be available to respond to appropriate questions from stockholders at the meeting.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals to be included in PRI's proxy statement and form of proxy relating to PRI's 1998 Annual Meeting of Stockholders were required to have been submitted to PRI on or before September 8, 1997. PRI stockholders who wish to submit a proposal to be included in PRI's proxy statement and form of proxy relating to PRI's 1999 Annual Meeting of Stockholders should submit the proposal to PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986, Attention: Clerk. The deadline for the submission of these proposals will be published in PRI's proxy statement relating to its 1998 Annual Meeting of Stockholders.

                         INDEX TO FINANCIAL STATEMENTS

                         THE EQUIPE COMBINED COMPANIES

                                                                            PAGE
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors.......................... F-2
Report of Mohler, Nixon & Williams, Independent Auditors................... F-3
Combined Balance Sheets as of December 31, 1995 and 1996 and
 September 30, 1997 (unaudited)............................................ F-4
Combined Statements of Income for the years ended
 December 31, 1994, 1995 and 1996 and the nine months
 ended September 30, 1996 and 1997 (unaudited)............................. F-5
Combined Statements of Shareholders' Equity for the years ended
 December 31, 1994, 1995 and 1996 and the nine months
 ended September 30, 1997 (unaudited) ..................................... F-6
Combined Statements of Cash Flows for the years ended
 December 31, 1994, 1995 and 1996 and the nine months
 ended September 30, 1996 and 1997 (unaudited)............................. F-7
Notes to Financial Statements.............................................. F-8

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

Introduction to Unaudited Pro Forma Combined Financial Statements.......... F-16
Unaudited Pro Forma Combined Balance Sheet at June 29, 1997................ F-17
Unaudited Pro Forma Combined Statement of Operations
 for the nine months ended June 29, 1997................................... F-18
Unaudited Pro Forma Combined Statement of Operations
 for the nine months ended June 30, 1996................................... F-19
Unaudited Pro Forma Combined Statement of Operations
 for the year ended September 30, 1996..................................... F-20
Unaudited Pro Forma Combined Statement of Operations
 for the year ended September 30, 1995..................................... F-21
Unaudited Pro Forma Combined Statement of Operations
 for the year ended September 30, 1994..................................... F-22
Notes to Unaudited Pro Forma Combined Financial Statements................. F-23

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Equipe Combined Companies

  We have audited the accompanying combined balance sheet of the Equipe Combined Companies as of December 31, 1996, and the related combined statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' managements. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the 1996 combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Equipe Combined Companies at December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

San Jose, California
November 19, 1997

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
and Shareholders of
Equipe Combined Companies

  We have audited the combined balance sheet of the Equipe Combined Companies as of December 31, 1995 and the related combined statements of income, shareholders' equity and cash flows for the two years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Equipe Combined Companies as of December 31, 1995 and the combined results of their operations, shareholders' equity and cash flows for the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Mohler, Nixon & Williams

                                          MOHLER, NIXON & WILLIAMS
                                          Accountancy Corporation

Campbell, California
November 7, 1997

                           EQUIPE COMBINED COMPANIES

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                    DECEMBER 31,
                                                    ------------- SEPTEMBER 30,
                                                     1995   1996      1997
                                                    ------ ------ -------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash............................................. $   17 $  182    $   276
  Accounts receivable, net of allowance for
   doubtful accounts of $90 in 1995, $200 in 1996,
   and $800 at September 30, 1997..................  5,543  4,620      9,505
  Inventories......................................  2,572  2,067      4,243
  Other current assets.............................     26     31         96
                                                    ------ ------    -------
Total current assets...............................  8,158  6,900     14,120
Property and equipment, net........................    327    813      1,397
  Other assets.....................................     --     44         49
                                                    ------ ------    -------
Total assets....................................... $8,485 $7,757    $15,566
                                                    ====== ======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit................................... $  365 $   --    $ 1,769
  Accounts payable.................................  1,408    949      3,298
  Accrued expenses.................................    400    580      1,940
  Accrued distributions to shareholders............  4,800  3,061         --
  Current portion of capital lease obligations.....     45     82        170
                                                    ------ ------    -------
Total current liabilities..........................  7,018  4,672      7,177
Convertible debt...................................     70     --         --
Long-term portion of capital lease obligation......     80     78        204
Shareholders' equity:
  Preferred stock..................................     --     --         --
  Common stock.....................................    150    686        686
  Retained earnings................................  1,167  2,321      7,499
                                                    ------ ------    -------
Total shareholders' equity.........................  1,317  3,007      8,185
                                                    ------ ------    -------
Total liabilities and shareholders' equity......... $8,485 $7,757    $15,566
                                                    ====== ======    =======

                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                         COMBINED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  NINE MONTHS
                                         YEARS ENDED DECEMBER        ENDED
                                                  31,            SEPTEMBER 30,
                                        ----------------------- ---------------
                                         1994    1995    1996    1996    1997
                                        ------- ------- ------- ------- -------
                                                                  (UNAUDITED)
Net revenues..........................  $11,186 $28,590 $35,066 $28,165 $36,818
Cost of revenues......................    6,927  13,482  16,482  13,174  19,084
                                        ------- ------- ------- ------- -------
  Gross profit........................    4,259  15,108  18,584  14,991  17,734
Operating expenses:
  Research and development............    1,768   1,558   2,399   1,688   3,868
  Selling, general, and
   administrative.....................    2,043   2,120   3,651   2,682   5,847
                                        ------- ------- ------- ------- -------
Operating income......................      448  11,430  12,534  10,621   8,019
Interest income.......................       --      --      --      --       4
Interest expense......................       14      20      50      38      20
                                        ------- ------- ------- ------- -------
Income before provision for income
 taxes................................      434  11,410  12,484  10,583   8,003
Provision for income taxes............      197     180     200     115     101
                                        ------- ------- ------- ------- -------
Net income............................  $   237 $11,230 $12,284 $10,468 $ 7,902
                                        ======= ======= ======= ======= =======
Pro forma primary net income per
 share................................  $  0.05 $  2.22 $  2.16 $  1.85 $  1.36
                                        ======= ======= ======= ======= =======
Shares used in computing pro forma
 primary net income per share.........    5,010   5,067   5,694   5,650   5,820
                                        ======= ======= ======= ======= =======
Pro forma fully diluted net income per
 share................................  $  0.04 $  2.06 $  2.16 $  1.85 $  1.36
                                        ======= ======= ======= ======= =======
Shares used in computing pro forma
 fully diluted net income per share...    5,386   5,443   5,694   5,650   5,820
                                        ======= ======= ======= ======= =======


                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                             EQUIPE       E-MACHINE   EQUIPE JAPAN
                          ------------- ------------- -------------
                          COMMON STOCK  COMMON STOCK  COMMON STOCK                TOTAL
                          ------------- ------------- ------------- RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT EARNINGS     EQUITY
                          ------ ------ ------ ------ ------ ------ --------  -------------
Balance at December 31,
 1993...................  5,000   $ 50    --      --    --      --  $    300    $    350
  Net income............     --     --    --      --    --      --       237         237
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1994...................  5,000     50    --      --    --      --       537         587
  Net income............     --     --    --      --    --      --    11,230      11,230
  Issuance of shares in
   connection with
   incorporation of
   E-Machine............     --     --   750     100    --      --        --         100
  Distributions to
   shareholders.........     --     --    --      --    --      --   (10,600)    (10,600)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1995...................  5,000     50   750     100    --      --     1,167       1,317
  Conversion of Equipe
   convertible debt into
   Equipe common stock..    376     70    --      --    --      --        --          70
  Net income............     --     --    --      --    --      --    12,284      12,284
  Issuance of shares of
   E-Machine............     --     --    83      11    --      --        --          11
  Issuance of shares in
   connection with
   incorporation of
   Equipe Japan.........     --     --    --      --     1     455        --         455
  Distributions to
   shareholders.........     --     --    --      --    --      --   (11,130)    (11,130)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1996...................  5,376    120   833     111     1     455     2,321       3,007
  Net income
   (unaudited)..........     --     --    --      --    --      --     7,902       7,902
  Distributions to
   shareholders
   (unaudited)..........     --     --    --      --    --      --    (2,724)     (2,724)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at September 30,
 1997 (unaudited).......  5,376   $120   833    $111     1    $455    $7,499      $8,185
                          =====   ====   ===    ====   ===    ====  ========    ========


                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               NINE MONTHS
                                                                  ENDED
                                 YEARS ENDED DECEMBER 31,     SEPTEMBER 30,
                                 --------------------------  -----------------
                                  1994     1995      1996      1996     1997
                                 -------  -------  --------  --------  -------
                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................  $   237  $11,230  $ 12,284  $ 10,468  $ 7,902
Adjustments to reconcile net
 income to net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization.................       16       32       144        95      191
 Decrease (increase) in assets:
  Accounts receivable..........   (1,409)  (3,710)      923      (463)  (4,885)
  Inventories..................     (555)  (1,829)      505       494   (2,176)
  Other assets.................      201      (13)      (48)      (39)     (70)
 Increase (decrease) in
  liabilities:
  Accounts payable.............      446      737      (459)     (281)   2,349
  Accrued expenses.............       10      162       179       236    1,360
                                 -------  -------  --------  --------  -------
Net cash provided by (used in)
 operating activities..........   (1,054)   6,609    13,528    10,510    4,671
INVESTING ACTIVITIES
Acquisition of property and
 equipment.....................      (89)    (123)     (522)     (432)    (509)
                                 -------  -------  --------  --------  -------
Net cash used in investing
 activities....................      (89)    (123)     (522)     (432)    (509)
FINANCING ACTIVITIES
Net proceeds from (repayments
 of) line of credit............    1,113     (749)     (365)      535    1,769
Repayment of capital lease
 obligations...................       --      (20)      (73)      (53)     (52)
Proceeds received from
 issuances of common stock.....       --      100       466       466       --
Distributions to shareholders..       --   (5,800)  (12,869)  (10,643)  (5,785)
                                 -------  -------  --------  --------  -------
Net cash provided by (used in)
 financing activities..........    1,113   (6,469)  (12,841)   (9,695)  (4,068)
                                 -------  -------  --------  --------  -------
Net increase (decrease) in cash
 and cash equivalents..........      (30)      17       165       383       94
Cash and cash equivalents at
 beginning of period...........       30       --        17        17      182
                                 -------  -------  --------  --------  -------
Cash and cash equivalents at
 end of period.................  $    --  $    17  $    182  $    400  $   276
                                 =======  =======  ========  ========  =======
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION
 Interest paid.................  $    14  $    26  $     45  $     25  $    --
 Income taxes paid.............  $   234  $   151  $    261  $    113  $    97
SUPPLEMENTAL DISCLOSURE OF NON-
 CASH FINANCING ACTIVITIES
 Conversion of convertible debt
  to common stock..............  $    --  $    --  $     70  $     70  $    --
 Property and equipment
  acquired under capital
  leases.......................  $    --  $   146  $    108  $    108  $   266

                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                         NOTES TO FINANCIAL STATEMENTS

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements include the assets and liabilities, results of operations and changes in cash flows of Equipe Technologies, Inc. (Equipe), E-Machine, Inc. (E-Machine), and Equipe Japan Corporation (Equipe Japan) (collectively "the Equipe Combined Companies" or "the Combined Companies"). The majority stockholders of Equipe control the management of E-Machine and Equipe Japan. PRI Automation, Inc. (PRI) will acquire these entities in transactions to be accounted for as poolings of interests. As a result of the common management of these three entities and the conditional nature of PRI's acquisitions of these three companies on each other, the financial statements of the three entities have been combined. All significant intercompany balances and transactions have been eliminated.

  Effective January 1, 1995, Equipe changed its legal status from a C Corporation to a Subchapter S Corporation for federal income tax purposes. Prior to 1995, all amounts paid to the shareholders were treated as salary and included in the appropriate expense category on the combined statements of income.

 Interim Financial Information

  The combined financial information at September 30, 1997 and for the nine months ended September 30, 1996 and 1997 is unaudited but, in the opinion of management, has been prepared on the same basis as the annual combined financial statements and includes all adjustments (consisting only of normal recurring adjustments) that the Combined Companies consider necessary for a fair presentation of the combined financial position at such dates and the combined operating results and cash flows for those periods. Results for the interim period are not necessarily indicative of the results to be expected for the entire year.

 Description of Business

  Equipe was incorporated in California in October 1990 to design and manufacture automation systems used primarily in semiconductor manufacturing and flat panel display processing equipment. Equipe sells directly to semiconductor equipment manufacturers in the United States, Europe, and Asia.

  E-Machine was incorporated in California in May 1995 to produce certain component materials for sale primarily to Equipe.

  Equipe Japan was incorporated in Japan in June 1996 to market, sell and service Equipe's products in Japan.

 Inventories

  Inventories are stated at the lower of cost or market and are accounted for on an average cost basis.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over an estimated useful life of three to five years. The amortization of assets recorded under capital leases is included in depreciation and amortization expense.

 Revenue Recognition

  Revenue is generally recognized at the time of shipment. Related product warranty costs are accrued at the time of shipment based on warranty costs expected to be incurred.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)


 Advertising Expenses

  The Combined Companies expense advertising costs in the period in which they are incurred. Advertising expenses for 1994, 1995, and 1996 were insignificant.

 Income Taxes

  The provision for income taxes is based on income reported in the financial statements. Equipe and E-Machine have elected to be treated as S Corporations under the provisions of the Internal Revenue Code, and as such, all items of income and expense are taxed directly to their shareholders. However, Equipe and E-Machine are subject to California franchise tax based on 1.5% of taxable income. Equipe Japan is treated as a KK Corporation under Japanese tax law. If the acquisitions referred to under Basis of Presentation are consummated, Equipe's and E-Machine's income tax status would convert from an S corporation to a C corporation and their incomes would be taxable at the corporate level.

 Pro Forma Net Income per Share

  Pro forma net income per share is computed using the weighted average number of shares of common stock outstanding and dilutive common equivalent shares from stock options using the treasury stock method. Pro forma fully diluted net income per share includes the assumed conversion of all of the outstanding convertible debt. Shares used in computing pro forma primary and fully diluted net income per share reflect the conversion of E-Machine and Equipe Japan shares into equivalent Equipe common shares based on the exchange ratios indicated in the agreement between PRI and each of Equipe, E-Machine, and Equipe Japan.

  The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS 128). FAS 128 replaces primary earnings per share ("EPS") with basic EPS, which excludes dilutive common stock equivalent shares, and requires presentation of both basic and diluted EPS on the face of the statements of income. Diluted EPS is computed similarly to the current fully diluted EPS. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, and requires restatement of all prior period EPS data presented. The computed basic net income per share is not materially different from the net income per share as reported for the nine month periods ended September 30, 1996 and 1997, respectively. The computed diluted net income per share is not expected to differ materially from fully diluted earnings per share.

 Concentration of Credit Risk

  The Combined Companies sell their products primarily to semiconductor equipment manufacturers. The Combined Companies perform ongoing credit evaluations of their customers and generally do not require collateral. The Combined Companies maintain reserves for potential credit losses. To date, such losses have been within management's expectations.

 Major Customers

  In 1994, four customers accounted for 17%, 12%, 11%, and 10%, respectively, of the Combined Companies' net revenues. In 1995, two customers accounted for 15% and 12%, respectively, of the Combined Companies' net revenues. In 1996, no customer accounted for more than 10% of the Combined Companies' net revenues.

 Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). The Combined Companies

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

adopted FAS 123 in 1996. The Combined Companies account for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and have adopted the "disclosure only" alternative described in FAS 123.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

 Reclassifications

  Certain reclassifications have been made to the 1994 and 1995 combined financial statements to conform to the fiscal 1996 presentation.

2. INVENTORIES

  Inventories consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
      Raw materials................................. $2,072 $1,430    $2,659
      Work-in-process...............................    150    312       957
      Finished goods................................    350    325       627
                                                     ------ ------    ------
                                                     $2,572 $2,067    $4,243
                                                     ====== ======    ======

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31 (in thousands):

                                                                     1995 1996
                                                                     ---- -----
      Machinery and equipment....................................... $221 $ 515
      Furniture and fixtures........................................   57   126
      Computer equipment............................................  126   381
                                                                     ---- -----
                                                                      404 1,022
      Less accumulated depreciation.................................   77   209
                                                                     ---- -----
                                                                     $327 $ 813
                                                                     ==== =====

4. FINANCING ARRANGEMENTS

 Line of Credit

  At December 31, 1996, Equipe had a revolving line of credit agreement with a bank that allowed for borrowings up to $2,000,000. The agreement (i) provided for borrowings of 75% of eligible accounts receivable at the bank's prime interest rate plus 1.0%, (ii) required that Equipe comply with certain defined loan covenants and (iii) provided that outstanding amounts would be secured by all of Equipe's assets. At December 31, 1996,

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

Equipe was not in compliance with certain of the required covenants. A waiver of compliance with these covenants has been obtained from the bank through September 30, 1997. At December 31, 1996, the line of credit was personally guaranteed by certain shareholders of Equipe. In November 1997, these personal guarantees were released by the bank. No amount was due on the line of credit at December 31, 1996. On January 14, 1997, the line of credit was renewed to allow borrowings up to $3,000,000. No changes were made to either the covenants or assets secured under the new line of credit agreement.

 Convertible Debt

  During 1996, $70,000 of Equipe convertible debt outstanding, all of which was held by shareholders and related parties, was converted into 376,344 shares of Equipe's common stock.

 Capital Lease Obligations

  E-Machine currently holds certain property and equipment under capital leases. The obligations under capital leases represent the present value of future minimum lease payments and are secured by certain of the assets of E-Machine. Assets capitalized under leases totaled $146,000 and $254,000 as of December 31, 1995 and 1996, respectively. Accumulated amortization of these assets was $24,000 and $97,000 as of December 31, 1995 and 1996, respectively.

  Future minimum lease payments under capital lease obligations at December 31, 1996 are as follows (in thousands):

      1997................................................................ $ 96
      1998................................................................   70
      1999................................................................   10
                                                                           ----
      Total minimum lease payments........................................  176
      Less: imputed interest..............................................   16
                                                                           ----
      Present value of minimum lease payments............................. $160
                                                                           ====

5. SHAREHOLDERS' EQUITY

 Common and Preferred Stock

  Equipe is authorized to issue 10,000,000 shares of common stock and 1,000,000 shares of preferred stock. Each series of stock is entitled to certain rights, preferences, privileges, and restrictions as defined in the Articles of Incorporation. At present, no preferred shares have been issued and, as a consequence, the common stock has all of the voting authority.

  E-Machine is authorized to issue 1,000,000 shares of common stock (56,814 equivalent Equipe common shares). At December 31, 1996, E-Machine had 833,333 shares outstanding (47,345 equivalent Equipe common shares). Equipe Japan is authorized to issue 4,000 shares of common stock (1,262,540 equivalent Equipe common shares). At December 31, 1996, Equipe Japan has 1,000 shares outstanding (315,635 equivalent Equipe common shares). The equivalent Equipe common shares were determined based on the exchange ratios indicated in the agreements between PRI and each of Equipe, E-Machine, and Equipe Japan.

  The Combined Companies have a stock purchase agreement with each shareholder that stipulates the conditions under which stock can be transferred or repurchased by the issuer and the limitations of transfers in the event of termination of employment of the shareholder.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)


 Stock Options

  Equipe has granted stock options to certain key employees. A summary of Equipe's stock option activity and related information for the three years ended December 31, 1996 follows:

                                                         NUMBER OF   EXERCISE
                                                          SHARES    PRICE PER
                                                         (OPTIONS)    SHARE
                                                         --------- ------------
      Balance at December 31, 1993......................   50,000     $1.00
        Granted.........................................   10,000      1.50
                                                          -------  ------------
      Balance at December 31, 1994......................   60,000   1.00-1.50
        Granted.........................................   60,500   5.00-13.00
                                                          -------  ------------
      Balance at December 31, 1995......................  120,500   1.00-13.00
        Granted.........................................   50,000     15.00
                                                          -------  ------------
      Balance at December 31, 1996......................  170,500  $1.00-$15.00
                                                          =======  ============

  The options above cliff-vest at the end of three- to five-year periods. Accordingly, no stock options have vested or are exercisable as of December 31, 1996.

  The following table summarizes information about stock options outstanding at December 31, 1996:

                                                      OUTSTANDING OPTIONS
                                                  ----------------------------
                                                           WEIGHTED
                                                            AVERAGE   WEIGHTED
                                                  NUMBER   REMAINING  AVERAGE
                                                    OF    CONTRACTUAL EXERCISE
      RANGE OF EXERCISE PRICES                    SHARES     LIFE      PRICE
      ------------------------                    ------- ----------- --------
      $1.00--$5.00...............................  72,500    7.00      $ 1.76
      $6.00--$10.00..............................  30,000    8.75       10.00
      $11.00--$15.00.............................  68,000    9.33       14.47
                                                  -------    ----      ------
                                                  170,500    8.25      $ 8.28
                                                  =======    ====      ======

 Stock-Based Compensation

  As permitted under FAS 123, the Combined Companies have elected to follow APB 25 in accounting for stock-based awards to employees. Under APB 25, the Combined Companies generally recognize no compensation expense with respect to such awards.

  Pro forma information regarding net income and earnings per share is required by FAS 123 for awards granted after December 31, 1994 as if the Combined Companies had accounted for their stock-based awards to employees under the fair value method of FAS 123. The fair value of the Combined Companies' stock-based awards to employees was estimated using the minimum value option pricing model. The minimum value option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the expected volatility of the Combined Companies' stock price. Because the Combined Companies' stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in subjective assumptions can materially affect the fair value estimate, in

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees.

  The fair value of the Combined Companies' stock-based awards to employees was estimated using the following assumptions:

                                                                     1995  1996
                                                                     ----  ----
      Expected dividend yield.......................................   0%    0%
      Expected stock price volatility...............................   0%    0%
      Risk-free interest rate.......................................   6%    6%
      Expected life (years)......................................... 4.0   4.0

  For pro forma purposes, the estimated fair value of the Combined Companies' stock-based awards to employees is amortized over the options' vesting period. The Combined Companies' pro forma information follows (in thousands, except per share amounts):

                                                                1995     1996
                                                               ------- --------
      Net income--as reported................................. $11,230 $ 12,284
      Net income--pro forma................................... $11,217 $ 12,242
      Net income per share--as reported....................... $  2.22 $   2.16
      Net income per share--pro forma......................... $  2.21 $   2.15

  Because compensation expense is recognized over the vesting period of the option, which is typically three to five years, and pro forma disclosure is only required commencing with 1995, the initial impact on pro forma net income may not be representative of pro forma compensation expense in future years. Stock options granted prior to January 1, 1995 are specifically excluded from the determination of pro forma net income.

  The weighted average fair value of options granted during the years ended December 31, 1995 and 1996 were $2.10 and $3.20, respectively.

6. COMMITMENTS

  The aggregate minimum annual lease commitments as of December 31, 1996 under operating leases are as follows (in thousands):

                                                                       OPERATING
                                                                        LEASES
                                                                       ---------
      1997............................................................   $286
      1998............................................................    207
      1999............................................................     47
      2000............................................................      2
                                                                         ----
                                                                         $542
                                                                         ====

  Equipe's facility leases expire in July 1998. E-Machine's facility lease expires in March 1999. Equipe Japan's facility leases expire in April and October 1999 and January 2000. The agreements require the Equipe Combined Companies to pay property and use taxes, insurance and repairs. Total rent expense for 1994, 1995, and 1996 was approximately $59,000, $168,000 and $233,000, respectively.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

7. ROYALTY AND LICENSING AGREEMENTS

  Effective December 23, 1994, Equipe signed a nonexclusive patent license agreement that required Equipe to pay a one-time licensing fee of $11,875 and requires Equipe to pay $625 for each unit sold using the patented technologies. This agreement ends at the expiration of the patents in 2006 or as defined in the agreement.

8. SEGMENT INFORMATION

  The Combined Companies conduct their business primarily within one industry segment. Revenues from export sales, primarily to Europe and the Far East, represented 17%, 8%, and 11% of net revenues in 1994, 1995 and 1996, respectively.

9. SUBSEQUENT EVENT

  On October 25, 1997, PRI entered into agreements whereby PRI would issue 4,088,020 shares, 36,000 shares, and 240,000 shares of its common stock in exchange for all of the outstanding common stock and stock options of Equipe, E-Machine, and Equipe Japan, respectively, in transactions to be accounted for as poolings of interests. The transactions are subject to customary conditions, including the approval of PRI's shareholders, and are expected to close during the first quarter of 1998.

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements assume a business combination between PRI Automation, Inc. ("PRI") and Equipe Technologies, Inc., Equipe Japan Corporation and E-Machine, Inc. (collectively, the "Equipe Combined Companies" or "Equipe") accounted for on a pooling-of-interests basis and are based on the respective historical audited and unaudited consolidated or combined financial statements of PRI and the Equipe Combined Companies. The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on June 29, 1997, combining the unaudited balance sheets of PRI and the Equipe Combined Companies at June 29, 1997 and September 30, 1997, respectively. The unaudited pro forma combined statements of operations give effect to the Acquisition as if it had occurred on October 1, 1993, combining PRI's historical results for the nine months ended June 29, 1997 and June 30, 1996 and the years ended September 30, 1996, 1995 and 1994 with the Equipe Combined Companies' results for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994, respectively.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

  These unaudited pro forma combined financial statements are based on, and should be read in conjunction with, the historical combined financial statements and the related notes thereto of the Equipe Combined Companies included elsewhere in this Proxy Statement and the historical consolidated financial statements and the related notes thereto of PRI incorporated by reference in this Proxy Statement.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                AT JUNE 29, 1997

                                  HISTORICAL
                               ----------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE  ADJUSTMENTS   REF.   COMBINED
                               -------- ------- ----------- -------- ---------
                                               (IN THOUSANDS)
ASSETS:
Current assets:
  Cash and cash equivalents... $ 32,862 $   276      --              $ 33,138
  Marketable securities.......    1,420      --      --                 1,420
  Accounts receivable, net....   40,461   9,505      --                49,966
  Contracts in progress.......   23,934      --      --                23,934
  Inventories.................   28,205   4,243      --                32,448
  Other current assets........    2,674      96      --                 2,770
                               -------- -------   ------             --------
    Total current assets......  129,556  14,120      --               143,676
Property and equipment, net...   10,516   1,397      --                11,913
Marketable securities.........    1,853      --      --                 1,853
Other assets..................    2,757      49      --                 2,806
                               -------- -------   ------             --------
    Total assets.............. $144,682 $15,566   $  --              $160,248
                               ======== =======   ======             ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current liabilities:
  Note payable and line of
   credit..................... $     -- $ 1,769      --              $  1,769
  Accounts payable............   17,157   3,298      --                20,455
  Accrued expenses............    9,154   1,940    6,000      (7)      18,354
                                                   1,260      (8)
  Current portion of capital
   lease obligations..........       --     170                           170
  Customer deposits...........      459      --      --                   459
  Other current liabilities...    4,334      --      --                 4,334
                               -------- -------   ------             --------
    Total current
     liabilities..............   31,104   7,177    7,260               45,541
Long-term portion of capital
 lease obligations............       --     204      --                   204
                               -------- -------   ------             --------
    Total liabilities.........   31,104   7,381    7,260               45,745
Stockholders' equity:
  Common stock................      150     686     (642)                 194
  Additional paid-in capital..   76,159     --       642      (3)      83,280
                                                   6,479      (9)
  Retained earnings...........   37,269   7,499   (6,479)     (9)      31,029
                                                  (1,260)     (8)
                                                  (6,000)     (7)
                               -------- -------   ------             --------
    Total stockholders'
     equity...................  113,578   8,185   (7,260)             114,503
                               -------- -------   ------             --------
    Total liabilities and
     stockholders' equity..... $144,682 $15,566   $  --              $160,248
                               ======== =======   ======             ========

    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 29, 1997

                                  HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $122,826 $36,818         --            $159,644
Cost of revenue..............    69,549  19,084         --              88,633
                               -------- -------    -------            --------
  Gross profit...............    53,277  17,734         --              71,011
Operating expenses:
  Research and development...    17,492   3,868         --              21,360
  Selling, general and
   administrative............    17,985   5,847         --              23,832
                               -------- -------    -------            --------
    Total operating
     expenses................    35,477   9,715         --              45,192
Operating profit.............    17,800   8,019         --              25,819
Other income (expense), net..       840     (16)        --                 824
                               -------- -------    -------            --------
Income before income tax
 provision...................    18,640   8,003         --              26,643
Income tax provision.........     6,338     101      3,060        (5)    9,499
                               -------- -------    -------            --------
Net income...................  $ 12,302 $ 7,902    $(3,060)           $ 17,144
                               ======== =======    =======            ========
Net income per common share:
  Assuming full dilution.....  $   0.78 $  1.36         --   (3), (4) $   0.85
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    15,689   5,820     (1,395)  (3), (4)   20,114



    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1996

                                 HISTORICAL
                               ---------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI   EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               ------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue................... $76,677 $28,165         --            $104,842
Cost of revenue...............  39,422  13,174         --              52,596
                               ------- -------    -------            --------
Gross profit..................  37,255  14,991         --              52,246
Operating expenses:
  Research and development....  12,236   1,688         --              13,924
  Selling, general and
   administrative.............  11,967   2,682         --              14,649
                               ------- -------    -------            --------
    Total operating expenses..  24,203   4,370         --              28,573
Operating profit..............  13,052  10,621         --              23,673
Other income (expense), net...   1,648     (38)        --               1,610
                               ------- -------    -------            --------
Income before income tax
 provision....................  14,700  10,583         --              25,283
Income tax provision .........   4,686     115      4,065        (5)    8,866
                               ------- -------    -------            --------
Net income.................... $10,014 $10,468    $(4,065)           $ 16,417
                               ======= =======    =======            ========
Net income per common share:
  Assuming full dilution...... $  0.66 $  1.85         --   (3), (4) $   0.84
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution......  15,196   5,650     (1,354)  (3), (4)   19,492


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1996

                                  HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $110,684 $35,066         --            $145,750
Cost of revenue..............    58,320  16,482         --              74,802
                               -------- -------    -------            --------
Gross profit.................    52,364  18,584         --              70,948
Operating expenses:
  Research and development...    17,089   2,399         --              19,488
  Selling, general and
   administrative............    17,072   3,651         --              20,723
                               -------- -------    -------            --------
    Total operating
     expenses................    34,161   6,050         --              40,211
Operating profit.............    18,203  12,534         --              30,737
Other income (expense), net..     2,128     (50)        --               2,078
                               -------- -------    -------            --------
Income before income tax
 provision...................    20,331  12,484         --              32,815
Income tax provision.........     6,600     200      4,731        (5)   11,531
                               -------- -------    -------            --------
Net income...................  $ 13,731 $12,284    $(4,731)           $ 21,284
                               ======== =======    =======            ========
Net income per common share:
  Assuming full dilution.....  $   0.90 $  2.16         --   (3), (4) $   1.09
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    15,210   5,694     (1,364)  (3), (4)   19,540


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995

                                 HISTORICAL
                               ---------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI   EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               ------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue................... $64,042 $28,590         --             $92,632
Cost of revenue...............  33,357  13,482         --              46,839
                               ------- -------    -------             -------
Gross profit..................  30,685  15,108         --              45,793
Operating expenses:
  Research and development....  10,407   1,558         --              11,965
  Selling, general and
   administrative.............  10,045   2,120         --              12,165
                               ------- -------    -------             -------
    Total operating expenses..  20,452   3,678         --              24,130
Operating profit..............  10,233  11,430         --              21,663
Other income (expense), net...   1,021     (20)        --               1,001
                               ------- -------    -------             -------
Income before income tax
 provision....................  11,254  11,410         --              22,664
Income tax provision..........   3,695     180      4,327        (5)    8,202
                               ------- -------    -------             -------
Net income.................... $ 7,559 $11,230    $(4,327)            $14,462
                               ======= =======    =======             =======
Net income per common share:
  Assuming full dilution...... $  0.58 $  2.06         --   (3), (4)  $  0.84
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution......  13,004   5,443     (1,304)  (3), (4)   17,143


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1994

                                 HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------  -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $36,293  $11,186        --              $47,479
Cost of revenue..............   20,022    6,927        --               26,949
                               -------  -------    -------             -------
Gross profit.................   16,271    4,259        --               20,530
Operating expenses:
  Research and development...    6,973    1,768        --                8,741
  Selling, general and
   administrative............    4,980    2,043        --                7,023
                               -------  -------    -------             -------
    Total operating
     expenses................   11,953    3,811        --               15,764
Operating profit.............    4,318      448        --                4,766
Other income (expense), net..     (286)     (14)       --                 (300)
                               -------  -------    -------             -------
Income before income tax
 provision...................    4,032      434        --                4,466
Income tax provision.........    1,210      197        --                1,407
                               -------  -------    -------             -------
Net income...................  $ 2,822  $   237    $                   $ 3,059
                               =======  =======    =======             =======
Net income per common share:
  Assuming full dilution.....  $  0.35  $  0.04        --    (3), (4)  $  0.25
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    7,978    5,386     (1,291)  (3), (4)   12,073


    See the accompanying notes to the unaudited pro forma combined financial statements.

            PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma combined financial statements of PRI and the Equipe Combined Companies give retroactive effect to the Merger and the Related Company Acquisitions, which are being accounted for as poolings of interests and, as a result, such statements are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined financial statements reflect the issuance of
   0.760372 (Exchange Ratio) of a share of PRI Common Stock for each share of Equipe Common Stock to effect the Merger and the Related Company Acquisitions.

2. The unaudited pro forma combined financial data combine financial data of PRI for the nine months ended June 29, 1997 and June 30, 1996 and the years ended September 30, 1996, 1995 and 1994 with financial data of the Equipe Combined Companies for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

3. For purposes of the unaudited pro forma combined financial statements, the pro forma combined net income per share amounts are based on the combined weighted average number of shares of PRI Common Stock and Equipe Common Stock outstanding for each period, based upon an effective exchange ratio of 0.760372 shares of PRI Common Stock for each share of Equipe Common Stock. The unaudited pro forma combined balance sheet reflects the issuance of 4,364,020 shares of PRI Common Stock ($0.01 par value) in exchange for all of the outstanding capital stock of the Equipe Combined Companies as of October 25, 1997. The pro forma adjustments were calculated as follows:

       Issuance of PRI Common Stock..................................... $  44
       Elimination of Equipe Common Stock...............................  (686)
                                                                         -----
           Total Adjustment............................................. $(642)

Net income per share is reported for all periods on a fully diluted basis.
   Primary net income per share is not significantly different from net income per share on a fully diluted basis. Shares used in computing fully diluted net income per share for the Equipe Combined Companies reflect, on a pro forma basis, the conversion of E-Machine and Equipe Japan shares into equivalent Equipe Common Stock based on the exchange ratios indicated in the respective acquisition agreements between PRI and each of Equipe, E-Machine and Equipe Japan.

4. The Board of Directors of PRI approved a two-for-one split of the PRI Common Stock effective May 2, 1997. All per share amounts and shares used in calculations of net income per common share have been restated to reflect the retroactive effect of the stock split.

5. Equipe and E-Machine were treated as S corporations for income tax purposes for periods subsequent to December 31, 1994 and, as such, income is taxed at the shareholder level. As a result of the proposed Acquisition, the tax status of both Equipe and E-Machine will change from subchapter S corporations to C corporations. The results of the Equipe Combined Companies have been adjusted to provide for income taxes as if Equipe and E-Machine were treated as C corporations for all periods presented as a result of the proposed Acquisition.

6. The unaudited pro forma combined financial statements do not include adjustments to conform the accounting policies of Equipe to those followed by PRI. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be material.

7. The Acquisition expenses to be incurred by PRI and the Equipe Combined Companies are estimated to be approximately $6,000,000. These expenses will be charged against net income in the period in which the merger is completed. Accordingly, the effects of these expenses have not been reflected in these unaudited pro forma combined statements of operations. The effects of these estimated expenses have been accrued in the unaudited pro forma combined balance sheet.

8. Under the terms of the Merger Agreement, Equipe and E-Machine may make distributions to stockholders solely to enable the stockholders to meet their federal and state tax obligations with respect to income of the two companies that is attributable to the stockholders for the nine months ended September 30, 1997. An amount of $1,260,000 has been accrued as a distribution payable to stockholders of Equipe and E-Machine to recognize the remaining portion of earnings through September 30, 1997 that would be distributable to stockholders under the terms of the Merger Agreement.

9. The undistributed earnings of Equipe and E-Machine as of the date of the Acquisition will be reclassified to additional paid-in capital. The amount reclassified from retained earnings to additional paid-in capital is $6,479,000.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                             PRI AUTOMATION, INC.,

                              E-ACQUISITION CORP.,

                           EQUIPE TECHNOLOGIES, INC.

                                      AND

               CERTAIN STOCKHOLDERS OF EQUIPE TECHNOLOGIES, INC.


                          DATED AS OF OCTOBER 25, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                             ARTICLE 1. THE MERGER

                                                                           PAGE
                                                                           ----
 Section  1.1.  Officers' Certificates...................................   A-6
 Section  1.2.  Closing Date.............................................   A-6
 Section  1.3.  Effective Time...........................................   A-6
 Section  1.4.  Effect on Capital Stock..................................   A-7
 Section  1.5.  Exchange of Equipe Certificates..........................   A-7
 Section  1.6.  Other Effects............................................   A-8
 Section  1.7.  Accounting and Tax Treatment.............................   A-8

        ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF EQUIPE AND FOUNDERS

 Section  2.1.  Corporate Status.........................................   A-8
 Section  2.2.  Corporate Documents......................................   A-8
 Section  2.3.  Capital Structure........................................   A-9
 Section  2.4.  Authority................................................   A-9
 Section  2.5.  Investments..............................................  A-10
 Section  2.6.  Financial Statements.....................................  A-10
 Section  2.7.  Compliance with Applicable Laws..........................  A-11
 Section  2.8.  Litigation...............................................  A-11
 Section  2.9.  Properties...............................................  A-11
 Section  2.10. Contracts................................................  A-12
 Section  2.11. Taxes....................................................  A-13
 Section  2.12. Benefit Plans............................................  A-14
 Section  2.13. Absence of Certain Changes or Events.....................  A-16
 Section  2.14. Officers, Directors and Key Employees....................  A-17
 Section  2.15. Potential Conflicts of Interest..........................  A-17
 Section  2.16. Finder's Fees............................................  A-17
 Section  2.17. Environmental Matters....................................  A-18
 Section  2.18. Insurance................................................  A-19
 Section  2.19. Employee Relations.......................................  A-19
 Section  2.20. Proprietary Rights.......................................  A-19
 Section  2.21. Certain Loans............................................  A-21
 Section  2.22. Customers, Suppliers, Sales Agents and Distributors......  A-21
 Section  2.23. Business Activity Restrictions...........................  A-21

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES
             OF EQUIPE AND FOUNDERS REGARDING THE RELATED COMPANIES

 Section  3.1.  Corporate Status.........................................  A-21
 Section  3.2.  Corporate Documents......................................  A-22
 Section  3.3.  Capital Structure........................................  A-22
 Section  3.4.  Authority; Noncontravention..............................  A-22
 Section  3.5.  Investments..............................................  A-23
 Section  3.6.  Related Company Financial Statements.....................  A-23

      ARTICLE 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

                                                                           PAGE
                                                                           ----
 Section  4.1.  Ownership of Equipe Common...............................  A-23
 Section  4.2.  Authority................................................  A-23
 Section  4.3.  Investment in PRI Common.................................  A-23
 Section  4.4.  Government Consents......................................  A-24
 Section  4.5.  Finder's Fees............................................  A-24

     ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PRI AND ACQUISITION CORP.

 Section  5.1.  Corporate Status.........................................  A-25
 Section  5.2.  Capital Structure........................................  A-25
 Section  5.3.  Authority................................................  A-25
 Section  5.4.  SEC Documents............................................  A-26
 Section  5.5.  Absence of Certain Events and Undisclosed Liabilities....  A-27
 Section  5.6.  Litigation...............................................  A-27
 Section  5.7.  Compliance with Applicable Laws..........................  A-27
 Section  5.8.  Taxes....................................................  A-27
 Section  5.9.  Proprietary Rights.......................................  A-27
 Section  5.10. Finder's Fees............................................  A-28

            ARTICLE 6. COVENANTS OF EQUIPE AS TO CONDUCT OF BUSINESS

 Section  6.1.  Ordinary Course..........................................  A-28
 Section  6.2.  Corporate Documents......................................  A-28
 Section  6.3.  Capital Structure........................................  A-28
 Section  6.4.  Compliance with Applicable Laws..........................  A-28
 Section  6.5.  Investments and Acquisitions.............................  A-28
 Section  6.6.  Indebtedness.............................................  A-29
 Section  6.7.  Litigation...............................................  A-29
 Section  6.8.  Properties...............................................  A-29
 Section  6.9.  Contracts................................................  A-29
 Section  6.10. Taxes....................................................  A-29
 Section  6.11. Benefit Plans............................................  A-29
 Section  6.12. Insurance................................................  A-29
 Section  6.13. Employee Matters.........................................  A-29
 Section  6.14. Proprietary Rights.......................................  A-29
 Section  6.15. General..................................................  A-29

             ARTICLE 7. COVENANTS OF PRI AS TO CONDUCT OF BUSINESS

 Section  7.1.  Ordinary Course..........................................  A-30
 Section  7.2.  Corporate Documents......................................  A-30
 Section  7.3.  Capital Structure........................................  A-30
 Section  7.4.  Compliance with Applicable Laws..........................  A-30
 Section  7.5.  Investments and Acquisitions.............................  A-30
 Section  7.6.  General..................................................  A-30

                        ARTICLE 8. ADDITIONAL COVENANTS

                                                                           PAGE
                                                                           ----
 Section  8.1.  Proxy Statement..........................................  A-30
 Section  8.2.  PRI Stockholders' Meeting................................  A-30
 Section  8.3.  Related Company Acquisitions.............................  A-30
 Section  8.4.  Access to Information....................................  A-30
 Section  8.5.  Confidentiality..........................................  A-31
 Section  8.6.  Public Disclosure........................................  A-31
 Section  8.7.  Exclusivity..............................................  A-31
 Section  8.8.  Securities Laws..........................................  A-32
 Section  8.9.  Option Assumption; S-8 Registration Statement............  A-32
 Section  8.10. State Statutes...........................................  A-32
 Section  8.11. Pooling Accounting.......................................  A-32
 Section  8.12. Expenses.................................................  A-32
 Section  8.13. Consents; Further Assurances.............................  A-32
 Section  8.14. Updates of Schedules.....................................  A-32
 Section  8.15. Nomination of Director...................................  A-32
 Section  8.16. Indemnification of Equipe Officers and Directors.........  A-33
 Section  8.17. Employee Matters.........................................  A-33
 Section  8.18. Obligations of Acquisition Corp..........................  A-33
 Section  8.19. Affiliate's Agreements...................................  A-34

                        ARTICLE 9. CONDITIONS PRECEDENT

 Section  9.1.  Conditions to Each Party's Obligations...................  A-34
 Section  9.2.  Conditions to Obligations of PRI and Acquisition Corp....  A-34
 Section  9.3.  Conditions to Obligations of Equipe and Founders.........  A-36

                          ARTICLE 10. INDEMNIFICATION

 Section 10.1.  Agreement to Indemnify...................................  A-36
 Section 10.2.  Appointment of Stockholders' Representative..............  A-37
 Section 10.3.  Survival of Representations and Warranties...............  A-37
 Section 10.4.  Certain Limitations......................................  A-37

                 ARTICLE 11. TERMINATION, AMENDMENT AND WAIVER

 Section 11.1.  Termination..............................................  A-37
 Section 11.2.  Effect of Termination....................................  A-38
 Section 11.3.  Amendment................................................  A-38
 Section 11.4.  Extension; Waiver........................................  A-38

                           ARTICLE 12. MISCELLANEOUS

 Section 12.1.  Arbitration..............................................  A-38
 Section 12.2.  Notices..................................................  A-39
 Section 12.3.  Construction.............................................  A-40

                                                                           PAGE
                                                                           ----
 Section 12.4.  Exhibits and Schedules...................................  A-40
 Section 12.5.  Entire Agreement, Assignability, etc.....................  A-40
 Section 12.6.  Validity.................................................  A-40
 Section 12.7.  Further Assurances.......................................  A-40
 Section 12.8.  Jurisdiction and Venue...................................  A-40
 Section 12.9.  Governing Law............................................  A-40
 Section 12.10. Counterparts.............................................  A-40

                                    EXHIBITS

 Exhibit A-1.   E-Machine Purchase Agreement
 Exhibit A-2.   Equipe Japan Purchase Agreement
 Exhibit B-1.   Form of PRI Affiliate's Agreement
 Exhibit B-2.   Form of Equipe Affiliate's Agreement
 Exhibit C.     Form of Employment Agreement
 Exhibit D.     Form of Registration Rights Agreement
 Exhibit E.     Form of Irrevocable Proxy
 Exhibit F.     Form of Opinion of Counsel for Equipe and the Founders
 Exhibit G.     Form of Opinion of Counsel for PRI and Acquisition Corp.

  This Agreement and Plan of Reorganization dated as of October 25, 1997 (this "Agreement") is entered into among PRI Automation, Inc., a Massachusetts corporation ("PRI"), E-Acquisition Corp., a California corporation and wholly owned subsidiary of PRI ("Acquisition Corp."), Equipe Technologies, Inc., a California corporation ("Equipe"), and each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The (each a "Founder" and collectively the "Founders").

                                   RECITALS

  Each of the Founders is the record holder of the number of issued and outstanding shares of common stock of Equipe ("Equipe Common") set forth on
Schedule 2.3 to this Agreement.

  Simultaneously with entering into this Agreement, PRI, the Founders and the holders of the capital stock of the Related Companies (as defined below) have entered into share purchase agreements (collectively, the "Related Company Acquisition Agreements") in the forms attached hereto as Exhibit A-1 and Exhibit A-2 relating to the purchase by PRI (collectively, the "Related Company Acquisitions") of all of the outstanding capital stock of E-Machine, Inc. ("E-Machine") and Equipe Japan Corporation ("Equipe Japan"). (E-Machine and Equipe Japan are sometimes referred to herein as the "Related Companies.")

  The parties hereto desire to effect a reorganization in which Acquisition Corp. shall be merged into Equipe, with (a) the surviving corporation to be a wholly owned subsidiary of PRI, (b) all of the issued and outstanding shares of Equipe Common to be converted into shares of common stock, $.01 par value, of PRI ("PRI Common") and (c) all of the outstanding options to purchase Equipe Common (the "Equipe Options") to become exercisable (if and when vested) to acquire shares of PRI Common, all upon the terms and conditions set herein.

  Now, Therefore, PRI, Acquisition Corp., Equipe and the Founders hereby agree as follows:

                             ARTICLE 1. THE MERGER

  Section 1.1. OFFICERS' CERTIFICATES. Subject to and upon the terms and conditions of this Agreement, and on the basis of the agreements, covenants, representations and warranties herein contained, at the closing of the transactions contemplated by this Agreement (the "Closing") authorized officers of each of Equipe and Acquisition Corp. shall execute the officers' certificates (the "Officers' Certificates") required by Section 1103 of the California General Corporation Law in connection with the statutory merger of Acquisition Corp. with and into Equipe (the "Merger").

  Section 1.2. CLOSING DATE. The Closing shall be held within five (5) days following the satisfaction of each of the conditions set forth in Article 9 and shall take place at the office of Foley, Hoag & Eliot LLP, Boston, Massachusetts, at 9 A.M., Pacific time, or on such other date, or at such other time and place, as the parties may agree upon in writing. The date on which the Closing is to be held is herein referred to as the "Closing Date."

  Section 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, a certificate of satisfaction of the California Franchise Tax Board relating to Acquisition Corp. (the "Certificate of Satisfaction"), a copy of this Agreement (or a merger agreement as contemplated by Section 1101 of the California General Corporation Law) and the executed original Officers' Certificates shall be filed in accordance with the California General Corporation Law. The Merger shall become effective as of the time (the "Effective Time") and on such date (the "Effective Date") as the latest of such filings has been made (provided that all such filings are subsequently accepted in due course by the Secretary of State of the State of California). Under this Agreement, shares of Equipe Common issued and outstanding immediately prior to the Effective Time will be converted into fully paid and nonassessable shares of PRI Common, in accordance with Section 1.4.

  Section 1.4. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

    1.4.1. All of the 1,000 issued and outstanding shares of common stock of Acquisition Corp. shall be converted into an aggregate of 1,000 shares of common stock of the Surviving Corporation (as defined in Section 1.6). Each stock certificate representing shares of common stock of Acquisition Corp. prior to the Effective Time shall represent an equal number of shares of common stock of the Surviving Corporation from and after the Effective Time.

    1.4.2. Each share of Equipe Common issued and outstanding immediately prior to the Effective Time shall be converted, subject to the indemnification provisions of Article 10, into the right to receive the consideration set forth below. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., Equipe or the holder of any shares of the capital stock of Equipe, the following shall occur:

      (a) Each holder of record of Equipe Common issued and outstanding immediately prior to the Effective Time (each a "Holder") shall receive a number of shares of PRI Common equal to the product of the number of shares of such Equipe Common held of record by such Holder immediately prior to the Effective Time multiplied by 0.760372 (the "Merger Ratio").

      (b) Each outstanding Equipe Option will be assumed by PRI as of the Effective Time and shall thereafter entitle its holder, upon exercise of such Equipe Option (if and when vested) following the Effective Time, to receive that number of shares of PRI Common equal to the product of the number of shares of Equipe Common that were issuable upon exercise of such Equipe Option immediately prior to the Effective Time (without regard to vesting) multiplied by the Merger Ratio, rounded up to the nearest whole number of shares of PRI Common. In addition, following the Effective Time, the per share exercise price for the PRI Common issuable upon exercise of each Equipe Option shall be equal to the quotient, rounded down to the nearest whole cent, of the exercise price per share of Equipe Common at which such Equipe Option was exercisable immediately prior to the Effective Time divided by the Merger Ratio. Following the Effective Time, each assumed Equipe Option shall continue to have, and be subject to, the same terms and conditions as provided in the option agreement governing such Equipe Option immediately prior to the Effective Time, except as set forth in this Section.

    1.4.3. No fractional shares of PRI Common shall be issuable in connection with the Merger, but in lieu thereof each Holder who would otherwise be entitled to a fraction of a share of PRI Common shall receive from PRI an amount of cash (rounded to the nearest whole cent) equal to the product of
  (i) the fraction and (ii) the average of the last reported sale price of the PRI Common on the Nasdaq National Market on each of the twenty consecutive trading days immediately preceding the Effective Time (the "Average Price").

    1.4.4. If, between the date of this Agreement and the Effective Time, the outstanding shares of PRI Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, the Merger Ratio shall be correspondingly adjusted.

  Section 1.5. EXCHANGE OF EQUIPE CERTIFICATES. PRI hereby appoints Foley, Hoag & Eliot LLP to act as exchange agent (the "Exchange Agent") in the Merger, to act in accordance with the terms hereof and with such other instructions as PRI may provide from time to time at or prior to the Closing. At the Closing, the Holders shall surrender to the Exchange Agent certificates (the "Equipe Certificates") representing all of the outstanding shares of Equipe Common and the Exchange Agent shall deliver to each of the Holders certificates representing the shares of PRI Common issuable pursuant to
Section 1.4 in exchange for shares represented by the Equipe Certificates and cash in lieu of fractional shares pursuant to Section 1.4.3. Upon the delivery of such certificates, the Equipe Certificates shall forthwith be canceled. The shares of PRI Common delivered to the

Holders pursuant to this Section 1.5 shall be deemed to have been delivered in full satisfaction of all rights pertaining to the ownership of the shares represented by the Equipe Certificates.

  Section 1.6. OTHER EFFECTS. At the Effective Time:

    (a) the separate existence of Acquisition Corp. shall cease and Acquisition Corp. shall be merged with and into Equipe, with Equipe remaining as the surviving corporation (the "Surviving Corporation");

    (b) the bylaws of Acquisition Corp. shall be the bylaws of the Surviving Corporation;

    (c) the articles of incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until the same shall be amended thereafter in accordance with the California General Corporation Law and such articles of incorporation; provided, however, that Article First of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Equipe Technologies, Inc.";

    (d) the directors and officers of Acquisition Corp. shall be the directors and officers of the Surviving Corporation; and

    (e) the Merger shall, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the effects provided for in Section 1107 of the California General Corporation Law.

  Section 1.7. ACCOUNTING AND TAX TREATMENT. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes and as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

       ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF EQUIPE AND FOUNDERS

  Except as set forth in the disclosure schedule dated as of the date of this Agreement delivered to PRI by Equipe (the "Disclosure Schedule"), Equipe and each of the Founders, jointly and severally, represent and warrant to PRI and Acquisition Corp. as follows (except where the context expressly precludes such reference, references to "Equipe" in the following representations and warranties shall be deemed to include Equipe and the Related Companies, and the assets, liabilities, operations and business of each of them, on a combined basis):

  Section 2.1. CORPORATE STATUS. Equipe is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Equipe is duly qualified to do business as a foreign corporation, and is in good standing, in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified does not have any effect that is, or is reasonably likely to be, materially adverse to its results of operations or financial condition, including the Related Companies, on a combined basis, other than such effects resulting from (i) general economic changes affecting the semiconductor capital equipment industry in general or
(ii) this Agreement or the transactions contemplated hereby or the announcement hereof (an "Equipe Material Adverse Effect").

  Section 2.2. CORPORATE DOCUMENTS. Equipe has delivered to PRI true and complete copies of its articles of incorporation, as amended to date (the "Equipe Charter"), and its bylaws, as amended to date (the "Equipe Bylaws"). The Equipe Charter and the Equipe Bylaws are in full force and effect, and, except as contemplated hereby, no further amendment or restatement thereof has been adopted or proposed. Equipe is not in violation of any provision of the Equipe Charter or the Equipe Bylaws. The minute books and stock records of Equipe, copies of which have heretofore been delivered to PRI, are true and complete and are the only minute books and stock records of Equipe as of the date hereof. Schedule 2.2 sets forth the current directors and officers of Equipe.

  Section 2.3. CAPITAL STRUCTURE. The authorized capital stock of Equipe consists of (a) 10,000,000 shares of Equipe Common, of which 5,376,344 shares are outstanding as of the date hereof and (b) 1,000,000 shares of preferred stock, none of which are outstanding. No shares of Equipe Common are held as treasury stock. All shares of Equipe Common issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Equipe Charter, the Equipe Bylaws or any agreement to which Equipe is a party or is bound. The name of each holder of an Equipe Option, the grant date of each Equipe Option, and the number of shares of Equipe Common for which each Equipe Option is exercisable are set forth on Schedule 2.3. The terms of the Equipe Options are reflected in written option agreements, true and complete copies of which have been delivered to PRI. Equipe has not accelerated the vesting schedule or otherwise modified the terms of any of the Equipe Options. Equipe has not issued, nor is Equipe or any stockholder of Equipe a party to or bound by: (a) any option, warrant, call, right or agreement, other than the Equipe Options, obligating Equipe to issue, deliver or sell additional shares of capital stock of Equipe or to grant or modify any such option, warrant, call, right or agreement; (b) any option, warrant, call, right or agreement obligating any such stockholder of Equipe, in any circumstances, to deliver or sell, or offer for delivery or sale, any shares of the capital stock of Equipe or obligating any such stockholder to grant or modify any such option, warrant, call, right or agreement, including any agreement containing provisions with respect to preemptive rights, rights of first refusal, purchase rights, "tag-along" or "come-along" arrangements, or similar rights; (c) any voting trust, proxy or other agreement or understanding with respect to the voting of shares of capital stock of Equipe; and (d) any other agreement restricting the transfer of, or affecting rights with respect to, shares of the capital stock of Equipe.

  Section 2.4. AUTHORITY.

    2.4.1. Equipe has all requisite corporate power to execute and deliver this Agreement and each of the Employment Agreements and to cause its officers to execute and deliver the Officers' Certificate of Equipe (each as defined herein and collectively the "Equipe Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Equipe Corollary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of Equipe no other corporate proceedings on the part of Equipe are necessary to authorize the execution and delivery of this Agreement or any of the Equipe Corollary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Equipe and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Equipe enforceable in accordance with its terms, all as may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium or similar laws of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally (the "Creditor Exception"). As of the Closing Date, each of the Equipe Corollary Agreements will be duly and validly executed and delivered by Equipe and will constitute a legal, valid and binding obligation of Equipe enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception.

    2.4.2. The execution and delivery of this Agreement do not, and the execution and delivery of the Equipe Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation (as defined below) of any provision of the Equipe Charter, the Equipe Bylaws, any Contract (as defined in Section 2.10), including any loan or credit agreement, note, mortgage, indenture, lease or employee benefit plan, any of the Permits (as defined in Section 2.7), or any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity (as defined below) applicable to Equipe or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have an Equipe Material Adverse Effect. Equipe does not have any plans, programs or agreements to which it is a party or subject pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of Equipe. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Equipe in connection with the execution and delivery of this Agreement or any of the Equipe Corollary Agreements or the consummation of the transactions contemplated hereby and thereby, other than pursuant to the HSR Act (as hereinafter defined) and except for the filing of the Certificate of Satisfaction, a copy of this Agreement and the executed original Officers' Certificates with the Secretary of State of the State of California. As used herein: "Violation" means, with respect to a provision,
  (A) any conflict with, violation of or default (with or without notice or lapse of time, or both) under such provision, (B) the arising of any right of termination, cancellation or acceleration of any obligation, or loss of any material benefit, under such provision, or (C) the arising of any lien, pledge, claim, charge, security interest, mortgage, easement, servitude, refusal, claim of infringement, condition or other restriction or encumbrance of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership on assets; and "Governmental Entity" means any domestic or foreign court, administrative agency or commission, or other governmental authority or instrumentality.

  Section 2.5. INVESTMENTS. Equipe does not directly or indirectly own, or have the right to acquire, any equity interest or investment in the equity capital of any Person (as defined below). Equipe has no obligation to acquire any class of securities (including debt securities) issued by any Person. Equipe has not owned or controlled any subsidiary corporation or any stock or other interest in any Person and is not a party to, and has not been a party to, or bound by any partnership, joint venture, voluntary association, cooperative or business trust agreement or arrangement other than in the ordinary course of business. Equipe has delivered to PRI true and complete copies of any such agreements or arrangements that were entered into in the ordinary course of business and any provision of which is currently in effect. As used herein, "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or any other entity.

  Section 2.6. FINANCIAL STATEMENTS.

    2.6.1. The audited balance sheets of Equipe at each of December 31, 1994, 1995 and 1996 and the related audited statements of operations, changes in stockholders' equity and cash flows for the years then ended (including the notes thereto), and the unaudited balance sheets of Equipe at June 30, 1996 and 1997 and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the six-month period then ended (including the notes thereto), as provided by Equipe to PRI, have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved (except that the unaudited financial statements do not contain all the notes that may be required by GAAP and were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount), and fairly present in all material respects the financial position of Equipe as at the dates thereof and the results of its operations and its cash flows for the periods then ended. As used herein, "Financial Statements" means all of such financial statements and notes collectively, "1997 Balance Sheet" means the unaudited balance sheet of Equipe at June 30, 1997, and "1997 Financial Statements" means the 1997 Balance Sheet and the related unaudited financial statements of Equipe for the six months ended June 30, 1997 (including the notes thereto). The books of account of Equipe have been prepared and maintained in accordance with Equipe's normal practice, consistent in all material respects with the accounting principles and policies reflected in the Financial Statements.

    2.6.2. All accounts receivable reflected on the 1997 Balance Sheet and Equipe's books and records as of the date hereof represent sales actually made in the ordinary course of business and in a manner consistent with Equipe's regular credit practices. The reserve for doubtful accounts reflected on the 1997 Balance Sheet was established based upon and consistent with past practice.

    2.6.3. Equipe has no liabilities, asserted liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than
  (a) those disclosed or reflected on the 1997 Financial Statements or disclosed in accordance with this Agreement (including any Schedule hereto), (b) those incurred since June 30, 1997 in the ordinary course of Equipe's business consistent with past practice, and (c) liabilities or obligations that are not material, individually or in the aggregate, or that are not required under GAAP to be disclosed or reflected on the 1997 Financial Statements.

    2.6.4. Equipe does not have any outstanding Indebtedness (as defined below) for borrowed money or any other Indebtedness, other than Indebtedness reflected or reserved against in the 1997 Balance Sheet, accounts payable incurred since June 30, 1997 in the ordinary course of business consistent with past practice, and Indebtedness disclosed in accordance with this Agreement (including any Schedule hereto). For purposes of this Agreement, "Indebtedness" means (a) all items (except items of capital stock, stockholders' equity, surplus or retained earnings, and general contingency reserves) that in accordance with GAAP would be included in determining total liabilities of Equipe as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by any mortgage, pledge, lien, security interest or conditional sale or other title retention agreement to which any property or asset owned or held by Equipe is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) indebtedness of others which Equipe has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), sold or discounted with recourse or (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Equipe has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise become directly or indirectly liable.

  Section 2.7. COMPLIANCE WITH APPLICABLE LAWS. Equipe holds all permits, licenses, variances, certificates of occupancy, exemptions, orders, approvals and authorizations of all Governmental Entities that are material to the operation of its business (the "Permits"). All of the Permits are in full force and effect, and Equipe has delivered to PRI true and complete copies of all of the Permits. Equipe is in compliance with the terms of the Permits, except where any such failure so to comply, individually or in the aggregate with any other such failures, would not have an Equipe Material Adverse Effect. Equipe has not received notice from any Governmental Entity that it is in Violation of any Permit, and no proceeding is pending, or, to the knowledge of Equipe or any Founder, threatened, to revoke, suspend, cancel or limit any of the Permits. No action by Equipe, PRI, the Surviving Corporation or any other party is required in order that all of the Permits will remain in full force and effect following the Merger. The business of Equipe is not being conducted in violation of or conflict with any law, ordinance or regulation or any order, judgment, injunction, award or decree of any Governmental Entity (except for Environmental Laws, which are the subject of Section 2.17) (collectively "Laws"), except such violations or conflicts as do not and will not, individually or in the aggregate, have an Equipe Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Equipe is pending or, to the knowledge of Equipe or any Founder, threatened, and, to the knowledge of Equipe and each Founder, the continued use, occupancy and operation of the Leased Real Property (as defined in Section 2.9.2) as currently used, occupied and operated does not constitute a nonconforming use under any Law.

  Section 2.8. LITIGATION. Except as set forth on Schedule 2.8, there is no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, pending against Equipe, or involving any of its assets or properties, or in respect of which Equipe has agreed to indemnify or defend any other Person, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of Equipe and each Founder, none has been threatened. Equipe is not subject to any subpoena, warrant, order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any such subpoena, warrant, order, writ, injunction or decree. No judgment has been entered by, and no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, is pending or, to the knowledge of Equipe or any Founder, threatened, that materially and adversely affects, or could materially and adversely affect, the ability of Equipe to perform under this Agreement or that seeks to enjoin or prohibit any of the transactions contemplated by this Agreement.

  Section 2.9. PROPERTIES.

    2.9.1. OWNED PROPERTIES. Equipe does not own and has never owned any real property.

    2.9.2. LEASED PROPERTIES. Equipe has delivered to PRI true and complete copies of all leases, subleases, licenses, revocable use permits and other agreements (collectively, the "Real Property Leases") under which Equipe uses or occupies any real property (the land and improvements covered by the Real Property Leases being herein called the "Leased Real Property"), which Real Property Leases involve aggregate payments by Equipe of $100,000 or more per year. Each Real Property Lease is valid, binding and in full force and effect, no written notice of default or termination thereunder is outstanding with respect to any Real Property Lease, all rent and other material sums due and payable by Equipe under each Real Property Lease are current, neither Equipe nor, to the knowledge of Equipe, the lessor, is in default in any material respect in its obligations under any Real Property Lease, and no event has occurred nor condition exists which, with the giving of notice or the lapse of time or both, would constitute a material default under any Real Property Lease. Equipe holds the leasehold estate under and interest in each Real Property Lease free and clear of all liens, claims, charges and encumbrances (together, "Encumbrances") except for (a) Encumbrances reflected in the 1997 Financial Statements with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
  (b) Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (c) restrictions on use contained in Real Property Leases that do not restrict the property subject thereto from being used as such property is currently used or (d) imperfections of title and other minor Encumbrances that do not materially detract from the value or impair the use of the asset subject thereto or impair the operations of Equipe (collectively, the Encumbrances described in clauses
  (a), (b), (c) and (d) shall be referred to as "Permitted Encumbrances"). Neither Equipe nor any of its officers, directors or stockholders has any ownership, financial or other interest in the landlord under any Real Property Lease.

    2.9.3. ENTIRE PREMISES. All of the land, buildings, structures and other improvements used by Equipe in the conduct of Equipe's business (the "Improvements") are included in the Leased Real Property. To the knowledge of Equipe and each Founder, Equipe has taken no action and has suffered no action to occur that would materially adversely affect the interest of Equipe in the Leased Real Property. Equipe does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Leased Real Property or any portion thereof or interest therein.

    2.9.4. PERSONAL PROPERTY. Equipe has good and marketable title to, or holds under valid leasehold estates, all personal property necessary for the operation of Equipe's business, free and clear of any imperfection of title or Encumbrance, other than Permitted Encumbrances and imperfections and Encumbrances that, individually or in the aggregate, would not have an Equipe Material Adverse Effect.

    2.9.5. CONDITION OF PROPERTY. The Leased Real Property and all personal property owned or leased by Equipe and necessary for the operation of Equipe's business are in good operating condition and repair in all material respects, ordinary wear and tear excepted.

    2.9.6. CONDEMNATION. To the knowledge of Equipe and each Founder, there is no threatened condemnation proceeding affecting the Leased Real Property or any part thereof or any sale or other disposition of the Leased Real Property or any part thereof in lieu of condemnation.

    2.9.7. SPACE LEASES. Equipe has not entered into any lease, sublease, license or other agreement granting to any person other than Equipe any right to the possession, use, occupancy or enjoyment of the Leased Real Property or any portion thereof.

  Section 2.10. CONTRACTS. Set forth on Schedule 2.10 is a list of the following written agreements, contracts, instruments, guaranties, or commitments to which Equipe or either of the Related Companies is a party or by which or to which any of such company's assets or properties are bound or subject ("Contracts"), true and complete copies of which have been provided to
PRI:

    (a) Contracts with any current or former officer, director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

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

    (b) Contracts for the purchase, sale or lease of materials, supplies, equipment, goods, research and development, or capital assets, or the receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000;

    (c) Contracts currently in effect that were entered into in the ordinary course of business and that involve payment of consideration to or by Equipe in excess of $100,000;

    (d) Contracts for the sale of any assets or properties of Equipe other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any assets or properties of Equipe;

    (e) Contracts establishing joint ventures or partnerships;

    (f) Contracts establishing franchise, distribution or sales agency arrangements;

    (g) Contracts under which Equipe agrees to indemnify any party other than Contracts entered into in the ordinary course of business;

    (h) Contracts containing obligations or liabilities of any kind to holders of the capital stock of Equipe as such;

    (i) Contracts relating to the acquisition by Equipe of any operating business or any capital stock of any other Person (including, without limitation, either of the Related Companies);

    (j) Contracts containing options for the purchase of any asset tangible or intangible, for an aggregate purchase price of more than $100,000;

    (k) Contracts requiring the payment to any person of any override or similar commission or fee;

    (l) Contracts for the borrowing of money;

    (m) Contracts calling for an aggregate purchase price or payments by Equipe in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of Contracts); and

    (n) any other Contracts that were not made in the ordinary course of business and that are, individually or in the aggregate, material to Equipe.

With respect to each Contract referred to above:

    (1) the Contract is legal, valid and binding, is enforceable in accordance with its terms, and is in full force and effect;

    (2) the Contract will continue to be legal, valid and binding, enforceable in accordance with its terms, and in full force and effect on identical terms following the Merger;

    (3) neither Equipe nor, to the knowledge of Equipe or any Founder, any other party to the Contract is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Equipe, or, to the knowledge of Equipe or any Founder, by any other party, or permit termination, modification or acceleration under the Contract; and

    (4) neither Equipe nor, to the knowledge of Equipe or any Founder, any other party to the Contract has repudiated any material provision of the Contract;

provided that the foregoing representations and warranties are qualified by the Creditor Exception, and assume (x) the due and valid execution and delivery by or on behalf of each of the other parties thereto, (y) that each of such other parties had the power to enter into and perform its obligations thereunder and (z) that the Contracts constitute the legal, valid, binding and enforceable obligation of each such other party.

  Section 2.11. TAXES.

    2.11.1. Equipe and each of the Related Companies has timely filed in accordance with applicable law all Tax Returns (as defined below) they were required to file, and the Founders individually have filed in

                                     A-13
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  accordance with applicable law all Tax Returns they were required to file with respect to the operations and assets of Equipe and each of the Related Companies. All Taxes (as defined below) shown as due on such Tax Returns have been paid. All Tax Returns filed by Equipe, the Related Companies and the Founders with respect to Taxes were prepared in compliance with all applicable laws and regulations and were true and complete in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Equipe has delivered to PRI true and complete copies of federal, state, local and foreign Tax Returns and the related Form K-1's of Equipe, the Related Companies and the Founders for each of the years ended December 31, 1996, 1995 and 1994 and all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes with respect to past periods for which the applicable statute of limitations has not expired. None of such Tax Returns is or has been subject to audit. Equipe will provide to PRI copies of any such reports or written assertions received after the date hereof within ten days of their first being received by Equipe.

    2.11.2. Equipe and each Related Company has timely paid, or will timely pay on or prior to the Closing Date, all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable up to and including the Closing Date with respect to Equipe, its operations and assets (in each case, whether or not shown on any Tax Return), except for Taxes that are being contested in good faith by appropriate proceedings (all of which are set forth on Schedule 2.11) and Taxes for which adequate reserves are reflected on the 1997 Balance Sheet.

    2.11.3. Equipe and each Related Company has complied with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over (and up to the Closing Date will have timely collected or withheld and paid over) to the proper Governmental Entities all amounts required to be so collected or withheld and paid over for all periods up to the Closing Date under all applicable laws. There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to Equipe or either of the Related Companies, and no request for any such waiver or extension is pending. There are no Tax rulings, requests for rulings or closing agreements relating to Equipe that could affect its liability for Taxes for any period after the Closing Date.

    2.11.4. Neither Equipe nor either Related Company has any current or potential contractual obligation to indemnify any other Person with respect to Taxes, or any obligation to make distributions in respect of Taxes. No claim has ever been made by a taxing authority in a jurisdiction where Equipe does not file Tax Returns that Equipe is or may be subject to taxation by such jurisdiction. No power of attorney has been granted by Equipe with respect to any matter relating to Taxes, which power of attorney is currently in force. Equipe has not filed a consent under Code section 341(f) or any comparable provision of state law.

  As used herein: "Taxes" means all taxes of any kind, charges, fees, customs, duties, imposts, levies or other assessments, including all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, severance, stamp, occupation, and property taxes, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority; and "Tax Return" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

  Section 2.12. BENEFIT PLANS.

    2.12.1. Schedule 2.12 sets forth a true and complete list of all employee benefit plans (whether or not they constitute employee benefit plans within the meaning of section 3(3) of Title IV of Employee Retirement Income Security Act of 1974, as amended), arrangements, policies or commitments (including any employment, consulting or deferred compensation agreement, executive compensation, bonus,

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

  incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, or any holiday or vacation practice) as to which Equipe or any Commonly Controlled Entity has any direct or indirect, actual or contingent liability (each a "Benefit Plan"). Equipe has, with respect to each Benefit Plan, delivered to PRI, where applicable, true and complete copies of: (a) all plan texts and agreements and related trust agreements or annuity contracts; (b) all summary plan descriptions and material employee communications; (c) the most recent annual report (Form 5500 series, including all schedules thereto); (d) the most recent actuarial valuation; (e) the most recent annual audited financial statement and opinion; (f) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter received from the Internal Revenue Service (the "IRS"); and (g) all material communications with any Governmental Entity, including the Pension Benefit Guaranty Corporation (the "PBGC") and the IRS.

    2.12.2. No Benefit Plan is subject to Title IV of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Code section 412 or is a defined benefit plan within the meaning of ERISA section 3(35) or Code section 414(i). Equipe and any entity which is under common control with Equipe within the meaning of Code section 414(b), (c), (m) or (o) (a "Commonly Controlled Entity") has made all payments due from it to date with respect to each Benefit Plan. All amounts properly accrued as liabilities to or expenses of any Benefit Plan that have not been paid have been properly reflected on the 1997 Financial Statements. Each Benefit Plan conforms to, and its administration is in compliance with, all applicable laws and regulations except where the failure to so conform or comply would not have an Equipe Material Adverse Effect. There are no actions, liens, suits or claims pending or, to the knowledge of Equipe, threatened (other than routine claims for benefits) with respect to any Benefit Plan which would have an Equipe Material Adverse Effect. Each Benefit Plan which is intended to qualify under Code section 401(a) or 403(a) so qualifies except where the failure to so qualify would not have an Equipe Material Adverse Effect. No event has occurred, and there exists no condition or set of circumstances, that presents a material risk of a partial termination (within the meaning of Code section 411(d)(3)) of any Benefit Plan. Except as set forth on Schedule 2.12, Equipe does not have any Benefit Plan that is a "group health plan" (as defined in ERISA section 607(1)). No assets of Equipe are allocated to or held in a "rabbi trust" or similar funding vehicle. Equipe does not have any Benefit Plan that is a welfare plan within the meaning of ERISA section 3(1) (regardless of whether the plan is covered by ERISA) and that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his dependents); and there exists no (a) unfunded benefit obligations with respect to any employee of Equipe which are not fairly reflected by reserves shown on Equipe's most recent financial statements or (b) reserves, assets, surpluses or prepaid premiums with respect to any Benefit Plan that is a welfare plan within the meaning of ERISA section 3(1) (regardless of whether the plan is covered by ERISA).

    2.12.3. The consummation of the transactions contemplated by this Agreement will not (a) entitle any current or former individual employed by Equipe or any Commonly Controlled Entity to severance pay, unemployment compensation or any similar payment, (b) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employed by Equipe or any Commonly Controlled Entity, (c) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(1) or otherwise violate Part 4 of Title I of ERISA or (d) result in the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code section 280G(b).

    2.12.4. As of the Closing, neither Equipe nor any Commonly Controlled Entity has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the six-month period immediately following the Closing, neither will incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

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

    2.12.5. With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Equipe and each Founder, there exists no condition or set of circumstances in connection with which Equipe could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have an Equipe Material Adverse Effect, other than any liability for benefits claims and funding obligations payable in the ordinary course.

    2.12.6. With respect to the Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the 1997 Balance Sheet, except for obligations that are not, individually and in the aggregate, reasonably likely to have an Equipe Material Adverse Effect.

  Section 2.13. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since June 30, 1997, Equipe has conducted its business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, during such period:

    (a) there has been no Equipe Material Adverse Effect;

    (b) neither the business, properties nor assets of Equipe have suffered a material adverse loss (whether or not covered by insurance) as the result of fire, explosion, earthquake, accident, labor trouble, condemnation or taking of property by any Governmental Entity, flood, windstorm, pestilence, embargo, riot, act of God or the public enemy or any other casualty or similar event;

    (c) Equipe has not declared or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Equipe;

    (d) Equipe has not purchased, redeemed or otherwise acquired (or committed itself to purchase, redeem or acquire), directly or indirectly, any shares of the capital stock of Equipe;

    (e) Equipe has not made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person, other than inventory, equipment and supplies acquired in the ordinary course of business consistent with past practice;

    (f) Equipe has not, except in the ordinary course of business consistent with past practice, sold or otherwise disposed of any material assets of Equipe;

    (g) Equipe has not sold, assigned, transferred, conveyed or licensed, or committed itself to sell, assign, transfer, convey or license, any Proprietary Rights (as defined in Section 2.20), other than in the ordinary course of business;

    (h) Equipe has not waived or released any right or claim of material value to its business, including any write-off or other compromise of any material account receivable of Equipe;

    (i) Equipe has not paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business consistent with past practice;

    (j) Equipe has not made any payment or commitment to pay any severance or termination pay to any employee of Equipe;

    (k) Equipe has not made any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant, agent or other representative, other than in the ordinary course of business consistent with past practice;

    (l) Equipe has not made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

    (m) Equipe has not pledged or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business and in any event not in excess of $25,000 for any single item or $50,000 in the aggregate;

    (n) Equipe has not materially changed any of its accounting methods, principles or procedures;

    (o) Equipe has not materially changed any of its business policies or practices, including advertising, marketing, pricing, purchasing, personnel, sales or budget policies;

    (p) Equipe has not suffered or incurred any damage, destruction or loss, whether or not covered by insurance, which will have or could reasonably be expected to have an Equipe Material Adverse Effect; and

    (q) Equipe has not entered into any agreement to do any of the foregoing.

  Section 2.14. OFFICERS, DIRECTORS AND KEY EMPLOYEES. Equipe has provided to
PRI:

    (a) the name, position held and compensation of each Person who is either an officer or director of Equipe or an employee, consultant, agent or other representative of Equipe whose current annual rate of compensation (including bonuses and commissions) exceeds $100,000; and

    (b) any arrangement or obligation of Equipe to make any payment to any such Person as a result of, or conditioned on, the consummation of the transactions contemplated hereby.

  Section 2.15. POTENTIAL CONFLICTS OF INTEREST. Except for normal compensation received as employees, no officer, director or stockholder of Equipe and, other than the Related Companies, no entity known by Equipe to be controlled by any officer, director or stockholder of Equipe:

    (a) is directly or indirectly engaged in business as a competitor, lessor, lessee, customer or supplier of Equipe; owns directly or indirectly any interest (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies) in any Person that is directly or indirectly engaged in business as a competitor, lessor, lessee, franchisee, customer or supplier of Equipe; or is an officer, director, employee or consultant of any such Person;

    (b) owns directly or indirectly, in whole or in part, any material tangible or intangible property that Equipe uses;

    (c) has any cause of action or other claim whatsoever against, or owes any amount to, Equipe, except for claims in the ordinary course of business, such as for accrued vacation pay, and similar matters in agreements existing on the date hereof; or

    (d) has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of Equipe is a partner or stockholder (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies).

  Section 2.16. FINDER'S FEES. Equipe has not incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby, other than as described in its engagement letter with BT Alex. Brown Incorporated dated July 7, 1997, a copy of which has been provided to PRI.

  Section 2.17. ENVIRONMENTAL MATTERS.

    2.17.1. Equipe has been in the past and is now in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto other than any such noncompliance that would not have an Equipe Material Adverse Effect.

    2.17.2. Equipe has received no notification that it is or could be, and there is no basis for it to become, and, to Equipe's knowledge, it is not, subject to any claim, action, obligation, proceeding, investigation or evaluation, directly or indirectly relating to any of its current or past operations, or those of any predecessor or affiliate (as defined below), or any by-product thereof, or any of its current or formerly owned, leased or operated properties, or those of any predecessor or affiliate, that could reasonably be expected to directly or indirectly result in the incurrence of any Environmental Liabilities and Costs (as defined below) by Equipe.

    2.17.3. To Equipe's knowledge, there are not now and never have been any underground storage tanks situated on any real property owned, leased or operated by Equipe or any of its affiliates.

    2.17.4. Equipe has entered into no agreement with any Governmental Entity or other Person by which responsibility was assumed for, either directly or indirectly, the conduct of any Remedial Action or the incurrence of any other Environmental Liabilities and Costs.

    2.17.5. Equipe has not prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. Equipe is not a party to any Contract with respect to the removal or disposal of any Oil or Hazardous Material.

As used herein:

    (a) "affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

    (b) "Environment" shall mean all navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, and plant and animal life on Earth;

    (c) "Environmental Laws" shall mean all federal, state, local and foreign laws, principles of common law, rules, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the Environment or public health and safety, including the Release or threatened Release of Oil or Hazardous Material into the Environment or otherwise relating to presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Oil or Hazardous Material;

    (d) "Environmental Liabilities and Costs" shall mean all costs, expenses or losses, whether direct or indirect, known or unknown, current or potential, past, present or future, arising from, relating to or imposed by, under or pursuant to Environmental Laws and in any way based on, arising out of or otherwise in respect of (1) the ownership or operation by Equipe or any predecessor or affiliate, of the businesses of Equipe or (2) the condition or operation of any real property, assets, equipment or facilities owned, leased or operated by or related to the businesses of Equipe (including, in each case, the disposal or arrangement for the disposal of any Oil or Hazardous Material, or other substances or wastes On-site or Off-site), including all costs, expenses or losses (A) related to Remedial Actions, (B) necessary for compliance with any requirements of Environmental Laws and any applicable permits, licenses, approvals or other authorizations, (C) necessary to make full economic use of the property, assets, equipment and facilities of Equipe (assuming that Equipe's properties are operated for substantially the same purpose and at substantially the same levels as at the date hereof) and (D) related to reasonable fees, disbursements and expenses of counsel and consultants;

    (e) "Off-site" shall mean any property of any Person other than those properties included within the definition of On-site;

    (f) "Oil or Hazardous Material" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, asbestos-containing substance or waste, radioactive material or any constituent of any such substance or waste including any such substance regulated under or defined by any Environmental Law;

    (g) "On-site" shall mean any property owned, leased, or operated by Equipe;

    (h) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, migration, or movement of Oil or Hazardous Material through the indoor or outdoor Environment; and

    (i) "Remedial Action" shall mean all actions reasonably necessary, whether voluntary or involuntary, to (A) clean up, remove, treat or in any other way adjust Oil or Hazardous Material in the indoor or outdoor Environment; (B) prevent the Release of Oil or Hazardous Material so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; or (C) perform investigations, remedial studies, restoration and post-remedial studies and monitoring on, in, under, above or about any assets or properties On-site or Off-site.

  Section 2.18. INSURANCE. Equipe and each of the Related Companies has in force insurance against such risks and in such amounts as are reasonable and prudent for a similarly situated corporation engaged in Equipe or such Related Company's business, as the case may be, and as are required by applicable law. Equipe has delivered to PRI true and complete copies of all insurance policies or binders to which Equipe or either of the Related Companies is a party or under which any of such companies is covered and true and complete copies of all applications for insurance policies. All insurance policies to which Equipe or either of the Related Companies is a party or that provide coverage to Equipe or either of the Related Companies are in full force and effect. Since January 1, 1995, neither Equipe nor either of the Related Companies has received any refusal of coverage, or any notice of suspension, revocation, modification or cancellation or any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder or any notice from an insured to discontinue any coverage afforded to any of such companies and, to the knowledge of Equipe and each Founder, there is no basis for the issuance of any such notice or the taking of any such action. Equipe and each of the Related Companies has paid all premiums due and has otherwise performed all of its respective obligations under each such policy, except such as will not adversely affect such company's coverage thereunder. There was no claim in excess of $5,000 asserted under any of the insurance policies of Equipe or either of the Related Companies for the period from January 1, 1995 to the date hereof. Neither Equipe nor either of the Related Companies is party to, or bound by, any Contract requiring such company (a) to name a third party as loss payee under any insurance policy or binder held by or on behalf of such company or otherwise requiring such company to obtain insurance for or on behalf of any third party or (b) to provide coverage to third parties (such as, for example, under leases or service agreements). There is no self-insurance arrangement by or affecting Equipe or either of the Related Companies.

  Section 2.19. EMPLOYEE RELATIONS. Equipe has never been a party to a collective bargaining agreement and has never made any final or binding offer to a labor union or association representing its employees with respect to any terms or conditions of employment. Equipe has never had, nor is there now threatened, a union organizing effort, strike, picket, organized work stoppage, organized work slowdown, or other labor trouble that has had, or could reasonably be expected to have, an Equipe Material Adverse Effect. Equipe has complied with all applicable laws relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings, except where the failure so to be in compliance would not have an Equipe Material Adverse Effect.

  Section 2.20. PROPRIETARY RIGHTS.

    2.20.1. Equipe owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, trade secrets, blueprints, designs, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software, as defined below) that are material to the business of Equipe as currently conducted or as proposed to be conducted by Equipe (the "Proprietary Rights").

    2.20.2. Schedule 2.20 sets forth a complete list of all patents, trademarks and registered copyrights, trade names and service marks, and any applications therefor, included in the Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. No software product marketed by Equipe has been registered for copyright protection with the United States Copyright Office or any foreign offices nor has Equipe been requested to make any such registration. Equipe has delivered to PRI true and complete copies of all material licenses, sublicenses and other agreements (excluding End-User Licenses, as defined below) as to which Equipe is a party and pursuant to which Equipe or any other person is authorized to use any Proprietary Right or other trade secret material to Equipe. Equipe is not in Violation of any such license, sublicense or agreement except for such Violations that do not, in the aggregate, materially impair Equipe's rights under such license, sublicense or agreement. Equipe is the exclusive owner or the licensee of, with all right, title and interest in and to (free and clear of any and all Encumbrances), the Proprietary Rights, and has exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Proprietary Rights are being used. No claims with respect to the Proprietary Rights have been asserted or, to the knowledge of Equipe, are threatened by any person (a) to the effect that the business of Equipe as currently conducted or as proposed to be conducted by Equipe, including Equipe's design, development, use, import, manufacture and sale of the products, technology (including products or technology currently under development) or services of Equipe, infringes on or misappropriates any copyright, patent, trademark, service mark, trade secret or other proprietary rights of any other Person or constitutes unfair competition or trade practices under any Law, (b) against the use by Equipe of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Equipe's business as currently conducted or as proposed to be conducted by Equipe, or (c) challenging the ownership by Equipe, validity or effectiveness of any of the Proprietary Rights. All registered trademarks, service marks and copyrights included in the Proprietary Rights are valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Proprietary Rights have been paid and all necessary documents and certificates in connection with such Proprietary Rights have been filed with the relevant Governmental Entities for the purposes of maintaining such Proprietary Right. There has been, to the knowledge of Equipe and the Founders, no material unauthorized use, infringement or misappropriation of any of the Proprietary Rights by any third party, including any employee or former employee of Equipe. No Proprietary Right or product of Equipe is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Equipe. There are no Contracts between Equipe and any other Person with respect to Proprietary Rights under which there is any dispute known to Equipe regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by Equipe thereunder.

    2.20.3. To the extent that any Proprietary Rights have been developed or created by a third party for which Equipe has, directly or indirectly, paid, Equipe has a written agreement with such third party with respect thereto and Equipe thereby has obtained valid ownership of or rights sufficient for the conduct of Equipe's business to all such Proprietary Rights by operation of law or by valid assignment or license. Each employee, officer and consultant of Equipe, and, to the knowledge of Equipe and the Founders, each employee, officer and consultant of each of the Related Companies, has executed a confidentiality agreement in substantially the form provided to PRI, providing Equipe with title and ownership to Proprietary Rights developed or used by Equipe in its business. To the knowledge of Equipe and the Founders, no employee, officer or consultant of Equipe is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with Equipe or any previous employer.

As used herein:

    (a) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to Equipe pursuant to End-User Licenses and which are used in Equipe's business but are in no way a component of or incorporated in or specifically required to develop or support any of Equipe's products and related trademarks, technology and know-how; and

    (b) "End-User Licenses" means any object code and end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same.

  Section 2.21. CERTAIN LOANS. There are no loans, receivables, advances or similar amounts owed to Equipe by any director, officer, employee, consultant or stockholder of Equipe, or owing by any affiliate of any director or officer of Equipe, nor is any amount owed by Equipe to any of its directors, officers, employees or stockholders other than normal compensation and advances in the ordinary course of business to officers and employees for reimbursable business expenses not exceeding $1,000 for any one individual.

  Section 2.22. CUSTOMERS, SUPPLIERS, SALES AGENTS AND DISTRIBUTORS. Equipe has provided to PRI a true and complete summary listing (a) the twenty largest customers and vendors of Equipe (by dollar volume of purchases) for the year ended December 31, 1996, and (b) each sales agent and each distributor of Equipe, if any, not identified in a Contract listed in Schedule 2.10, together with the territory and term of engagement of each such agent and distributor. The relationships of Equipe with its suppliers, customers, sales agents and distributors are good commercial working relationships, and no material customer, supplier, sales agent or distributor of Equipe has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Equipe since January 1, 1997.

  Section 2.23. BUSINESS ACTIVITY RESTRICTIONS. There is no agreement (noncompetition or otherwise), commitment, judgment, injunction, order or decree to which Equipe or any officer, employee or consultant of Equipe is a party or that otherwise is binding upon Equipe or such officer, employee or consultant that has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Equipe, any acquisition of property (tangible or intangible) by Equipe or the conduct of business by Equipe. Equipe has not entered into any agreement under which Equipe is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES
            OF EQUIPE AND FOUNDERS REGARDING THE RELATED COMPANIES

  Equipe and each of the Founders, jointly and severally, represent and warrant to PRI and Acquisition Corp. as follows:

  Section 3.1. CORPORATE STATUS. Each of the Related Companies (to the extent, in the case of Equipe Japan, that the following concepts are recognized under the laws of Japan), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. None of the Related Companies is qualified to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation and the failure to be so qualified does not and will not have an Equipe Material Adverse Effect.

  Section 3.2. CORPORATE DOCUMENTS. Equipe has delivered to PRI true and complete copies of the charter documents, as amended to date, and the bylaws, as amended to date, of each of the Related Companies. Such charter documents and such bylaws are all in full force and effect, and, except as contemplated hereby, no further amendment or restatement thereof has been adopted or proposed. None of the Related Companies is in violation of any provision of its charter or bylaws. The minute books and stock records of each of the Related Companies, copies of which have heretofore delivered to PRI, are true and complete and are the only minute books and stock records of each of the Related Companies. Schedule 3.2 sets forth the current directors and officers of each of the Related Companies.


  Section 3.3. CAPITAL STRUCTURE. The authorized capital stock of E-Machine consists of 1,000,000 shares of common stock, of which 833,333 shares are outstanding as of the date hereof. The authorized capital stock of Equipe Japan consists of 4,000 shares, (Yen)50,000 par value, of which 1,000 shares are outstanding as of the date hereof. No shares of capital stock of either of the Related Companies are held as treasury stock. The name of each holder of capital stock of each of the Related Companies and the number of shares and class of capital stock owned of record by each such holder as of the date hereof are set forth on Schedule 3.3. All shares of capital stock of each of the Related Companies issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents or bylaws of such Related Company or any agreement to which such Related Company is a party or is bound. No options to purchase capital stock of either Related Company have been issued or are outstanding. None of the Related Companies and none of the stockholders of the Related Companies is a party to or bound by: (a) any option, warrant, call, right or agreement obligating either of the Related Companies to issue, deliver or sell additional shares of capital stock or to grant or modify any such option, warrant, call, right or agreement; (b) any option, warrant, call, right or agreement obligating any stockholder of either of the Related Companies, in any circumstances, to deliver or sell, or offer for delivery or sale, any shares of capital stock, including any agreement containing provisions with respect to preemptive rights, rights of first refusal, purchase rights, "tag-along" or "come-along" arrangements, or similar rights; (c) any voting trust, proxy or other agreement or understanding with respect to the voting of shares of capital stock of either of the Related Companies; and (d) any other agreement restricting the transfer of, or affecting rights with respect to, shares of the capital stock of either of the Related Companies.

  Section 3.4. AUTHORITY; NONCONTRAVENTION.

    3.4.1. Each stockholder of a Related Company has all requisite corporate power to execute and deliver the Related Company Acquisition Agreement to which he is a party and to consummate the transactions contemplated hereby and thereby. Each of the Related Company Acquisition Agreements has been duly and validly executed and delivered by each stockholder of such Related Company and constitutes a legal, valid and binding obligation of such stockholder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception.

    3.4.2. The execution and delivery of the Related Company Acquisition Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of
  (a) the charter documents, as amended to date, or the bylaws, as amended to date, of the respective Related Companies or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the Related Companies or any stockholder of such Related Company or to the properties or assets of any of them. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either of the Related Companies or any stockholder of such Related Company in connection with the execution and delivery of the Related Company Acquisition Agreements or the consummation of the transactions contemplated hereby and thereby.

  Section 3.5. INVESTMENTS. None of the Related Companies directly or indirectly owns, or has the right to acquire, any equity interest or investment in the equity capital of any Person (as defined below). None of the Related Companies has any obligation to acquire any class of securities (including debt securities) issued by any Person. None of the Related Companies has owned or controlled any subsidiary corporation or any stock or other interest in any Person. None of the Related Companies is a party to, or has been a party to, or bound by any partnership, joint venture, voluntary association, cooperative or business trust agreement.

  Section 3.6. RELATED COMPANY FINANCIAL STATEMENTS.

    3.6.1 E-MACHINE. The unaudited balance sheets of E-Machine at September 30, 1997 and December 31, 1996 and 1995, and the related unaudited income statements of E-Machine for the nine-month period ended September 30, 1997 and the two-year period ended December 31, 1996, attached as Schedule 3.6.1 hereto, fairly present, in all material respects, the financial position and results of operations of E-Machine at the dates and for the periods stated therein.

    3.6.2 EQUIPE JAPAN. The unaudited balance sheets of Equipe Japan at September 30, 1997 and December 31, 1996 and the related unaudited income statements of Equipe Japan for the nine-month and one-year period then ended, respectively, attached as Schedule 3.6.2 hereto, fairly present, in all material respects, the financial position and results of operations of Equipe Japan at the dates and for the period stated therein.

     ARTICLE 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

  Each Founder, severally and not jointly, represents, warrants and covenants to PRI as follows:

  Section 4.1. OWNERSHIP OF EQUIPE COMMON. Such Founder has good and marketable title to the shares of Equipe Common owned by such Founder as shown on Schedule 2.3, free and clear of any and all Encumbrances.

  Section 4.2. AUTHORITY. Such Founder has all requisite right to enter into this Agreement, each of the Registration Rights Agreement and such Founder's Irrevocable Proxy (as defined in Section 9.2.4), and any Affiliate's Agreement and any Employment Agreement to which such Founder is to be a party (each as defined herein and collectively "such Founder's Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Founder and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Founder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, each of such Founder's Corollary Agreements will be duly and validly executed and delivered by such Founder and will constitute a legal, valid and binding obligation of such Founder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution of such Founder's Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Founder or the properties or assets of such Founder.

  Section 4.3. INVESTMENT IN PRI COMMON.

    4.3.1. Such Founder is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Such Founder (together with such Founder's financial and other advisors, if any) has such knowledge and expertise in financial and business matters that such Founder is capable of evaluating the merits and risks of the exchange of such Founder's shares of Equipe Common for shares of PRI Common pursuant to this Agreement and of protecting such Founder's interests in connection therewith. Such Founder has the ability to bear the economic risk of the investment in PRI Common.

    4.3.2. Such Founder has reviewed a copy of the SEC Documents, as defined in Section 5.4, and has had an opportunity to discuss PRI's business, management and financial affairs with PRI's management.

    4.3.3. Such Founder is acquiring shares of PRI Common for such Founder's own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and such Founder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable law. Such Founder understands that the shares of PRI Common to be received by such Founder pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of such Founder's investment intent and the accuracy of such Founder's representations, warranties and covenants as expressed herein. Such Founder understands that the shares of PRI Common to be received by such Founder pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from PRI in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Founder acknowledges that the shares of PRI Common must be held indefinitely unless subsequently registered under the Securities Act (pursuant to the Registration Rights Agreement referred to below or otherwise) or an exemption from such registration is available. Such Founder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

    4.3.4. It is understood that each certificate representing shares of PRI Common received by such Founder pursuant to this Agreement shall bear a legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

  Section 4.4. GOVERNMENT CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to such Founder in connection with the execution and delivery of this Agreement or such Founder's Corollary Agreements or the consummation of the transactions contemplated hereby or thereby.

  Section 4.5. FINDER'S FEES. Such Founder has not incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby.

    ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PRI AND ACQUISITION CORP.

  Each of PRI and Acquisition Corp., jointly and severally, represents and warrants to Equipe as follows:

  Section 5.1. CORPORATE STATUS. PRI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Acquisition Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Each of PRI and Acquisition Corp. has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Each of PRI and Acquisition Corp. is duly qualified to do business as a foreign corporation, and is in good standing, in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified does not have any effect that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of PRI and its subsidiaries, taken as a whole, other than such effects resulting from (i) general economic changes affecting the semiconductor capital equipment industry in general or (ii) this Agreement or the transactions contemplated hereby or the announcement hereof (a "PRI Material Adverse Effect").

  Section 5.2. CAPITAL STRUCTURE.

    5.2.1. The authorized and outstanding capital stock of PRI consists of
  (a) 400,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding, and (b) 24,000,000 shares of PRI Common, of which 14,570,920 shares were issued and outstanding as of June 29, 1997. All of the outstanding shares of PRI Common are, and the shares of PRI Common when issued and delivered to the Holders in accordance with this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, PRI's articles of organization or bylaws, or any agreement to which PRI is a party or is bound. All outstanding shares of PRI Common are listed on the Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.

    5.2.2. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, $.01 par value, all of which are outstanding and held by PRI of record and beneficially.

  Section 5.3. AUTHORITY.

    5.3.1. PRI has all requisite corporate power to execute and deliver this Agreement and the Registration Rights Agreement and Employment Agreements (collectively the "PRI Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the PRI Corollary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of PRI, and no other corporate proceedings on the part of PRI are necessary to authorize the execution and delivery of this Agreement or any of the PRI Corollary Agreements or to consummate the transactions contemplated hereby and thereby. The board of directors of PRI has unanimously approved the Merger and this Agreement. This Agreement has been duly and validly executed and delivered by PRI and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, each of the PRI Corollary Agreements will be duly and validly executed and delivered by PRI and will constitute a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution and delivery of the PRI Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of (a) the articles of organization or bylaws of PRI or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PRI or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect.

    5.3.2. Acquisition Corp. has all requisite corporate power to execute and deliver this Agreement and to cause its officers to execute and deliver the Officers' Certificate of Acquisition Corp. and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Officers' Certificate of Acquisition Corp., and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of Acquisition Corp., and no other corporate proceedings on the part of Acquisition Corp. are necessary to authorize the execution and delivery of this Agreement or the Officers' Certificate of Acquisition Corp. or to consummate the transactions contemplated hereby and thereby. The board of directors and sole stockholder of Acquisition Corp. have unanimously approved the Merger and this Agreement, subject to the approval of the stockholders of PRI. This Agreement has been duly and validly executed and delivered by Acquisition Corp., and this Agreement constitutes a legal, valid and binding obligation of Acquisition Corp. enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, the Officers' Certificate of Acquisition Corp. will be duly and validly executed and delivered by Acquisition Corp. and will constitute a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution and delivery of the Officers' Certificate of Acquisition Corp. and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of (a) the articles of incorporation or bylaws of Acquisition Corp. or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition Corp. or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect.

    5.3.3. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to PRI or Acquisition Corp. in connection with the execution and delivery of this Agreement by PRI and Acquisition Corp. or the consummation of the transactions contemplated hereby, except for (a) the filing of the Certificate of Satisfaction, a copy of this Agreement and the executed original Officers' Certificates with the Secretary of State of the State of California, (b) such other filings, consents, approvals, orders, authorizations, registrations and declarations as may be required under applicable federal and state securities laws (collectively "Securities Filings"), which Securities Filings will be made by the Effective Time or as soon thereafter as required by applicable law, (c) the filing of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and (d) such other consents, authorizations, filings, approvals and registrations that if not obtained or made would not have a PRI Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement.

  Section 5.4. SEC DOCUMENTS. PRI has furnished to Equipe true and complete copies of PRI's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996, the definitive proxy statements for the annual meeting of stockholders of PRI held on February 7, 1997 and the special meeting of stockholders of PRI held on April 22, 1997 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 1996, March 30, 1997 and June 29, 1997 (collectively, the "SEC Documents"). As of their respective filing dates, (a) each of the SEC Documents complied in all material respects with the requirements of the Exchange Act and (b) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements and notes thereto of PRI included in the SEC Documents have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except that the unaudited financial statements do not contain all the notes that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not expected to be material in amount), and fairly present in all material respects the consolidated financial position of PRI and its subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods covered therein.

  Section 5.5. ABSENCE OF CERTAIN EVENTS AND UNDISCLOSED LIABILITIES. Since June 29, 1997, (a) PRI has not declared or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of PRI, (b) there has been no PRI Material Adverse Effect, (c) neither the business, properties nor assets of PRI have suffered a material adverse loss (whether or not covered by insurance) as the result of fire, explosion, earthquake, accident, labor trouble, condemnation or taking of property by any Governmental Entity, flood, windstorm, pestilence, embargo, riot, act of God or the public enemy or any other casualty or similar event, (d) PRI has not materially changed any of its accounting methods, principles or procedures, and (e) PRI has not entered into any agreement to do any of the foregoing. PRI has no liabilities, asserted liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than (a) those disclosed or reflected in the SEC Documents or disclosed in accordance with this Agreement, (b) those incurred since June 29, 1997 in the ordinary course of PRI's business consistent with past practice, and (c) liabilities or obligations that are not material, individually or in the aggregate, or that are not required under GAAP to be disclosed or reflected in the financial statements which are included in the SEC Documents.

  Section 5.6. LITIGATION. Except as disclosed in the SEC Documents, there is no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, pending against PRI, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of PRI, none has been threatened, in each case that could be reasonably expected to have a PRI Material Adverse Effect. No judgment has been entered by, and no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, is pending or, to the knowledge of PRI or Acquisition Corp., threatened that materially and adversely affects, or could materially and adversely affect, the ability of PRI or Acquisition Corp. to perform under this Agreement or that seeks to enjoin or prohibit any of the transactions contemplated by this Agreement.

  Section 5.7. COMPLIANCE WITH APPLICABLE LAWS. The business of PRI is not being conducted in violation of or conflict with any Law, except such violations or conflicts as do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to PRI is pending or, to the knowledge of PRI, threatened.

  Section 5.8. TAXES. PRI has timely filed in accordance with applicable law all Tax Returns required to be filed by or with respect to it, its operations and assets other than Tax Returns the failure to file which would not cause a PRI Material Adverse Effect. All Taxes shown as due on such Tax Returns have been paid. All Tax Returns filed by PRI with respect to Taxes were prepared in compliance with all applicable laws and regulations, other than such noncompliance as would not cause a PRI Material Adverse Effect, and were true and complete in all material respects as of the date on which they were filed or as subsequently amended to the date hereof.

  Section 5.9. PROPRIETARY RIGHTS.

    5.9.1. PRI owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, trade secrets, blueprints, designs, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software, as defined in Section 2.20 above) that are material to the business of PRI as currently conducted or as proposed to be conducted by PRI (the "PRI Proprietary Rights").

    5.9.2. PRI is not in Violation of any license, sublicense or agreement as to which PRI is a party and pursuant to which PRI or any other person is authorized to use any PRI Proprietary Right except for such Violations that do not, in the aggregate, materially impair PRI's rights under such license, sublicense or agreement. Except as disclosed in the SEC Documents, no claims with respect to the PRI Proprietary Rights have been asserted or, to the knowledge of PRI, are threatened by any person (a) to the effect that the business of PRI as currently conducted or as proposed to be conducted by PRI, including PRI's design, development, use, import, manufacture and sale of the products, technology (including products or technology currently under development) or services of PRI, infringes on or misappropriates any copyright, patent, trademark, service mark, trade secret or other proprietary rights of any other Person or constitutes unfair competition or trade practices under any Law, (b) against the use by PRI of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in PRI's business as currently conducted or as proposed to be conducted by PRI, or (c) challenging the ownership by PRI, validity or effectiveness of any of the PRI Proprietary Rights.

  Section 5.10. FINDER'S FEES. Neither PRI nor Acquisition Corp. has incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby, other than as described in PRI's engagement letter with Morgan Stanley & Co. Incorporated dated October 21, 1997, a copy of which has been provided to Equipe.

           ARTICLE 6. COVENANTS OF EQUIPE AS TO CONDUCT OF BUSINESS

  During the period from the date of this Agreement and continuing until the Closing, Equipe agrees, and each Founder agrees to take such action as may be necessary to cause Equipe to agree, that, except as expressly contemplated by this Agreement (including those actions necessary to effect the Related Company Acquisitions) or as consented to by PRI in writing:

  Section 6.1. ORDINARY COURSE. Equipe shall carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by Equipe in substantially the same manner as heretofore.

  Section 6.2. CORPORATE DOCUMENTS. Equipe shall not amend the Equipe Charter or the Equipe Bylaws.

  Section 6.3. CAPITAL STRUCTURE. Equipe shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Equipe Common, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate Equipe to issue, deliver or sell additional shares of Equipe Common or to grant, extend or enter into any such option, warrant, call, right or agreement, (c) split, combine or reclassify any of the Equipe Common, or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of Equipe Common. Notwithstanding the foregoing, each of Equipe and E-Machine shall be entitled, prior to the Closing, to make a distribution or distributions to its stockholders in such amount or amounts as, when added to prior distributions, if any, made by such entity to such stockholders between January 1, 1997 and the Closing, will not exceed the aggregate state and federal income tax obligations of such stockholders in respect of the income of such entity from January 1, 1997 through the end of the tax year ending on the date of the Closing, as estimated in good faith by Equipe and its independent accountants (the "Current Year Taxes"). Each such stockholder shall furnish to Equipe, promptly after their filing with the appropriate tax authorities, copies of his final state and federal income tax returns for 1997 and any subsequent tax year ending on the date of the Closing. If the aggregate amount of the distributions made to any such stockholder by Equipe or E-Machine since January 1, 1997 exceeds such stockholder's Current Year Taxes attributable to such entity, the amount of such excess shall be refunded by such stockholder to Equipe within ten business days of his filing of the last such return.

  Section 6.4. COMPLIANCE WITH APPLICABLE LAWS. Equipe shall duly comply in all material respects with all applicable laws, ordinances and regulations and all applicable orders, judgments, injunctions, awards and decrees of Governmental Entities.

  Section 6.5. INVESTMENTS AND ACQUISITIONS. Equipe shall not (a) acquire any equity interest or investment exceeding five percent of the equity capital of any Person, (b) acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by any other manner, any Person, (c) otherwise acquire or license any assets that are material, individually or in the aggregate, to Equipe except in the ordinary course of business consistent with prior practice or (d) enter into any partnership, joint venture, voluntary association, cooperative or business trust agreement or arrangement, other than in the ordinary course of business consistent with prior practice.

  Section 6.6. INDEBTEDNESS. Equipe shall not, and shall not propose to, incur any Indebtedness for borrowed money, incur any other Indebtedness except in the ordinary course of business, or guarantee any Indebtedness of others. Equipe shall not pay, discharge or satisfy, in an amount in excess of $50,000 (in the aggregate), any claims, liabilities or obligations reflected or reserved against in the 1997 Balance Sheet except in the ordinary course of business consistent with past practice.

  Section 6.7. LITIGATION. Equipe shall not commence any litigation. Equipe shall cooperate and consult with PRI with respect to all matters regarding any proceeding set forth on any Schedule relating to Section 2.8 of this Agreement, including any settlement proposed by any Person (including PRI), and Equipe shall not take any significant actions with respect to such proceedings (including the entering into of any such settlement) without the prior approval of PRI, which approval shall not be unreasonably withheld.

  Section 6.8. PROPERTIES. Equipe shall not lease or otherwise dispose of any of its property, individually or in the aggregate, except in the ordinary course of business consistent with prior practice.

  Section 6.9. CONTRACTS. Equipe shall not (a) enter into any Contract or engage in any transaction not in the ordinary course of business consistent with past practice, (b) amend or otherwise modify any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Equipe, (c) amend or otherwise modify any Contract except in the ordinary course of business consistent with past practice, or (d) do or omit to do any act or permit any act or omission to act, which act or omission will result in a Violation of any material provision of any material Contract.

  Section 6.10. TAXES. Equipe shall not make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

  Section 6.11. BENEFIT PLANS. Equipe shall not adopt any Benefit Plan or amend any Benefit Plan in any material respect.

  Section 6.12. INSURANCE. Equipe shall maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with past business practice.

  Section 6.13. EMPLOYEE MATTERS. Equipe shall not (a) adopt any collective bargaining agreement, (b) grant any severance or termination pay to any director, officer or other employee of Equipe, (c) grant any general or uniform increase in the rates of pay of employees of Equipe or in the benefits under any bonus plan or other compensation arrangements or (d) increase the compensation payable or to become payable to any officer or key salaried employee.

  Section 6.14. PROPRIETARY RIGHTS. Equipe shall not transfer to any Person any rights to Proprietary Rights, except in the ordinary course of business consistent with past practice.

  Section 6.15. GENERAL. Neither Equipe nor any Founder shall take, propose to take, or agree in writing or otherwise to take any of the actions described in Sections 6.1 through 6.14 or any other action that would prevent Equipe or any Founder from performing, or cause Equipe or any Founder not to perform, its covenants and other obligations hereunder.

             ARTICLE 7. COVENANTS OF PRI AS TO CONDUCT OF BUSINESS

  During the period from the date of this Agreement and continuing until the Closing, PRI agrees that, except as expressly contemplated by this Agreement (including those actions necessary to effect the Related Company Acquisitions) or as consented to by Equipe in writing:

  Section 7.1. ORDINARY COURSE. PRI shall carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by PRI in substantially the same manner as heretofore.

  Section 7.2. CORPORATE DOCUMENTS. PRI shall not amend its articles of organization or its bylaws; provided, however, that PRI may amend its articles of organization to increase the number of shares of PRI Common that PRI is authorized to issue.

  Section 7.3. CAPITAL STRUCTURE. PRI shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of PRI, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate PRI to issue, deliver or sell additional shares of PRI Common, or to grant, extend or enter into any such option, warrant, call, right or agreement, other than in the ordinary course of PRI's business pursuant to its 1984 Incentive Stock Option Plan, 1994 Incentive and Nonqualified Stock Option Plan and 1994 Employee Stock Purchase Plan, (c) split, combine or reclassify any of the PRI Common, or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of PRI Common.

  Section 7.4. COMPLIANCE WITH APPLICABLE LAWS. PRI shall duly comply in all material respects with all applicable laws, ordinances and regulations and all applicable orders, judgments, injunctions, awards and decrees of Governmental Entities.

  Section 7.5. INVESTMENTS AND ACQUISITIONS. Except as contemplated by this Agreement, PRI shall not engage in any acquisition of the equity capital or assets of any Person in a transaction requiring the approval of the stockholders of PRI.

  Section 7.6. GENERAL. PRI shall not take, propose to take, or agree in writing or otherwise to take any of the actions described in Sections 7.1 through 7.5 or any other action that would prevent PRI from performing, or cause PRI not to perform, its covenants and other obligations hereunder.

                        ARTICLE 8. ADDITIONAL COVENANTS

  Section 8.1. PROXY STATEMENT. As soon as reasonably practicable after the execution of this Agreement, PRI shall prepare and file with the Securities and Exchange Commission a proxy statement (as amended or supplemented, the "Proxy Statement") to be sent to the stockholders of PRI in connection with the solicitation of proxies for the meeting of PRI's stockholders to consider the Merger (the "PRI Stockholders' Meeting").

  Section 8.2. PRI STOCKHOLDERS' MEETING. Promptly after the date hereof, PRI shall take all action necessary in accordance with the Massachusetts Business Corporation Law, its articles of organization and its bylaws to convene the PRI Stockholders' Meeting to be held as soon as reasonably practicable for the purpose of voting upon this Agreement and the Merger.

  Section 8.3. RELATED COMPANY ACQUISITIONS. PRI, Equipe and the Founders shall take any and all actions reasonably necessary to validly effect the Related Company Acquisitions.

  Section 8.4. ACCESS TO INFORMATION. Equipe shall afford to PRI, and PRI shall afford to Equipe, and each shall cause its independent accountants to afford to the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the other party's properties, books, contracts, commitments and records. During such period, each party shall use reasonable efforts to furnish promptly to the other party all other information concerning the business, properties and personnel of such party as the other party may reasonably request.

  Section 8.5. CONFIDENTIALITY.

    8.5.1. For purposes of this Section 8.5, a "party" shall refers to (i) collectively, Equipe (prior to the Closing Date) and each of the Founders and (ii) together, PRI and Acquisition Corp. Each party shall treat as confidential, and shall cause its accountants, counsel and other representatives to treat as confidential, all documents and information concerning the other party furnished by the other party to such party (including documents and information furnished prior to the date hereof) in connection with the transactions contemplated by this Agreement, except to the extent that such information or documents: (a) at the time of its disclosure to the receiving Party by or on behalf of the disclosing party is already known or available to the receiving party, provided that the receiving party is not subject to similar restrictions of confidentiality as set forth herein with a third party with respect to such information;
  (b) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its directors, officers, employees, agents or representatives; (c) is or becomes known or available to the receiving party without similar restrictions of confidentiality as set forth herein from a source other than the disclosing party, provided that such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with, or other obligation of secrecy to, the disclosing party that would prohibit such disclosures to the receiving party by such other party; (d) is independently generated by the receiving party and not derived from confidential information; or (e) is required to be disclosed by the receiving party by law, regulation, court order or other legal process. Subject to the foregoing, each party will not release or disclose such information or documents to any Person other than its representatives in connection with this Agreement and will not use such information for purposes other than as contemplated by this Agreement. In the event of the termination of this Agreement, each party hereto shall, and shall cause its representatives to, deliver to the other party the originals of all documents obtained by such party or on behalf of such party from the other party in connection with this Agreement, whether so obtained before or after the execution hereof, and such party shall, and shall cause its representatives to, destroy all copies thereof.

    8.5.2. Except as contemplated by Section 8.6, no party shall disclose to any Person (other than the party's representatives) any information regarding the transactions contemplated by this Agreement, including the existence and terms of this Agreement. Prior to the time that this Agreement is publicly announced in a press release in accordance with
  Section 8.6 or is disclosed in a filing made by PRI with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, no Founder shall, directly or indirectly, buy, sell or otherwise trade in any shares of PRI Common or advise any other Person as to any trading of PRI Common.

    8.5.3. The agreements contained in this Section 8.5 shall survive any termination of this Agreement and remain in effect for a period of five years from the date hereof.

  Section 8.6. PUBLIC DISCLOSURE. Any press release or other public disclosure of information regarding the transactions contemplated by this Agreement (including the existence and terms of this Agreement) shall be developed by PRI, subject to (a) the approval of Equipe, which approval shall not be unreasonably withheld, or (b) if such disclosure is required in order for PRI to comply with applicable law, reasonable consultation with Equipe.

  Section 8.7. EXCLUSIVITY. Neither Equipe nor any Founder shall, nor shall Equipe permit any of its representatives or affiliates to, directly or indirectly, (a) solicit, initiate or participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to, any Person (other than PRI) or any group of Persons concerning any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving such party or (b) enter into any agreement to effect, or effect, any such transaction (other than the transactions contemplated hereby). Equipe and each Founder shall immediately notify PRI in writing of any of the events referred to in this Section 8.7, including a summary of the material terms of any offer made or proposed in connection therewith.

  Section 8.8. SECURITIES LAWS. PRI shall take such steps as may be necessary to comply with the securities laws of the United States and the securities and Blue Sky laws of all other jurisdictions that are applicable in connection with the Merger. Equipe shall use its best efforts to assist PRI as may be necessary to comply with such laws.

  Section 8.9. OPTION ASSUMPTION; S-8 REGISTRATION STATEMENT. PRI will take such action as is necessary to effect the assumption of the Equipe Options in accordance with Section 1.4.2 above. PRI will file a registration statement on Form S-8 covering the shares of PRI Common issuable upon exercise of the assumed Equipe Options no later than January 4, 1998 or, if later, five business days after the Closing, and will use its best efforts to cause such registration statement to become and remain effective for so long as any of the Equipe Options remain outstanding.

  Section 8.10. STATE STATUTES. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, PRI and its board of directors or Equipe and its board of directors, as the case may be, shall use their best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

  Section 8.11. POOLING ACCOUNTING. No party to this Agreement shall knowingly take any action, directly or indirectly, that would cause the Merger to fail to qualify as a pooling of interests, including taking any action that would alter the equity interests of Equipe in a way that would prohibit pooling of interests treatment for the Merger.

  Section 8.12. EXPENSES. If the Merger is not consummated, each party will be and remain responsible for its costs and expenses, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants, and the costs incurred in seeking necessary consents, in connection with the acquisition of Equipe by PRI.

  Section 8.13. CONSENTS; FURTHER ASSURANCES. The parties shall use all commercially reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party in connection with the taking of any action contemplated by this Agreement. No party shall take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions precedent set forth in Article 9 not being satisfied. At any time and from time to time after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments or transfer or assignment, files, books and records, and to do all such further acts and things, as may be reasonably required to carry out the transactions contemplated hereby.

  Section 8.14. UPDATES OF SCHEDULES. Equipe and the Founders may, from time to time after the date hereof but not later than five days before the Closing Date, prepare and deliver to PRI updates to one or more of the Schedules hereto disclosing any changes thereto required in respect of matters not known to Equipe or the Founders on or prior to the date of execution and delivery hereof. In the event the Closing does not occur, the initial Schedules shall constitute the Schedules to be used in determining any inaccuracy in, or breach of, any representations or warranties of Equipe and the Founders pursuant to Section 11.2. In the event the Closing occurs, the final versions of the Schedules as of the Closing Date shall supersede the initial Schedules and shall constitute the definitive Schedules for all purposes of Article 10.

  Section 8.15. NOMINATION OF DIRECTOR. PRI hereby agrees that, at each annual or special meeting of its stockholders at which directors of PRI are to be elected, PRI will include as one of the nominees for whose

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

election proxies are solicited on behalf of PRI one person designated in writing by those Holders holding, in the aggregate, a majority of the shares of PRI Common issued at the Effective Time that are owned of record by the Holders (the "Equipe Nominee"). PRI will use its best efforts, consistent with applicable law, to solicit proxies for the election of the Equipe Nominee, consistent with the efforts customarily employed by PRI in soliciting proxies for the election of management's nominees for director, and otherwise to cause the election of the Equipe Nominee as a director. Provided that an Equipe Nominee is nominated for election to a term of at least one year at PRI's annual meeting of stockholders or special meeting in lieu thereof following the end of each of its 1997, 1998 and 1999 fiscal years, PRI shall not be required to nominate any Equipe Nominee (a) for election to a term that will end after PRI's annual meeting of stockholders or special meeting in lieu thereof following the end of its 1999 fiscal year or (b) for election at any meeting if an Equipe Nominee is already serving as a director and will remain in office following such meeting.

  Section 8.16. INDEMNIFICATION OF EQUIPE OFFICERS AND DIRECTORS.

    8.16.1 PRI and the Surviving Corporation hereby agree that the indemnification obligations set forth in the Equipe Charter and the Equipe Bylaws, in each case on the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, PRI shall cause the articles of incorporation and bylaws of Acquisition Corp. to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors or officers, employees or agents (each such term being used in this Section 8.16 in the manner defined in the Equipe Charter and the Equipe Bylaws in effect on the date hereof) of Equipe.

    8.16.2 PRI shall take all action necessary to cause the Surviving Corporation to perform its obligations under Section 8.16.1 and to fulfill its indemnification obligations under the Surviving Corporation's articles of incorporation and bylaws.

    8.16.3 The obligations of Equipe, the Surviving Corporation, and PRI under this Section 8.16 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee or agent to whom this Section 8.16 applies without the consent of such affected director, officer, employee or agent (it being expressly agreed that each such director, officer, employee and agent to whom this Section 8.16 applies shall be a third-party beneficiary of this Section 8.16).

  Section 8.17. EMPLOYEE MATTERS. To the maximum extent permitted under the terms of the applicable PRI benefit plans, all Equipe employees shall be eligible to participate in the various benefit plans and programs maintained for PRI employees or in substantially similar programs, including (without limitation) any of the following benefit plans maintained by PRI as of the Effective Time: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, and employee stock option and stock purchase plans, to the extent the Equipe employees meet the eligibility requirements for each such plan or program. Equipe employees shall be given credit, for purposes of any service requirements for participation, for their period of service with Equipe prior to the Effective Time, and the Equipe employees shall also, with respect to any PRI plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such employees have paid to date in the plan year of the Merger in co-payments, deductibles or co-insurance under comparable programs maintained by Equipe prior to the Effective Time. No Equipe employee who participates in any medical/health plan of Equipe at the Effective Time shall be denied coverage under the PRI medical/health plan by reason of any pre-existing condition exclusions. All officers of Equipe immediately prior to the Effective Time shall be entitled to all perquisites and other special benefits generally made available to PRI officers of equivalent responsibility.

  Section 8.18. OBLIGATIONS OF ACQUISITION CORP. PRI shall take all action necessary to cause Acquisition Corp. to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

  Section 8.19. AFFILIATE'S AGREEMENTS. Each of PRI and Equipe shall use its best efforts to cause each person who is, or may be deemed to be, at the time of the PRI Stockholders' Meeting, an "affiliate" of PRI (a "PRI Affiliate") or of Equipe (an "Equipe Affiliate"), respectively, to deliver to the other, prior to the date the Proxy Statement is mailed to PRI's stockholders, a written agreement in substantially the form of Exhibit B-1 (a "PRI Affiliate's Agreement") or Exhibit B-2 (an "Equipe Affiliate's Agreement") hereto, respectively.

                        ARTICLE 9. CONDITIONS PRECEDENT

  Section 9.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by such party:

    9.1.1. GOVERNMENT APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or early termination of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under applicable federal and state securities laws, and including the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations promulgated thereunder (the "HSR Act"), shall have been filed, occurred or been obtained.

    9.1.2. STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the stockholders of both Equipe and PRI.

    9.1.3. LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation brought by any Governmental Entity seeking the issuance of such an order or injunction shall be pending which, in the good faith judgment of Equipe's or PRI's board of directors, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

    9.1.4. STATUTES. No statute, rule or regulation shall have been enacted by any Governmental Entity that (a) makes the consummation of the transactions contemplated by this Agreement illegal, (b) prohibits PRI's ownership or operation of all or a material portion of the business or assets of Equipe, or compels PRI to dispose of or hold separate all or a material portion of the business or assets of Equipe, as a result of the transactions contemplated by this Agreement, or (c) renders PRI or Equipe unable to consummate the transactions contemplated by this Agreement, except for any waiting period provisions.

    9.1.5. TAX OPINIONS. PRI and Equipe shall have received written opinions of Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger and the Related Company Acquisitions constitute reorganizations within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely upon representations and certificates of PRI, Acquisition Corp., Equipe and the Founders.

    9.1.6. POOLING LETTERS. Each of PRI and Equipe shall have received updates of letters from Coopers & Lybrand LLP and Ernst & Young LLP regarding those firms' concurrence with the conclusions of the managements of PRI and Equipe respectively as to the appropriateness of pooling of interests accounting for the Merger and the Related Company Acquisitions under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

  Section 9.2. CONDITIONS TO OBLIGATIONS OF PRI AND ACQUISITION CORP. The obligations of PRI and Acquisition Corp. to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by PRI:

    9.2.1. REPRESENTATIONS, WARRANTIES AND PERFORMANCE OF EQUIPE AND THE FOUNDERS. The representations and warranties of Equipe and each of the Founders set forth in this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, except for (i) changes specifically contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in each case except where the failure to be so true and correct would not have an Equipe Material Adverse Effect (other than representations and warranties that are already so qualified, which shall be true and correct as written). Equipe and each Founder shall have performed in all material respects all obligations required to be performed under this Agreement prior to the Closing Date by such parties. Since June 30, 1997 there shall have been no changes that, in the aggregate, have had or could reasonably be expected to have an Equipe Material Adverse Effect, and the Closing, itself, will not cause any default under any material contract to which Equipe is a party that would have an Equipe Material Adverse Effect. PRI shall have received a certificate signed by the chief executive officer and chief financial officer of Equipe and by each Founder confirming the preceding three sentences.

    9.2.2. OFFICERS' CERTIFICATE. Authorized officers of Equipe shall have executed the Officers' Certificate of Equipe.

    9.2.3. OTHER AGREEMENTS. Each of the parties thereto, other than PRI and Acquisition Corp., shall have entered into the following agreements:

      (a) Equipe Affiliate's Agreements, dated as of the Closing Date, of each of the Equipe Affiliates;

      (b) Employment Agreements, dated as of the Closing Date, between Equipe and each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The in the form of Exhibit C (the "Employment Agreements");

      (c) a Registration Rights Agreement, dated as of the Closing Date, among PRI, each of the Holders, the stockholders of each of the Related Companies, and the Stockholders' Representatives (as defined in Section 10.2) in the form of Exhibit D (the "Registration Rights Agreement); and

      (d) each of Ralph Cameron, Ruth Cameron, Patrick Allen and John Hoctor (collectively, the "Other Holders") shall have executed an instrument of adherence (each an "Instrument of Adherence"), agreeing to be bound by Articles 10 and 12 hereof.

    9.2.4. IRREVOCABLE PROXIES. Each Founder shall have delivered to PRI, simultaneously with the execution of this Agreement, and Equipe shall have used its best efforts to cause each of Ralph Cameron, Ruth Cameron, Patrick Allen and John Hoctor to deliver to PRI as soon as practicable following the execution of this Agreement, his or her irrevocable proxy (each, an "Irrevocable Proxy") in the form of Exhibit E with respect to approval of the Merger by the stockholders of Equipe.

    9.2.5. OPINION OF COUNSEL FOR EQUIPE AND FOUNDERS. PRI shall have received an opinion dated as of the Closing Date of Brobeck, Phleger & Harrison LLP, counsel for Equipe and the Founders, in the form of Exhibit F.

    9.2.6. RESIGNATIONS. Equipe shall have received a letter from each person who is an officer or director of Equipe or of either Related Company immediately prior to the Closing Date, to the effect that such person thereby resigns from all such offices effective as of the Closing Date.

    9.2.7. FIRPTA COMPLIANCE. Each Holder shall have delivered to PRI an affidavit complying with the requirements of Code section 1445 and the regulations thereunder certifying as to the non-foreign status of such Holder, or Equipe and each of the Related Companies shall have delivered to PRI certificates complying with the requirements of Section 1445 of the Code and the regulations thereunder to the effect that Equipe and the Related Companies are not and have not been U.S. real property holding corporations.

    9.2.8. EFFECTIVENESS OF RELATED COMPANY ACQUISITIONS. All conditions to the consummation of the Related Company Acquisitions, other than the consummation of the Merger, shall have been satisfied, such that the Related Party Acquisitions will be able to be consummated immediately following the consummation of the Merger.

  Section 9.3. CONDITIONS TO OBLIGATIONS OF EQUIPE AND FOUNDERS. The obligations of Equipe and the Founders to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by the Founders:

    9.3.1. REPRESENTATIONS, WARRANTIES AND PERFORMANCE OF PRI. The representations and warranties of PRI and Acquisition Corp. set forth in this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, except for (i) changes specifically contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in each case except where the failure to be so true and correct would not have a PRI Material Adverse Effect. PRI and Acquisition Corp. shall have performed in all material respects all obligations required to be performed under this Agreement prior to the Closing Date by such parties. Since June 29, 1997, there shall have been no changes that, in the aggregate, have had or could reasonably be expected to have a PRI Material Adverse Effect, and the Closing, itself, will not cause any default under any material contract to which PRI or Acquisition Corp. is a party that would have a PRI Material Adverse Effect. Equipe shall have received a certificate signed by the chief executive officer and chief financial officer of PRI and Acquisition Corp. confirming the preceding three sentences.

    9.3.2. OFFICERS' CERTIFICATE. Authorized officers of Acquisition Corp. shall have executed the Officers' Certificate of Acquisition Corp.

    9.3.3. OTHER AGREEMENTS. Each of PRI and Acquisition Corp., to the extent a party thereto, shall have entered into the Registration Rights Agreement and the Employment Agreements.

    9.3.4. OPINION OF PRI'S COUNSEL. The Founders shall have received an opinion dated as of the Closing Date of Foley, Hoag & Eliot LLP, counsel to PRI and Acquisition Corp., substantially in the form of Exhibit G.

    9.3.5 PRI OPTIONS. The board of directors of PRI shall have authorized, and any other necessary corporate action shall have been taken by PRI to cause, the issuance, as of the Effective Time, of nonqualified stock options to purchase PRI Common to those Equipe employees listed on Schedule 9.3.5, in the respective amounts listed on Schedule 9.3.5 (the "PRI Options"). Such PRI Options shall be at an exercise price equal to the last reported sale price of the PRI Common as reported by the Nasdaq National Market on the Effective Date, and shall otherwise be consistent in form and substance with the nonqualified stock options granted by PRI to employees having comparable responsibilities.

                          ARTICLE 10. INDEMNIFICATION

  Section 10.1. AGREEMENT TO INDEMNIFY. Subject to the limitations set forth herein, the Holders shall jointly and severally (and without any right of contribution from or indemnification by Equipe or either Related Company) indemnify, defend and hold harmless PRI and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) (collectively, the "Indemnified Persons") against and in respect of any and all claims, costs, losses, expenses, liabilities or other damages, including interest, penalties and reasonable attorneys' fees and disbursements (collectively "Damages") by reason of or otherwise arising out of a breach by Equipe or any Founder of a representation, warranty or covenant contained in this Agreement. The amounts for which the Indemnified Persons may seek indemnification under this Article 10 shall extend to, and as used herein the term "Damages" shall include, reasonable attorneys' fees and disbursements, reasonable accountants' fees, costs of litigation and other expenses incurred by them in the defense of any claim asserted against them and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations set forth in Section 10.4. The indemnity under this Article 10 extends only to the net amount of Damages sustained by the Indemnified Person after deducting therefrom any amount that such Indemnified Person recovers as proceeds of insurance in respect of such claim, net of any cost of collection, deductible, retroactive premium adjustment, reimbursement obligation or other cost directly related to the insurance claim for such claim.

  Section 10.2. APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVE. Each Holder, by operation of the Merger and by virtue of his receipt of the merger consideration specified in Section 1.5 above, shall be deemed at the Effective Time to have appointed James Cameron and Paul Rogan, and each of them, acting singly, with full power of substitution, the representatives and attorneys-in-fact of such Holder (the "Stockholders' Representatives"), with full power and authority in the name of and for and on behalf of such Holder to:

    (a) execute and deliver on behalf of such Holder the Registration Rights Agreement and on behalf of each Other Holder an Instrument of Adherence; and

    (b) to receive at the Closing and forward promptly to such Holder the stock certificates referred to in Section 1.5 above.

  This power of attorney, and the authority conferred hereby, being coupled with an interest, are irrevocable and shall not be terminable by any act or deed of such Holder, by the death or incapacity of such Holder, by operation of law or otherwise. Notwithstanding the foregoing, this power of attorney shall terminate in the event that the Closing has not taken place within one hundred twenty (120) days after the date hereof.

  Section 10.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise set forth below, the representations and warranties of Equipe and the Founders in this Agreement shall survive the Closing, and any investigation made by PRI, for a period of one year after the Closing Date or, if sooner, until the publication of audited financial statements of PRI for its first fiscal year ending after the Effective Time (the "Survival Period"). The representations and warranties of PRI and Acquisition Corp. shall terminate at the Effective Time. The covenants of any party shall survive the Closing in accordance with their terms.

  Section 10.4. CERTAIN LIMITATIONS. The obligations of the Holders with respect to indemnification pursuant to Section 10.1 above shall be subject to the following limitations:

    (a) no indemnification shall be required to be made hereunder (i) with regard to individual claims for $10,000 or less and (ii) unless the aggregate amount of individual claims of greater than $10,000 for which indemnity is sought exceeds $2,500,000, in which case indemnification shall be provided to the full extent of such claims;

    (b) no claims for indemnity shall be made after the expiration of the Survival Period; and

    (c) the amount of the claims for which indemnification shall be made hereunder by any Holder shall not exceed the product of (i) the Average Price multiplied by (ii) ten percent (10%) of the number of shares of PRI Common received by such Holder pursuant to this Agreement and any Related Company Acquisition Agreement to which such Holder is a party.

                 ARTICLE 11. TERMINATION, AMENDMENT AND WAIVER

  Section 11.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:


    (a) by mutual written consent of Equipe, the Founders and PRI;


    (b) by Equipe or any Founder if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of PRI or Acquisition Corp. such that the condition set forth in Section 9.3.1 would not be satisfied and, if such breach is curable, such breach has not been cured within twenty days after written notice of such breach, or by PRI if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Equipe or any Founder such that the condition set forth in Section 9.2.1 would not be satisfied and, if such breach is curable, such breach has not been cured within twenty days after written notice of such breach;

    (c) by Equipe, any Founder or PRI if the stockholders of Equipe or PRI shall have voted not to approve this Agreement;

    (d) by Equipe, any Founder or PRI if the Closing shall not have been occurred on or before May 31, 1998; provided, however, that the rights to terminate this Agreement under this Section 11.1(d) shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date;

    (e) by Equipe, any Founder or PRI if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated by this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order erected, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity which would make consummation of the transactions contemplated by this Agreement illegal; and

    (f) by Equipe or PRI if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would (i) prohibit PRI's or Equipe's ownership or operation of all or a material portion of the business or assets of Equipe or PRI and its subsidiaries taken as a whole, or compel PRI or Equipe to dispose of or hold separate all or a material portion of the business or assets of Equipe or PRI, as a result of the transactions contemplated by this Agreement or (ii) render PRI, Equipe or any Founder unable to consummate the transactions contemplated by this Agreement.

  Section 11.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by Equipe, PRI or the Founders as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PRI or Equipe or their respective officers or directors or any Founder, except that if such termination results from any material and intentionally fraudulent misrepresentation by a party made herein or an intentional breach by any party of any of its material agreements herein, the other parties shall be entitled to recover from such party all fees and expenses incurred by them incident to their investigation, preparation and carrying out of the transactions contemplated hereby.

  Section 11.3. AMENDMENT. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 11.4. EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by such corporate or other action as shall be appropriate, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE 12. MISCELLANEOUS

  Section 12.1. ARBITRATION.

    12.1.1. Any dispute, controversy or claim arising in connection with this Agreement, including any claim for indemnification pursuant to Section 10.1 of this Agreement, shall be settled by arbitration by a panel of three arbitrators; except that, notwithstanding the foregoing, any dispute, controversy or claim arising in connection with a breach of the confidentiality provisions of this Agreement shall not be subject to arbitration pursuant to this Section 12.1. The arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the rules set forth in this Section 12.1 shall govern such arbitration to the extent they conflict with the rules of the American Arbitration Association.

    12.1.2. Upon written notice by a party to any other party of a request for arbitration hereunder, PRI and the Founders shall each select an arbitrator within thirty days after the date of such notice, and the two arbitrators so selected shall use their best efforts to select a mutually acceptable arbitrator within thirty days after their selection. If the two arbitrators are unable to agree upon a third arbitrator within said thirty-day period, the third arbitrator shall be selected by the American Arbitration Association pursuant to its rules. The arbitration shall be conducted in an expeditious manner, the parties using their best efforts to cause the arbitration to be completed within sixty days after selection of the arbitrator. In the arbitration, there shall be no discovery except as the arbitrators shall permit following a determination by the arbitrators that the party seeking such discovery has substantial demonstrable need. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

    12.1.3. The determination of the arbitrators by majority vote shall be final and binding on the parties. The expense of the arbitration and all expenses incurred by the parties with respect thereto (including reasonable attorneys' fees and fees of experts shall be borne by the party not prevailing in the arbitration, as determined by the arbitrators. Judgment upon the award rendered by the arbitrators may be entered in the U.S. District Court for the District of New York sitting in New York, New York.

  Section 12.2. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed), or by courier service, as follows:

     To PRI:          PRI Automation, Inc.
                      805 Middlesex Turnpike
                      Billerica, Massachusetts 01821-3986
                      Fax: 978-671-9430
                      Attention: President

                      With a copy to:

                      Foley, Hoag & Eliot LLP
                      One Post Office Square
                      Boston, Massachusetts 02109
                      Fax: 617-832-7000
                      Attention: Robert L. Birnbaum, Esq.

     To Equipe:       Equipe Technologies, Inc.
                      733 North Pastoria Avenue
                      Sunnyvale, California 94086
                      Fax: 408-522-0358
                      Attention: President

                      With a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Spear Street Tower
                      One Market
                      San Francisco, California 94105
                      Fax: 415-442-1010
                      Attention: Michael J. Kennedy, Esq.

     To any Founder:  James Cameron and Paul Rogan,
                      as Stockholders' Representatives
                      c/o Equipe Technologies, Inc.
                      733 North Pastoria Avenue
                      Sunnyvale, California 94086
                      Fax: 408-522-0358

                      With a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Spear Street Tower
                      One Market
                      San Francisco, California 94105
                      Fax: 415-442-1010
                      Attention: Michael J. Kennedy, Esq.

or to such other Persons as may be designated in writing by the parties, by a notice given as aforesaid.

  Section 12.3. CONSTRUCTION. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

  Section 12.4. EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, except as otherwise provided.

  Section 12.5. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (c) shall not be assignable by operation of law or otherwise, except to each Founder's heirs upon such Founder's death. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

  Section 12.6. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

  Section 12.7. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

  Section 12.8. JURISDICTION AND VENUE. Each party agrees that the federal courts of the United States shall have the exclusive jurisdiction for any dispute under this Agreement.

  Section 12.9. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

  Section 12.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                     * * *

  In Witness Whereof, the parties have duly executed this Agreement as of the date first above written.

                                          PRI AUTOMATION, INC.

                                                 /s/ Mordechai Wiesler
                                          By: _________________________________
                                            Name: Mordechai Wiesler
                                            Title: Chief Executive Officer

                                          E-ACQUISITION CORP.

                                                 /s/ Mordechai Wiesler
                                          By: _________________________________
                                            Name: Mordechai Wiesler
                                            Title: Chief Executive Officer

                                          EQUIPE TECHNOLOGIES, INC.

                                                 /s/ James Cameron
                                          By: _________________________________
                                            Name: James Cameron
                                            Title: CEO

                                          FOUNDERS:

                                                 /s/ James Cameron
                                          _____________________________________
                                          James Cameron

                                                 /s/ Frantisek Pavlik
                                          _____________________________________
                                          Frantisek Pavlik

                                                 /s/ Paul Rogan
                                          _____________________________________
                                          Paul Rogan

                                                 /s/ Lubomir Skrobak
                                          _____________________________________
                                          Lubomir Skrobak

                                                 /s/ Steven The
                                          _____________________________________
                                          Steven The

                            INSTRUMENT OF ADHERENCE

  Each of the undersigned hereby agrees to be bound by Articles 10 and 12 of the foregoing Agreement and Plan of Reorganization dated October 25, 1997, as fully as if each had been an original signatory thereto.

                                                            *
                                          _____________________________________
                                                      Ralph Cameron

                                                            *
                                          _____________________________________
                                                      Ruth Cameron

                                                            *
                                          _____________________________________
                                                      Patrick Allen

                                                            *
                                          _____________________________________
                                                       John Hoctor


                                                 /s/ James Cameron
                                          By:__________________________________
                                            James Cameron, Attorney-in-fact

                                                 /s/ Paul Rogan
                                          By:__________________________________
                                            Paul Rogan, Attorney-in-fact

                                                                        ANNEX B

MORGAN STANLEY

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000

                                              October 26, 1997

Board of Directors
PRI Automation, Inc.
805 Middlesex Turnpike
Billerica, MA 01821-3986

Members of the Board:

  We understand that Equipe Technologies, Inc. ("Equipe" or the "Company"), certain shareholders of Equipe (the "Founders"), PRI Automation, Inc. ("PRI") and E-Acquisition Corp., a wholly owned subsidiary of PRI ("Acquisition Sub"), intend to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated as of October 24, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Equipe. Pursuant to the Merger, Equipe will become a wholly owned subsidiary of PRI and all the outstanding shares of common stock (the "Equipe Common Stock") of Equipe, other than shares held in treasury, will be converted into 4.088 million shares of common stock, par value $0.01 per share ("PRI Common Stock"), of PRI (the "Equipe Consideration"). We further understand that in two separate, but related, transactions, PRI, the Founders and certain holders of capital stock of the Related Companies (as defined below), intend to enter into Share Purchase Agreements, substantially in the form of the drafts dated October 24, 1997 (the "Related Company Acquisition Agreements" and together with the Merger Agreements, the "Agreements"), which provide, among other things, for the purchase (the "Purchase" and together with the Merger the "Transactions") by PRI of (i) all outstanding shares of capital stock of E-Machine, Inc. ("E-Machine") for 36,000 shares of PRI Common Stock (the "E-Machine Consideration") and (ii) all the outstanding shares of capital stock of Equipe Japan Corporation ("Equipe Japan" and together with E-Machines the "Related Companies") for 240,000 shares of PRI Common Stock (the "Equipe Japan Consideration", and together with the Equipe Consideration and the E-Machine Consideration, the "Consideration"). The terms and conditions of the Transactions are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Consideration to be paid by PRI pursuant to the Agreements is fair from a financial point of view to PRI.

  For purposes of the opinion set forth herein, we have:

   (i) reviewed certain publicly available financial statements and other information of PRI;

   (ii) reviewed certain internal financial statements and other financial and operating data concerning the Equipe and the Related Companies (collectively, the "Company") prepared by the management of the Company;

   (iii) analyzed certain financial projections prepared by the management of the Company;

   (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of Equipe;

   (v) discussed certain internal financial statements and other financial operating data concerning PRI prepared by the management of PRI;

   (vi) discussed certain financial projections prepared by the management of PRI;

                                                                 MORGAN STANLEY

   (vii) discussed the past and current operations and financial condition and the prospects of PRI with senior executives of PRI, and analyzed the pro forma impact of the Merger on PRI's earnings per share;

   (viii) compared the financial performance of the Company with that of certain other comparable publicly-traded companies;

   (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

   (x) reviewed and discussed with the senior managements of PRI and Equipe the strategic rationale for the Merger and certain alternatives to the Transactions;

   (xi) participated in discussions and negotiations among representatives of the Company and PRI and their financial and legal advisors;

   (xii)  reviewed the Agreements and certain related documents; and

   (xiii) considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and PRI. We have relied upon the assessment by the managements of the Company and PRI of their ability to retain key employees of both the Company and PRI. We have also relied upon, without independent verification, the assessment by the managements of the Company and PRI of the Company's and PRI's technologies and products, the timing and risks associated with the integration of the Company and PRI, and the validity of, and risks associated with the Company's and PRI's existing and future products and technologies. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or PRI, nor have we been furnished with any such appraisals. We have assumed that collectively the Transactions will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. generally accepted accounting principles and will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986. We have assumed that the Transactions will be consummated in accordance with terms set forth in the Agreements. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of PRI in connection with this transaction and will receive a fee for our services.

  It is understood that this letter is for the information of the Board of Directors of PRI and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by PRI with the Securities and Exchange Commission with respect to the transactions contemplated by the Agreements. In addition, we express no opinion or recommendations as to the allocation of the Consideration among the Transactions pursuant to the Agreements or as to how the shareholders of PRI should vote at the shareholders' meeting held in connection with the Transactions.

  Based on the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by PRI pursuant to the Agreements is fair from a financial point of view to PRI.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                                  /s/ Cordell G. Spencer
                                          By: _________________________________
                                              Cordell G. Spencer
                                              Principal

                                                                        ANNEX C

                     FORM OF REGISTRATION RIGHTS AGREEMENT

  This Registration Rights Agreement dated as of                (this
"Agreement") is entered into among PRI Automation, Inc., a Massachusetts corporation ("PRI"), James Cameron, Paul Rogan, Frantisek Pavlik, Lubomir Skrobak and Steven The (collectively, the "Founders") and Ralph Cameron, Ruth Cameron, Patrick Allen, John Hoctor, Mario Plascencia, Masahiro Kadowaki, Hideo Ukai, Mikinori Yasuda and Hidetsugu Yokoi (collectively, together with the Founders, the "Initial Holders"), and any of their respective (a) successors-in-interest, (b) family members, trusts wholly or principally for the benefit of family members and affiliates to whom an Initial Holder or its successor-in-interest transfers any of the Registrable Securities (as defined in Section 1) initially issued to such Initial Holder, and (c) any other person or persons to whom an Initial Holder transfers all or substantially all of the Registrable Securities initially issued to such Initial Holder, which family member, trust, affiliate or person described in clause (b) or (c) is registered on the books of PRI (together with the Initial Holders, such successors-in-interest, family members, trusts, affiliates and other persons are hereinafter sometimes referred to as the "Holders").

                                   RECITALS

  This Agreement is made pursuant to the Agreement and Plan of Reorganization dated as of October 25, 1997 (the "Reorganization Agreement") among PRI, E-Acquisition Corp., Equipe Technologies, Inc. ("Equipe") and the Founders, and those certain Related Company Acquisition Agreements (as defined in the Reorganization Agreement) among PRI, the Founders and certain of the other Initial Holders, pursuant to which agreements, among other things, (a) E-Acquisition Corp. is merging with and into Equipe (the "Merger"), with Equipe being the surviving corporation and thereby becoming a wholly owned subsidiary of PRI, (b) PRI is acquiring all the outstanding capital stock of the Related Companies (as defined in the Reorganization Agreement) and (c) PRI is issuing shares (the "Shares") of its common stock, $.01 par value ("PRI Common"), to the Initial Holders, which will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). In order to induce the Founders and Equipe to enter into the Reorganization Agreement, certain of the Initial Holders to enter into the Related Company Acquisition Agreements and the Founders and other stockholders of Equipe to vote in favor of the Merger, PRI has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

  Now, Therefore, PRI and the Initial Holders hereby agree as follows:

  1. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Shares and any other securities issued by PRI in exchange for any of the Shares (collectively the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). Notwithstanding the foregoing:

    (a) For the purposes of this Agreement, a security that is a Registrable Security shall cease to be a Registrable Security when (i) such security has been effectively registered under the Securities Act and has been disposed of pursuant to such registration statement, (ii) such security has been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such security has been otherwise transferred and (A) PRI has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (B) in the opinion of counsel to PRI, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act.

    (b) In addition, all Registrable Securities held by any Founder and any other Holder who acquired such securities directly or indirectly from that Founder (such Founder and Holders may collectively hereinafter be referred to as a "Founder Group") shall cease to be Registrable Securities at such time as the aggregate amount of otherwise Registrable Securities held by such Founder Group constitutes less than the Minimum Percentage (as defined below) of the Registrable Securities initially held by such Founder immediately following the Merger (the "Initial Registrable Securities").

    (c) With respect to any Founder Group, the Minimum Percentage shall mean
  (i) until the first anniversary of the consummation of the Merger (the "First Anniversary") and thereafter until the Closing of the first Demand Registration, if any, effected pursuant to Section 3 below (the "First Demand Registration"), 75%; and (ii) after the First Demand Registration and until the second anniversary of the consummation of the Merger (the "Second Anniversary"), 75% less the percentage that (A) the aggregate number of Registrable Securities that have been included by the Founder Group in any Demand Registration, other than a Demand Shelf Registration (as defined below), bears to (B) the number of Initial Registrable Securities that were originally issued to the respective Founder; provided that (iii) in no event shall the Minimum Percentage be less than 50%.

  2. PIGGYBACK REGISTRATION. At any time prior to the Second Anniversary, whenever PRI proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of PRI Common for cash sale by PRI for its own account or by any of PRI's securityholders, PRI shall give written notice (the "Offering Notice") of such proposed filing to each of the Holders at least thirty days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing, which request for registration (each, a "Piggyback Registration") must be received by PRI within fifteen days after the Offering Notice is given. PRI shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the shares of PRI Common included therein; provided, that in no event shall the aggregate number of Registrable Securities to be included for the account of the members of any Founder Group in all such Piggyback Registrations effected prior to the First Anniversary constitute more than 25% of the number of Initial Registrable Securities originally issued to the respective Founder.

  3. DEMAND REGISTRATION.

  (a) As soon as practicable following receipt by PRI of a written request (a "Registration Request") from Founders who, with their affiliated Founder Groups, hold a majority of the Registrable Shares then held by all the Founder Groups (the "Requesting Founders"), and subject to the limitations set forth below, PRI will file a registration statement on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a firm commitment underwritten basis that includes such number of Registrable Securities as the Requesting Founders may request to be included for sale for the account of the Holders (a "Demand Registration"). The managing underwriter or underwriters of any offering pursuant to such a Demand Registration shall be selected by PRI in its sole discretion.

  (b) PRI shall not be obliged to file a registration statement with respect to any Demand Registration after the Second Anniversary nor, except as set forth in paragraph (c) below, prior to the First Anniversary. Except as provided in such paragraph (c), PRI shall not be obliged to file a registration statement with respect to any Demand Registration unless Registrable Securities having a market value of at least $5,000,000 are requested to be included in such Demand Registration. In addition, PRI shall not be obliged to file any Demand Registration during the 180-day period following the effective date of the most recent registration statement filed by PRI in which Registrable Securities have been included for the account of one or more Holders.

  (c) Notwithstanding the foregoing, if (i) PRI shall not by the 90th day following the Closing of the Merger have filed a registration statement with respect to an underwritten offering of PRI Common (the "1998 Offering"), or if such registration statement shall not have become effective within 45 days (or, if such registration statement shall not be reviewed by the Securities and Exchange Commission (the "Commission"), 15 days) after such filing, or, if later, by the date on which PRI first publishes financial results including at least

30 days of post-merger combined operation of PRI and Equipe, or (ii) such registration statement shall have become effective by such date, but the aggregate number of Registrable Securities included therein and in any other Piggyback Registrations, if any, effected prior to the First Anniversary shall have constituted less than (A) 25% of the aggregate Initial Registrable Securities or (B) if less, all of the Registrable Securities that were requested pursuant to Section 3 to be included in such offerings for the account of the Holders, then in such event PRI will file a registration statement on Form S-3 for an offering to be made on a delayed or continuous basis (a "Demand Shelf Registration") pursuant to Rule 415, or any successor rule, promulgated by the Commission covering that number of Registrable Shares to be held for the accounts of the Holders as is equal to (x) 25% of the Initial Registrable Securities, less (y) the aggregate amount of Registrable Securities sold for the accounts of the Holders prior to the First Anniversary pursuant to the 1998 Offering and any subsequent Piggyback Registration. (References herein to a "Demand Registration" shall be deemed, except where the context does not permit, to include any Demand Shelf Registration.) PRI will use its best efforts to cause such Demand Shelf Registration to become effective and to remain effective until the First Anniversary or, if sooner, until all the securities registered thereunder have been sold.

  (d) The number of Registrable Securities included in any Demand Registration shall be allocated pro rata among the Holders on the basis of the total number of Registrable Securities held by each Holder; provided, that if any Holder shall notify PRI in writing that he wishes to include in such Demand Registration less than his pro rata share of the Registrable Securities, the number of Registrable Securities not so included may be allocated pro rata to the remaining Holders.

  4. REGISTRATION PROCEDURES.

  4.1. REGISTRATION BY PRI. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Sections 2 or 3 hereof, PRI shall use its best efforts to effect the registration of Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable and, in connection with any such request, PRI shall as expeditiously as possible:

    (a) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

    (b) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that PRI shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of PRI determines in good faith to be contrary to the best interest of PRI and its stockholders;

    (c) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of PRI to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

    (d) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that prior to the filing of such supplement or amendment, PRI will furnish copies thereof to the Holders, any underwriters and counsel for the Holders and will not file such supplement or amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld;

    (e) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

    (f) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of PRI (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause PRI's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that PRI determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is, in the reasonable judgment of any Inspector, necessary to avoid or correct a misstatement or omission of a material fact in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such seller or underwriter, which counsel shall be reasonably acceptable to PRI) pursuant to applicable state or federal law. Each seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to PRI and allow PRI, at PRI's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

    (g) if such sale is pursuant to an underwritten offering, use reasonable efforts to obtain a "cold comfort" letter and legal opinion and updates thereof from PRI's independent public accountants and counsel, in customary form and covering such matters of the type customarily covered by such "cold comfort" letters and opinions as the managing underwriter or underwriters reasonably request;

    (h) otherwise use best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

    (i) use its best efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by PRI are then listed, provided that the applicable listing requirements are satisfied.

  4.2. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. PRI may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to PRI such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement. Each Holder agrees that, at the reasonable request of the managing underwriter or underwriters of any offering made pursuant hereto, such Holder will enter into an agreement (a "lock-up agreement") not to effect any public distribution or sale of PRI Common during such period following such Offering and upon such terms as are not less favorable to the Holder than the terms of the lock-up agreements agreed to by PRI with such managing underwriter or underwriters with respect to itself and by each officer or director of PRI who beneficially owns 1% or more of the outstanding PRI Common.

  4.3. UNDERWRITERS' CUTBACK. Anything to the contrary in Sections 2 and 3 notwithstanding, if the managing underwriter or underwriters of a proposed underwritten offering advise PRI in writing that in its or their opinion a limitation on the number of Registrable Securities proposed to be sold in such offering is necessary to effect an orderly public distribution of, and to maintain a stable market for, the PRI Common, then in such event the number of Registrable Securities sold in such Offering shall be limited as necessary in order to effect an orderly public distribution of, and to maintain a stable market for, the PRI Common. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders and the number of shares of PRI Common, if any, offered for the account of officers and directors of PRI other than the Holders and other persons, if any, entitled by contract to include PRI Common in such registration (collectively, "Other Holders") shall be reduced pro rata on the basis of the relative number of Registrable Securities or PRI Common, as the case may be, requested by each such Holder and Other Holder to be included in such registration, to the extent necessary to reduce the total number of Registrable Securities and PRI Common to be included in such offering for the account of such Holders and Other Holders to the number recommended by such managing underwriter or underwriters.

  4.4. AMENDMENTS AND SUPPLEMENTS TO PROSPECTUS. Each Holder agrees that, upon receipt of any notice from PRI of the happening of any event of the kind described in Section 4.1(d), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(d) and, if so directed by PRI, such Holder shall deliver to PRI (at PRI's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If PRI shall give any such notice, PRI shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(d) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1(d). Notwithstanding anything to the contrary set forth above in this paragraph, PRI agrees that it may not require the Holders of Registrable Securities to discontinue disposition of Registrable Securities for purposes of effecting a public offering of any securities of PRI by any of its securityholders (other than an offering made pursuant to a registration on Form S-8).

  4.5. DEFERRAL OF FILING, AMENDMENT OR SUPPLEMENTATION OF REGISTRATION STATEMENT. If PRI shall furnish to the Holders a certificate signed by the Chief Financial Officer of PRI stating that in the good faith judgment of the Board of Directors of PRI it would be significantly disadvantageous to PRI and its stockholders for any such registration statement to be filed, amended or supplemented because PRI would be required to disclose in such registration statement, either directly or through incorporation by reference, non-public information that it would not otherwise be obligated to disclose at such time, then in such event, but no more than twice in any 365-day period, PRI may defer the filing, amending or supplementing of such registration statement for not more than 45 days and in the case of a Demand Shelf Registration, the Holders shall be required to discontinue disposition of any Registrable Securities covered by such registration statement during such period.

  5. EXPENSES. PRI shall pay all expenses incident to its performance of or compliance with this Agreement, regardless of whether such registration becomes effective, including (a) all Commission, stock exchange or market registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses,
(d) all fees and disbursements of PRI's independent public accountants and counsel and (e) all fees and expenses of any special experts retained by PRI in connection with any registration pursuant to the terms of this Agreement; provided, however, that the Holders shall be liable for (i) any fees or commissions of brokers, dealers or underwriters, (ii) any transfer taxes and
(iii) any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Holders in connection with any registration pursuant to the terms of this Agreement.

  6. INDEMNIFICATION; CONTRIBUTION.

  6.1. INDEMNIFICATION BY PRI. PRI agrees to indemnify, to the fullest extent permitted by law, each Holder and each person, if any, who controls such Holder (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to PRI by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any supplements thereto after PRI has furnished such Holder with a sufficient number of copies of the same or by the delivery of prospectuses by such Holder after PRI notified such Holder in writing to discontinue delivery of prospectuses. PRI also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

  6.2. INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to PRI in writing such information and affidavits with respect to such Holder as PRI reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, PRI, its officers, directors and agents and each person, if any, who controls PRI (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or improperly omitted from, as the case may be, any information or affidavit with respect to such Holder so furnished in writing by such Holder; provided, however, that each such Holder's obligation hereunder shall be limited to the amount of the net proceeds received by such Holder for its Registrable Securities sold in such registration. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of PRI.

  6.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this
Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnifying party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses incurred thereafter except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; provided, further, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

  6.4. CONTRIBUTION. If the indemnification provided for in this Section 6 from the indemnifying party is held unenforceable, although otherwise applicable in accordance with its terms, in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is held unenforceable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and indemnified parties, on the other, in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, no Holder will be required to contribute any amount in excess of the amount of net proceeds received by such Holder for its Registrable Securities sold pursuant to the registration statement.

  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall by entitled to contribution from any person.

  If indemnification is available under this Section 6 and not held unenforceable, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6.1 and 6.2 hereof without regard to the relative fault of said indemnifying parties or indemnified party.

  7. RULE 144. PRI covenants that it shall use its best efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder if and when PRI becomes obligated to file such reports, and it shall, if feasible, take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder, PRI shall deliver to such Holder a written statement as to whether it has complied with such requirements.

  8. MISCELLANEOUS.

  8.1. REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. PRI agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

  8.2. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless PRI has obtained the written consent of the Holders that own, in the aggregate, at least a majority of the Registrable Securities then outstanding.

  8.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed), or by overnight courier service, as follows:

    To PRI:           PRI Automation, Inc.
                      805 Middlesex Turnpike
                      Billerica, Massachusetts 01821
                      Fax: (978) 671-9430
                      Attention: Chief Financial Officer

                      With a copy to:

                      Foley, Hoag & Eliot LLP
                      One Post Office Square
                      Boston, Massachusetts 02109
                      Fax: (617) 832-7000
                      Attention: Robert L. Birnbaum, Esq.

    To any Holder:    James Cameron
                      Paul Rogan
                      c/o Equipe Technologies, Inc.
                      733 North Pastoria Avenue
                      Sunnyvale, California 94086
                      Fax: (408) 522-0358

                      With a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Spear Street Tower
                      One Market
                      San Francisco, California 94105
                      Fax: (415) 442-1010
                      Attention: Michael J. Kennedy, Esq.

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

  All such notices, requests, instructions and other documents shall be deemed delivered (i) upon receipt if personally delivered, (ii) on the next day following transmittal if sent by facsimile, (iii) one day after delivery to an overnight courier service for next day delivery if sent by overnight courier, or (iv) three days after mailing if sent by certified mail, postage prepaid.

  8.4. CONSTRUCTION. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

  8.5. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Holders and the successors and assigns of PRI.

  8.6. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (iii) shall not be assignable by operation of law or otherwise except to each Stockholder's heirs upon such Stockholder's death. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

  8.7. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

  8.8. GOVERNING LAW. This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

  8.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                     * * *

  In Witness Whereof, the parties have duly executed this Agreement as of the date first above written.

                                          PRI Automation, Inc.

                                          By: _________________________________

                                          Initial Holders

                                                            *
                                          -------------------------------------
                                          PATRICK ALLEN

                                          -------------------------------------
                                          JAMES CAMERON

                                          -------------------------------------
                                          RALPH CAMERON

                                          -------------------------------------
                                          RUTH CAMERON

                                                            *
                                          -------------------------------------
                                          JOHN HOCTOR

                                                            *
                                          -------------------------------------
                                          MASAHIRO KADOWAKI

                                          -------------------------------------
                                          FRANTISEK PAVLIK

                                                            *
                                          -------------------------------------
                                          MARIO PLASCENCIA

                                          -------------------------------------
                                          PAUL ROGAN

                                          -------------------------------------
                                          LUBOMIR SKROBAK

                                          -------------------------------------
                                          STEVEN THE

                                                            *
                                          -------------------------------------
                                          HIDEO UKAI

                                                            *
                                          -------------------------------------
                                          MIKINORI YASUDA

                                                            *
                                          -------------------------------------
                                          HIDETSUGU YOKOI

                                          *By: ________________________________
                                             JAMES CAMERON, ATTORNEY-IN-FACT

                                             ----------------------------------
                                             PAUL ROGAN, ATTORNEY-IN-FACT

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  PRI hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act:

  1. PRI's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended;

  2. PRI's Quarterly Report on Form 10-Q for the quarter ended December 29,
     1996;

  3. PRI's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997;

  4. PRI's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997;

  5. PRI's Current Report on Form 8-K dated April 23, 1997;

  6. PRI's Current Report on Form 8-K dated November 10, 1997, as amended on December 12, 1997; and

  7. All other reports and other documents filed by PRI pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996.

  In addition, all reports and other documents filed by PRI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such reports and documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT PRI HAS FILED WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO: PRI AUTOMATION, INC., 805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS 01821-3986 (TELEPHONE
NO.: (978) 670-4270), ATTENTION: CLERK. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BEFORE JANUARY 9, 1998.

                             PRI AUTOMATION, INC.

          805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS 01821-3986

   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 16, 1998

The undersigned hereby constitutes and appoints Mordechai Wiesler, Mitchell G. Tyson and Stephen D. Allison, and each of them acting singly, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of PRI Automation, Inc., a Massachusetts corporation ("PRI"), held of record by the undersigned at the close of business on December 9, 1997, at the Special Meeting of Stockholders of PRI to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts on January 16, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRI. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN
      ---
CONNECTION WITH THE ACQUISITION OF EQUIPE TECHNOLOGIES, INC. AND RELATED CORPORATIONS, FOR THE PROPOSAL TO AMEND PRI'S AMENDED AND RESTATED ARTICLES OF
              ---
ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND OTHERWISE IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. A stockholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement relating thereto, and hereby revoke(s) any proxy heretofore given. This proxy may be revoked at any time before it is exercised.

  -----------------------------------------------------------------------

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


 Please sign this proxy exactly as your name(s) appear(s) on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.


HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?


------------------------------        ------------------------------

------------------------------        ------------------------------

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

--------------------------------
       PRI AUTOMATION, INC.        1. Proposal to approve the issuance of
--------------------------------      shares of Common Stock pursuant to (i)
                                      the Agreement and Plan of Reorganization dated as of October 25, 1997 among PRI, E-Acquisition Corp., Equipe
                                      Technologies, Inc. and certain
                                      stockholders of Equipe Technologies,
                                      Inc.; (ii) the Stock Purchase Agreement
                                      dated as of October 25, 1997 among PRI
                                      and the stockholders of E-Machine, Inc., and (iii) the Stock Purchase Agreement dated as of October 25, 1997 among PRI and the stockholders of Equipe Japan
                                      Corporation.

RECORD DATE SHARES:

                                          FOR    AGAINST     ABSTAIN
                                           [_]       [_]         [_]

                                   2. Proposal to amend PRI's Amended and
                                      Restated Articles of Organization to
                                      increase the number of authorized shares of Common Stock from 24,000,000 to 50,000,000 shares.

                                          FOR    AGAINST     ABSTAIN
                                           [_]       [_]         [_]

Please be sure to sign
and date this Proxy.    Date:             Mark box at right if an address
                                          change or comment has been noted on
                                          the reverse side of this card

----------------------- ------------------
  Stockholder sign here Co-Owner sign here                               [_]

                                          Mark box at right if you plan to
                                          attend the Special Meeting.
                                                                         [_]

          DETACH CARD                               DETACH CARD

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

PRI Automation, Inc.:

  We have audited the accompanying consolidated balance sheets of PRI Automation, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PRI Automation, Inc. as of September 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.


                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

November 6, 1996